Exhibit 10.7

EXECUTION VERSION

$200,000,000

LOAN AND SECURITY AGREEMENT

by and among

SPPCF FACILITY SERVICES, LLC,

(Collateral Manager)

ROBINS BROOK SPPCF HOLDINGS, LLC,

(Borrower)

SILVER POINT PRIVATE CREDIT FUND,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

WESTERN ALLIANCE TRUST COMPANY, N.A.,

(Collateral Agent)

and

WESTERN ALLIANCE TRUST COMPANY, N.A.,

(Collateral Custodian)

Dated as of July 10, 2025

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	60
Section 1.3	Computation of Time Periods	60
Section 1.4	Interpretation	60

ARTICLE II

THE ADVANCES

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1	Conditions to Closing	89
Section 3.2	Conditions Precedent to All Advances and Acquisitions of Loans	92
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments	94

-i-

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

ARTICLE V

GENERAL COVENANTS

ARTICLE VI

COLLATERAL ADMINISTRATION

-ii-

ARTICLE VII

THE COLLATERAL AGENT

ARTICLE VIII

SECURITY INTEREST

Section 8.1	Grant of Security Interest	148
Section 8.2	Release of Lien on Collateral	149

ARTICLE IX

EVENTS OF DEFAULT

ARTICLE X

INDEMNIFICATION

Section 10.1	Indemnities by the Borrower	157
Section 10.2	Indemnities by the Collateral Manager	160

-iii-

ARTICLE XI

THE ADMINISTRATIVE AGENT

ARTICLE XII

MISCELLANEOUS

ARTICLE XIII

THE COLLATERAL CUSTODIAN

-iv-

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	Form of Officer’s Certificate as to Solvency
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Release of Underlying Instruments
EXHIBIT E	[Reserved]
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Section 2.13 Certificate
EXHIBIT H	Form of Certificate of Required Loan Documents
EXHIBIT I	Form of Loan Checklist
EXHIBIT J	Form of Liquidity Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Loan Schedule
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	Authorized Persons
SCHEDULE V	Closing Date Participation Interests

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments
ANNEX C	Facility Amount/Eligible Loan Table

-v-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of July 10, 2025, by and among:

(1) SPPCF FACILITY SERVICES, LLC, a Delaware limited liability company, as Collateral Manager (the “Collateral Manager”);

(2) ROBINS BROOK SPPCF HOLDINGS, LLC, a Delaware limited liability company, as a borrower (“Borrower”);

(3) SILVER POINT PRIVATE CREDIT FUND, a Maryland statutory trust, as an equityholder (“Equityholder”);

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender,” collectively, the “Lenders”);

(5) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”);

(6) WESTERN ALLIANCE TRUST COMPANY, N.A., a national banking association, not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”); and

(7) WESTERN ALLIANCE TRUST COMPANY, N.A., a national banking association, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Advances (each as defined below) from time to time prior to the Reinvestment Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below); and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“ABL Facility”: A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in corporate loans, accounts receivable, inventory, machinery or equipment, where such collateral security consists of assets generated or acquired by the related Obligor in its business, and where the amount available for the related Obligor to borrow is determined based upon the aggregate borrowing base availability determined by applying specific advance rates to the value of the underlying collateral thereunder, and such availability is calculated no less frequently than on a monthly basis.

“Account”: Any of the Canadian Dollar Account, the Collateral Account, the Euro Account, the GBP Account, the Pass-Through Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan (without default) instead of being paid on each scheduled interest payment date therefor.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date (or, in the case of the final Accrual Period, to and including the Collection Date).

“Adjusted Borrowing Value”: For any Eligible Loan, on any date of determination, an amount equal to the Assigned Value for such Eligible Loan on such date multiplied by the Outstanding Balance of such Loan; provided that, the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero.

“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, expenses and indemnification payments (other than such amounts specified in Section 2.7(a)(1), (a)(2), (a)(3), (a)(4) and (a)(9), Section 2.7(b)(1), (b)(2), (b)(3), (b)(4) and (b)(9) and Section 2 .8(1), (2), (3) and (7)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, if such Advances and repayments are denominated in an Alternative Currency, Advances Outstanding shall be measured in respect of the equivalent in Dollars of such amounts, determined by the Administrative Agent using the Spot Rate.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Affected Party”: The Administrative Agent, the Lenders and each of their respective assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agented Loan”: Any Loan as to which a Person (other than the Borrower) acts as agent on behalf of each lender that is at any time party to the related Underlying Instruments.

“Aggregate Borrowing Base”: As of any Measurement Date, an amount equal to the least of:

(a) the sum of (i) the sum of the products, for each Eligible Loan (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in any of the Canadian Dollar Account, the Euro Account or the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iii) the Aggregate Unfunded Exposure Required Amount Shortfall (converted into Dollars using the Applicable Exchange Rate, if applicable);

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loans (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (ii) the Minimum Required Equity Amount plus (iii) the amount on deposit in any of the Principal Collection Account or the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iv) the Aggregate Unfunded Exposure Required Amount Shortfall (converted into Dollars using the Applicable Exchange Rate, if applicable); and

(c) (i) the Facility Amount, minus (ii) the greater of (x) zero and (y) the Aggregate Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) minus the amounts on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account (in each case, converted into Dollars using the Applicable Exchange Rate, if applicable).

“Aggregate Unfunded Exposure Amount”: The sum of each Applicable Unfunded Exposure Amount.

“Aggregate Unfunded Exposure Required Amount”: The sum of each Applicable Unfunded Exposure Required Amount.

“Aggregate Unfunded Exposure Required Amount Shortfall”: The sum of each Applicable Unfunded Exposure Required Amount Shortfall.

“Agreement”: The meaning specified in the Preamble.

“Alternative Currency”: Each Available Currency other than Dollars.

“Alternative Currency Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws”: Applicable Law in any jurisdiction in which the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”: With respect to any Available Currency on any date of determination (x) for an actual currency exchange, the applicable currency- applicable currency spot rate obtained by the Collateral Agent through its FX desk at the time of such exchange, obtained upon the written direction of the Collateral Manager or (y) for all other purposes, the applicable currency-applicable currency spot rate appearing on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, if applicable, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“ Applicable Percentage”: (i) In the case of a Broadly Syndicated Loan, 72.5%, (ii) in the case of a First Lien Middle Market Loan, 67.5%, (iii) in the case of a Recurring Revenue Loan, 55.0%, (iv) in the case of a First Lien Last Out Loan, 45.0% and (v) in the case of a Second Lien Loan, 35.0%.

“Applicable Prime Rate”: With respect to any Loan, the prime or base rate applicable to such Loan pursuant to the Underlying Instruments for such Loan.

“Applicable Reference Rate”: (a) With respect to any Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, Term CORRA for the applicable Interest Period, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA or (d) with respect to any Advances denominated in Euros, EURIBOR for the applicable Interest Period.

“ Applicable Spread”: A rate per annum equal to 2.05%; provided that, after the occurrence and during the continuance of an Event of Default, the Applicable Spread will be increased by 2.00% per annum.

“Applicable Unfunded Exposure Amount”: As of any date of determination and with respect to Loans denominated in any Available Currency, an amount equal to the excess, if any, of, for each Loan denominated in such Available Currency, (i) the aggregate amount (without duplication) of all Exposure Amounts with respect to Loans denominated in such Available Currency over (ii) (x) the amount on deposit in the Unfunded Exposure Account (with respect to Loans denominated in Dollars) or (y) the amount of Unfunded Exposure Collections on deposit in the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable (in the case of Loans denominated in an Alternative Currency).

“Applicable Unfunded Exposure Required Amount”: As of any date of determination and with respect to Loans denominated in any Available Currency, an amount expressed in such Available Currency equal to the aggregate sum of, for each Loan denominated such Available Currency that is a Delayed Draw Loan or a Revolving Loan, (a) the Exposure Amount of such Loan minus (b) the product of (i) the Assigned Value of such Loan, (ii) the Exposure Amount of such Loan and (iii) the Applicable Percentage for such Loan.

“Applicable Unfunded Exposure Required Amount Shortfall”: On any date of determination and with respect to Loans denominated in any Available Currency, an amount expressed in such Available Currency equal to the greater of (i) zero and (ii) the excess of, for each Loan denominated in such Available Currency, (a) the aggregate of all Applicable Unfunded Exposure Required Amounts with respect to Loans denominated in such Available Currency minus (b) (x) the amount on deposit in the Unfunded Exposure Account (in the case of Loans denominated in Dollars) or (y) the amount of Unfunded Exposure Collections on deposit in the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable (in the case of Loans denominated in an Alternative Currency).

“Approval Notice”: An approval notice substantially in the form of Exhibit A-5 hereto.

“Approved Jurisdictions”: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Republic of Ireland, Luxembourg, the Netherlands, Norway, Sweden, Switzerland, the United Kingdom and the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan, the lower of (i) the Purchase Price of such Loan or (ii) the value of such Loan as determined by the Administrative Agent in its sole discretion as of the related Cut-Off Date, in each case as indicated in the Approval Notice for the relevant Loan, subject to the following terms:

(a) If an Assigned Value Adjustment Event of the type described in clauses (a) through (g) of the definition thereof with respect to such Loan occurs, “Assigned Value” may be amended at any time thereafter by the Administrative Agent, in its sole discretion.

(b) Solely with respect to the occurrence of an Assigned Value Adjustment Event of the type described in clause (f) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than such value that would result in the Facility Attachment Ratio for such Loan (based upon such Loan’s Net Senior Leverage Ratio) being lower than the “Minimum Facility Attachment Ratio” specified therefore in accordance with the grid below; provided, further, that, for the avoidance of doubt, the below grids shall not be applicable to Recurring Revenue Loans:

Broadly Syndicated Loans and First Lien Middle Market Loans
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x
Greater than or equal to 4.25 and less than 5.00x	2.80x
Greater than or equal to 5.00 and less than 6.00x	2.70x
Greater than or equal to 6.00 and less than 7.00x	2.60x
Greater than or equal to 7.00 and less than 8.00x	2.40x
Greater than or equal to 8.00x	0.00x
First Lien Last Out Loans
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the Cut-Off Date of such Loan
Greater than or equal to 5.00 and less than 6.00x	Facility Attachment Ratio as of the Cut-Off Date of such Loan less 0.25x
Greater than or equal to 6.00 and less than 7.00x	Facility Attachment Ratio as of the Cut- Off Date of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x
Second Lien Loans
Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the Cut-Off Date of such Loan
Greater than or equal to 5.00 and less than 6.00x	Facility Attachment Ratio as of the Cut-Off Date of such Loan less 0.25x
Greater than or equal to 6.00 and less than 7.00x	Facility Attachment Ratio as of the Cut-Off Date of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x
Designated Loans
Net Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	Lesser of (x) the Facility Attachment Ratio as of the Cut-Off Date of such Loan and (y) 2.00x
Greater than or equal to 6.00x	0.00x

(c) Following the occurrence of an Assigned Value Adjustment Event, if such Loan is a Broadly Syndicated Loan (subject to meeting the criteria in the definition therein at the time of such revaluation solely for this clause), the Assigned Value shall not be less than:

(i) the value (expressed as a percentage of par) assigned to such Loan through bid-side quotes determined by any two of LoanX Mark It Partners, Loan Pricing Corporation or another nationally recognized pricing service or broker-dealer selected by the Collateral Manager and approved in writing by the Administrative Agent;

(ii) if the Administrative Agent, in its reasonable discretion, determines that the value assigned by clause (i) is not current, accurate or available, or does not represent a bona fide trading level, the value for such Loan (expressed as a percentage of par) shall be the average of the bid-side quotes determined by three independent broker-dealers active in the trading of such loan; or (A) if only two such bid-side quotes can be obtained, the average of the bid-side quotes of such two bids; or (B) if only one such bid-side quote can be obtained, such bid-side quote; provided that, if the Administrative Agent determines that any such quote is not current or accurate or does not represent a bona fide trading level, the Administrative Agent may reject such quote;

(iii) if no price can be arrived at by the means described above in clauses (i) and (ii) above, the value for such Loan (expressed as a percentage of par) shall be the price provided by the Borrower in a bona fide bid in writing (via standard emails sent by broker-dealers engaged in trading such loans) from a dealer; and

(iv) if no price can be arrived at by the means described above in clauses (i), (ii) and (iii) above, the Assigned Value will be determined by the Administrative Agent in its sole and reasonable discretion.

(d) On any Business Day, the Borrower may request that the Administrative Agent reevaluate the Assigned Value of any Loan; provided that such Assigned Value may be adjusted by the Administrative Agent in its sole discretion to the lesser of (i) the revised Assigned Value (not to be less than the existing Assigned Value), (ii) if the Loan is subject to an ongoing Assigned Value Adjustment Event, the initial Assigned Value provided by the Administrative Agent on the Cut-Off Date or (iii) 100%; provided that, any such increase in the Assigned Value may be conditioned upon a reset of the Original Cash Interest Coverage Ratio, the Original Net Senior Leverage Ratio, the Recurring Revenue Loan Gross Leverage Ratio or the Original Net Total Leverage Ratio, as applicable, for such Loan, if so communicated by the Administrative Agent to the Borrower promptly upon receipt of the relevant Borrower’s request that the Administrative Agent reevaluate the Assigned Value of such Loan.

(e) At the time of approval of each Loan, the Administrative Agent in its sole discretion will designate any applicable Loan as a “Designated Loan” for purposes of determining the Assigned Value of such Loan in reference to the Minimum Facility Attachment Ratios set forth in this definition of “Assigned Value”.

Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Agent and all other Lenders pursuant to an Assigned Value Notice.

“Assigned Value Adjustment Event”: With respect to any Eligible Loan, each occurrence of any one or more of the following events after the related Cut-Off Date:

(a) an Obligor payment default in the payment of principal or interest under such Loan and such default continues for at least five (5) consecutive Business Days;

(b) the occurrence of an Insolvency Event with respect to the related Obligor;

(c) (A) the Collateral Manager determines in accordance with the Collateral Manager Standard that such Eligible Loan is on non-accrual status or not collectable or (B) any or all of the principal amount due under such Loan is reduced or forgiven;

(d) the failure to deliver a “loan level” financial reporting package no later than fifty (50) days after the end of each month (to the extent monthly reporting is required by the underlying loan documents), seventy (70) days after the end of each quarter or one hundred and fifty (150) days after the end of each fiscal year; except that, if the Underlying Instruments provide for a longer period for providing such financial reporting package after the end of any month, quarter or fiscal year, and such longer period is communicated to and approved by the Administrative Agent prior to the acquisition of such loan by the Borrower, the number of days indicated in this clause (d) shall continue until the end of such longer period; provided, further that, with respect to any annual reporting package, such longer period shall not exceed 180 days after the end of any such fiscal year.

(e) other than with respect to any Recurring Revenue Loan, the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) less than 85% of the Original Cash Interest Coverage Ratio (or, if applicable, the Cash Interest Coverage Ratio as of the related Recurring Revenue Reclassification Date) and (ii) less than 1.50 to 1.00; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Cash Interest Coverage Ratio for any Loan as determined on the applicable Cut-Off Date;

(f) other than with respect to any Recurring Revenue Loan, (x) the Net Senior Leverage Ratio (or, with respect to any Second Lien Loan, the Net Total Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan is both (i) greater than 0.75x higher than such ratio as calculated on the applicable Cut-Off Date and (ii) greater than 3.50 to 1.00; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Net Senior Leverage Ratio (or, with respect to any Second Lien Loan, the Net Total Leverage Ratio) for any Loan as determined on the applicable Cut-Off Date;

(g) the occurrence of a Material Modification with respect to such Loan;

(h) solely with respect to Recurring Revenue Loans, either (i) the recurring revenue covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date or (ii) the Recurring Revenue Loan Covenant Flip Scheduled Date is extended;

(i) solely with respect to Recurring Revenue Loans, such Eligible Loan fails to maintain a liquidity amount (x) of at least 1.20x greater than the applicable “liquidity covenant” (or such comparable definition) in the applicable Underlying Instruments or (y) if such “liquidity covenant” (or such comparable definition) is not available in the applicable Underlying Instruments, as determined by the Administrative Agent on the applicable Approval Notice for such Eligible Loan; or

(j) solely with respect to Recurring Revenue Loans, the Recurring Revenue Loan Gross Leverage Ratio with respect to such Recurring Revenue Loan increases by greater than 10% from such ratio at the time such Recurring Revenue Loan was first acquired or funded by the Borrower.

For the avoidance of doubt, an Eligible Loan shall not cease to be an Eligible Loan solely as a result of a change in Assigned Value pursuant to an Assigned Value Adjustment Event, but will remain an Eligible Loan at the new Assigned Value.

“Assigned Value Notice”: A notice (which may be sent by e-mail) which shall be delivered by the Administrative Agent to the Borrower, the Lenders, the Collateral Manager and the Collateral Agent following any re-determination of an Assigned Value under this Agreement, specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“Authorized Person”: Those persons listed on Schedule IV.

“Available Currency”: Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period.

“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark for any Available Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (c) the Prime Rate in effect on such day.

“Benchmark”: Initially, with respect to any Advance in an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such Applicable Reference Rate pursuant to Section 2.18.

“Benchmark Replacement”: With respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative;

provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: With respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Relevant Governmental Body for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: Following the occurrence of a Benchmark Transition Event with respect to any then-current Benchmark for any Available Currency, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: With respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a).

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base Certificate”: A certificate setting forth the calculation of the Borrowing Base as of the relevant Measurement Date, in the form of Exhibit A-4, prepared by the Collateral Manager and includes a schedule listing each Loan owned or scheduled to be acquired by the Borrower.

“Borrowing Base Deficiency”: A condition occurring on any date of determination on which the Advances Outstanding exceed the Aggregate Borrowing Base.

“ Borrowing Base Deficiency (Currency)”: With respect to the Borrowing Base denominated in any Available Currency, a condition occurring on any date of determination on which, (a) as to the Canadian Dollar Borrowing Base, the Advances Outstanding in Canadian Dollars exceed the Canadian Dollar Borrowing Base, (b) as to the Dollar Borrowing Base, the Advances Outstanding in Dollars exceed the Dollar Borrowing Base, (c) as to the Euro Borrowing Base, the Advances Outstanding in Euros exceed the Euro Borrowing Base or (d) as to the GBP Borrowing Base, the Advances Outstanding in GBP exceed the GBP Borrowing Base.

“Borrowing Bases”: Collectively, the Aggregate Borrowing Base, the Canadian Dollar Borrowing Base, the Dollar Borrowing Base, the Euro Borrowing Base and the GBP Borrowing Base.

“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s sole discretion) as a result of a prepayment by the Borrower of Advances Outstanding or Interest. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be delivered by the Administrative Agent to the Borrower pursuant to a written notice setting forth in reasonable detail the basis for and the computations of such loss, cost or expense, shall be in form satisfactory to the Administrative Agent and shall be conclusive absent manifest error. For the avoidance of doubt, no Breakage Costs shall be due in connection with any prepayment by the Borrower of any Daily Simple RFR Advance.

“Broadly Syndicated Loan”: A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and either (A) first priority under Applicable Law or (B) as determined by the Lender in its sole discretion, second priority under Applicable Law to another Loan of the same Obligor which is secured by assets whose value does not constitute a material portion of the value of all assets of the related Obligor (subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), (iii) the Collateral Manager determines in good faith that the value of the collateral or enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iv) has an original Tranche Size of at least $350,000,000 and has EBITDA for the twelve calendar months prior to the related Cut-Off Date of at least $75,000,000 (or the equivalent amount in the applicable Available Currency calculated using the Applicable Exchange Rate) at the time of acquisition by the Borrower (after giving pro forma effect to any acquisition in connection therewith), and (v) is publicly rated by both S&P and Moody’s (or the Obligor is rated by S&P and Moody’s) at the time of acquisition by the Borrower and such ratings are not lower than “B3” by Moody’s and “B-” by S&P.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (w) Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (x) Term CORRA, the term “Business Day” shall also exclude any day that is not a CORRA Business Day, (y) Daily Simple SONIA, the term “Business Day” shall also exclude any day that is not a SONIA Business Day and (z) EURIBOR, the term “Business Day” shall also exclude any day that is not a EURIBOR Business Day. For avoidance of doubt, if the offices of the Collateral Agent are authorized by Applicable Law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date, minus (iii) the portion of the Applicable Unfunded Exposure Required Amount Shortfall with respect to Eligible Loans denominated in Canadian Dollars.

“Canadian Dollars”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or a limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith.

“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events with respect to the Borrower, the Equityholder or the Collateral Manager, as applicable: (a) with respect to the Borrower, the Equityholder ceases to own, of record, beneficially and directly, 100% of the Capital Stock of the Borrower, (b) with respect to the Equityholder, the Investment Manager or an Affiliate thereof ceases to be the investment manager (or the equivalent) to, and otherwise control the investment management and investment policies of, the Equityholder (for purposes of this definition, “control,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, actions or policies of a Person, whether through voting rights, ownership rights, by contract or otherwise) or (c) with respect to the Collateral Manager, the Investment Manager or an Affiliate thereof ceases to be its sole member.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: July 10, 2025.

“Closing Date Participation Agreement”: The participation agreement, dated as of the date hereof by and between the Equityholder, as seller, and the Borrower, as purchaser.

“ Closing Date Participation Interest”: A Participation Interest granted by the Equityholder to the Borrower in and to each Loan identified on Schedule V hereto and on which a Lien is granted therein by the Borrower to the Collateral Agent pursuant to this Agreement.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as defined in the UCC), General Intangibles, Instruments and Investment Property and:

(a) all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(b) the Accounts and all cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c) all Transaction Documents;

(d) all funds;

(e) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses; and

(f) any and all other property of any type or nature owned by it;

provided, that the “Collateral” shall not include any Excluded Amounts or amounts paid to the Borrower pursuant to Section 2.7(a)(11), Section 2.7(b)(11) or Section 2.8(10) or any account or accounts owned by the Borrower used solely for the purpose of holding such amounts.

“Collateral Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent”: Western Alliance Trust Company, N.A., not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5.

“Collateral Agent and Collateral Custodian Fee Letter”: The fee schedule as acknowledged by the Collateral Manager for the payment of the Collateral Agent Fee and Collateral Custodian Fee.

“Collateral Agent Fee”: The fees, expenses and indemnities payable to the Collateral Agent and the Securities Intermediary set forth as such in the Collateral Agent and Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Custodian”: Western Alliance Trust Company, N.A., not in its individual capacity, but solely as Collateral Custodian.

“Collateral Custodian Fee”: The fees, expenses and indemnities payable to the Collateral Custodian set forth as such in the Collateral Agent and Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Custodian Termination Notice”: The meaning specified in Section 13.5.

“Collateral Database”: The meaning specified in Section 13.2(b)(ix).

“Collateral Management Fee”: The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Accrual Period pursuant to Section 2.7(a)(3) and (b)(3) or Section 2.8(2), as applicable, which fee shall be in an amount equal to (a) as of the Closing Date, $0, and (b) following an exclusive one-time election by the Collateral Manager to be paid the Collateral Management Fee in accordance with Section 6.6, (i) the sum of the Adjusted Borrowing Value of each Loan as of the first day of such Accrual Period and as of the last day of such Accrual Period divided by two multiplied by (ii) a rate equal to 0.50% multiplied by (iii) the number of days in such Accrual Period divided by (iv) 360; provided that the Collateral Management Fee may not be waived for any Accrual Period following the Collateral Manager’s election referred to in clause (b) above; provided, further, that no Collateral Management Fee shall accrue until the first day of the Accrual Period immediately following the date of the Collateral Manager’s election referred to in clause (b) above.

“Collateral Manager”: The meaning specified in the Preamble.

“Collateral Manager Agreement”: The Limited Liability Company Agreement of the Collateral Manager, dated as of March 21, 2025, as the same may be amended, restated, modified or supplemented from time to time.

“Collateral Manager Indemnified Party”: The meaning specified in the Section 10.2.

“Collateral Manager Standard”: The meaning specified in Section 6.2(e).

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account or the Unfunded Exposure Account, any Collections received by it in accordance with Section 2.9(a) and the same continues unremedied for at least three (3) consecutive Business Days following the earlier of (i) the date on which written notice of such failure shall have been given to the Collateral Manager by any Lender or the Borrower or (ii) the date on which a Responsible Officer of the Collateral Manager acquires actual knowledge thereof;

(b) any failure on the part of the Collateral Manager to duly observe or perform in any material respect the covenants or agreements of the Collateral Manager set forth in any Transaction Document (unless any such covenant or agreement is already qualified by materiality or Material Adverse Effect or any similar term, in which case it shall fail to duly observe or perform such covenant or agreement in any respect) to which the Collateral Manager is a party (including, without limitation, any delegation of the Collateral Manager’s duties not permitted by this Agreement), which failure continues unremedied for a period of at least thirty (30) consecutive days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Collateral Manager by any Lender or the Borrower, and (ii) the date on which a Responsible Officer of the Collateral Manager acquires actual knowledge thereof;

(c) any failure of the Collateral Manager to make one or more payments when due (after giving effect to any related grace period) that individually or in the aggregate exceed $10,000,000 under one or more agreements for borrowed money under which it is a borrower;

(d) any failure by the Collateral Manager to deliver any Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder or any other information reasonably requested by the Administrative Agent related to the Borrower or the Collateral Manager on or before the date occurring three (3) Business Days after such report is required to be made or delivered, as the case may be, or after such request for information is delivered to the Collateral Manager by the Administrative Agent;

(e) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $10,000,000, individually or in the aggregate, to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage, and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(f) an Insolvency Event shall occur with respect to the Collateral Manager;

(g) any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (unless any such representation, warranty or certification is already qualified by materiality or Material Adverse Effect or any similar term, in which case it proves to be incorrect in any respect) when made, which continues to be unremedied for a period of at least thirty (30) consecutive days after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been given to the Collateral Manager by any Lender or the Borrower and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(h) the occurrence of an Event of Default;

(i) [reserved];

(j) the occurrence of a Change of Control with respect to the Collateral Manager;

(k) (i) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under the Transaction Documents (as determined pursuant to a final adjudication by a court of competent jurisdiction), (ii) the Collateral Manager being convicted for a criminal offense materially related to its business of providing asset management services or (iii) any Responsible Officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under the Transaction Documents (in the performance of his or her investment management duties) is convicted for a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under the Transaction Documents for a period of at least 30 consecutive days after the date of conviction; or

(l) (i) SPPCF Facility Services, LLC or any Affiliate thereof ceases to be Collateral Manager or (ii) the Collateral Manager assigns any of its rights or obligations under any Transaction Document to any Person without the consent of the Administrative Agent.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: Collectively, the Pass-Through Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, no proceeds from any Advance shall constitute Collections.

“ Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an aggregate amount not to exceed the Facility Amount and, for each Lender, in the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount in whole or in part pursuant to Section 2.3(a), an amount equal to the product of (a)(x) the Facility Amount, in the case of a termination of the Facility Amount, or (y) the amount of such reduction, in the case of partial reduction of the Facility Amount multiplied by (b)(x) in the case of a reduction occurring from the Closing Date to but excluding the twelve-month anniversary of the Closing Date, 2.00%, (y) in the case of a reduction occurring from and including the twelve-month anniversary of the Closing Date to but excluding the twenty-four month anniversary of the Closing Date, 1.00%.

“Conforming Changes”: With respect to the use or administration of any Benchmark or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “CORRA Business Day,” the definition of “SONIA Business Day,” the definition of “EURIBOR Business Day,” the definition of “Accrual Period”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consultation Period”: The period from and including the date on which a Collateral Manager Termination Notice is received by the Collateral Manager to and including the 30th calendar day thereafter.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“ Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least 30 days’ prior written notice to the Administrative Agent.

“ CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Administrator”: The Bank of Canada, or a comparable or successor administrator approved by the Administrative Agent.

“CORRA Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Toronto.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Cut-Off Date”: With respect to a Loan, the date such Loan is pledged hereunder.

“Daily Simple RFR Advance”: Any Advance that bears interest at a rate based on Daily Simple SOFR or Daily Simple SONIA.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that in no event shall Daily Simple SOFR determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA”: For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) SONIA Business Days prior to (i) if such SONIA Rate Day is a SONIA Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (London time) on the second (2nd) SONIA Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided further that in no event shall Daily Simple SONIA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has (or has a direct or indirect parent company that has), other than pursuant to an Undisclosed Administration, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Deposit Placement Program”: A network of FDIC- insured depository institutions and/or their affiliates who are FDIC- insured depository institutions (as defined in Section 3 of the Federal Deposit Insurance Act), that have entered into agreements with the IntraFi Network LLC and/or its successors or assigns, or similar program, to collect and/or place deposits with the purpose of providing each participating institution’s depositors increased access to FDIC deposit insurance.

“Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”.

“Determination Date”: The last day of each calendar month.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Direct Competitor”: Any closed-end investment fund, hedge fund or any Affiliate thereof whose primary strategy includes (a) originating middle-market loans, (b) direct lending and/or (c) special situations and distressed credit lending.

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disruption Event”: The occurrence of any of the following with respect to an Available Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Available Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower of the inability, for any reason, of such Lender to determine the Benchmark then-applicable to such Available Currency, (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain such Available Currency to make, fund or maintain any Advance.

“Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date, minus (iii) the Applicable Unfunded Exposure Required Amount Shortfall with respect to Eligible Loans denominated in Dollars.

“Dollar Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors on such Loan and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP for such Relevant Test Period) equal to earnings from continuing operations for such period plus (a) Cash Interest Expense, (b) income taxes, (c) depreciation and amortization (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower (or the Collateral Manager) and the Administrative Agent mutually deem to be appropriate.

“Elevation”: The elevation of the Closing Date Participation Interests in accordance with the Closing Date Participation Agreement.

“Elevation Date”: The date on which an Elevation occurs with respect to a Closing Date Participation Interest pursuant to the Closing Date Participation Agreement.

“Eligible Loan”: Each Loan or, in the case of a Closing Date Participation Interest in a Loan, the Loan that is subject to such participation that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan):

(a) as of the related Cut-Off Date, the origination or acquisition of such Loan by the Borrower, and the pledge of each such Loan, has been approved by the Administrative Agent in its sole and absolute discretion and an Approval Notice thereof has been delivered by the Administrative Agent;

(b) such Loan is a Broadly Syndicated Loan, First Lien Middle Market Loan, Recurring Revenue Loan, First Lien Last Out Loan or a Second Lien Loan evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA Form of Assignment Agreement dated August 8, 2014 or any successor form thereto;

(c) such Loan is denominated and payable in an Available Currency and does not permit the currency in which such Loan is payable to be changed;

(d) such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, (ii) as of the related Cut-Off Date is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset known to the Borrower or the Collateral Manager, and (iii) contains provisions that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Seller, the relevant Borrower or any assignee;

(e) such Loan and any related collateral are in compliance in all material respects with (and do not contravene in any material respects) any Applicable Laws;

(f) the Underlying Assets for such Loan are primarily located in an Approved Jurisdiction unless otherwise approved in writing by the Administrative Agent in its sole discretion (other than any underlying Collateral that is in addition to the primary underlying Collateral with respect to which such Loan was principally underwritten);

(g) as of the related Cut-Off Date, such Loan is not delinquent in payment and is not a debt obligation whose repayment is subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe) as reasonably determined by the Collateral Manager in accordance with the Collateral Manager Standard;

(h) such Loan and the Underlying Instruments related thereto, are eligible (after giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold, assigned or transferred to the Borrower and to have a security interest therein granted to the Collateral Agent, as agent for the Secured Parties, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Agent, violates, conflicts with or contravenes (and are permitted by) any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(i) the Underlying Instruments for such Loan do not contain a confidentiality provision that restricts the ability of the Administrative Agent to review the Required Loan Documents to the extent the Administrative Agent agrees to customary confidentiality provisions;

(j) as of the related Cut-Off Date, such Loan provides for (i) periodic payments of accrued and unpaid interest in cash on a current basis no less frequently than semi-annually and (ii) a fixed amount of principal payable in cash no later than its stated maturity;

(k) as of the related Cut-Off Date, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the relevant Borrower of such Loan and any related collateral have been duly obtained, effected or given and are in full force and effect;

(l) such Loan is not a participation interest unless it is a Closing Date Participation Interest that has been elevated to a full assignment by the date that is sixty (60) days after the Closing Date;

(m) (i) the relevant Borrower has good and marketable title to, and is the sole owner of, such Loan, (ii) the relevant Borrower has granted to the Collateral Agent a valid and perfected first priority security interest in the Loan and related collateral, for the benefit of the Secured Parties (subject to Permitted Liens) and (iii) all Required Loan Documents required to be delivered to the Collateral Agent with respect to such Loan, have been delivered to the Collateral Agent on or prior to the related Cut-Off Date or will be so delivered within 5 Business Days;

(n) such Loan (i) was owned by the Borrower on the Closing Date or thereafter purchased or otherwise acquired (including by way of “true contribution” by the related Equityholder) by the Borrower at the Collateral Manager’s direction and (ii) is being serviced by the Collateral Manager, in each case in accordance with the Collateral Manager Standard;

(o) the acquisition of such Loan will not cause the relevant Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(p) such Loan does not constitute Margin Stock;

(q) such Loan is not a PIK Loan or a DIP Loan;

(r) the acquisition (including the manner of acquisition, ownership, enforcement and disposition) of such Loan did not and will not subject the Borrower or the Seller to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross up” payments that cover the full amount of such withholding tax on an after tax basis;

(s) such Loan does not contain any restrictions on transferability or assignment (other than usual and customary restrictions) and is capable of being transferred or assigned to the Administrative Agent or another bank or financial institution subject only to usual and customary restrictions;

(t) such Loan is not principally secured by real estate;

(u) such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes;

(v) as of the related Cut-Off Date (i) such Loan is current on all interest and principal payments under the terms of the related Underlying Instrument and (ii) there has been no (a) “event of default” (as defined in the related Underlying Instrument) or (b) any other default, breach, violation or event permitting acceleration under the terms of any such Loan that, in each of the foregoing cases, if continuing, has not been cured or waived, unless otherwise approved by the Administrative Agent in writing;

(w) the Obligor with respect to each such Loan is not an Affiliate of the Collateral Manager with respect to such Loan, except to the extent warrants or other equity interests in such Obligor are granted to the Collateral Manager, the Equityholder or one of their Affiliates in connection with a restructuring of such Loan;

(x) (a) the acquisition of any such Loan by the Borrower or the pledge thereof by the Borrower would not violate any Applicable Law and (b) the Administrative Agent has not provided a notice to the Borrower that the acquisition of such Loan would cause the Administrative Agent or the Lender to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or the Lender;

(y) pursuant to the Underlying Instruments with respect to such Loan, either (i) such Loan is freely assignable to the Borrower and able to be pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii)(a) except with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, all consents necessary for assignment of such Loan to the Borrower and pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained and (b) the applicable Underlying Instrument provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instrument inure to the benefit of the holder of such Loan (subject to the rights of any applicable agent or other lenders);

(z) the funding obligations for such Loan and the loan agreement under which such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan is a Revolving Loan or Delayed Draw Loan, either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan to the

Borrower, deposited into the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, an amount in the relevant Available Currency equal to the Applicable Unfunded Exposure Required Amount for such Available Currency or (ii) the Applicable Unfunded Exposure Required Amount with respect to such Loan shall not create a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency);

(aa) no such Loan has been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(bb) prior to any sale thereof pursuant to Section 2.14, no such Loan has been sold, transferred, assigned or pledged by the Borrower to any person other than the Collateral Agent for the benefit of the Secured Parties;

(cc) the Obligor with respect to such Loan (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Underlying Instrument which creates such Loan and any other documents related thereto;

(dd) there are no proceedings pending or, to the knowledge of the Collateral Manager, threatened (i) as of the Cut-Off Date, asserting the insolvency of the related Obligor or (ii) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(ee) such Loan requires the related Obligor pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related underlying collateral;

(ff) the underlying collateral related to each such Loan has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to addressing the environment, health or safety;

(gg) such Loan has an original term to stated maturity that does not exceed seven (7) years.

(hh) such Loan is not an extension of credit to the related Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan, (ii) preventing such Loan (or any other indebtedness of the related Obligor) from becoming past due or (iii) preventing such Loan from defaulting;

(ii) all information provided by the Borrower or the Collateral Manager to the Administrative Agent in writing with respect to such Loan is true, correct and complete, in all material respects as of the date such information is provided (or such other date as may be specified therein); provided that, to the extent any such information was furnished to the Borrower or the Collateral Manager by a related Obligor (or is derived solely therefrom), such information is, as of the date such information is provided (or such other date as may be specified therein), true, correct and complete to the actual knowledge of a Responsible Officer of the Borrower or the Collateral Manager;

(jj) such Loan (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(kk) no selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower in the selection of such Loan for inclusion in the Collateral;

(ll) such Loan is Registered;

(mm) if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or any of its Affiliates in the ordinary course of business, (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower and (iii) such Loan was originated and underwritten by the Seller under its customary procedures and is being serviced by the Collateral Manager in accordance with the Collateral Manager Standard;

(nn) the Obligor with respect to such Loan is an Eligible Obligor.

(oo) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Fixed Rate Loans does not exceed the greater of (i) 10% of aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $24,000,000;

(pp) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are First Lien Last Out Loans and Second Lien Loans does not exceed the greater of (i) 10% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $24,000,000;

(qq) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans with Obligors (or Underlying Assets) domiciled or located outside of the United States does not exceed the greater of (i) 20% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $24,000,000;

(rr) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans denominated in any Alternative Currency does not exceed the greater of (i) 20% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $24,000,000;

(ss) immediately after giving effect to the acquisition of such Loan, (i) the aggregate Adjusted Borrowing Value of all Eligible Loans made to any single Obligor and its Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount, (ii) the aggregate Adjusted Borrowing Value of all Eligible Loans made to the second and third largest Obligors and their Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount and (iii) the aggregate Adjusted Borrowing Value of all Eligible Loans made to all other Obligors and their Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount;

(tt) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Outstanding Balance and Exposure Amounts of Eligible Loans that are Revolving Loans and the Exposure Amounts of Eligible Loans that are Delayed Draw Loans do not collectively exceed the greater of (i) 10% of the aggregate Outstanding Balance of all Eligible Loans and (ii) $24,000,000;

(uu) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Recurring Revenue Loans does not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loans; and

(vv) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Partial PIK Loans does not exceed 25% of the aggregate Adjusted Borrowing Value of all Eligible Loans.

With respect to clauses (oo) through (uu), only the portion of such assets that exceed the thresholds will be deemed to be ineligible. For purposes of determining compliance with clause (a) of this definition of “Eligible Loan,” each Loan included on the list of Loans set forth on Schedule II hereto as of the Closing Date shall be deemed to approved by the Administrative Agent.

“Eligible Obligor”: On any date of determination, any Obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority;

(c) is not, unless otherwise approved by the Administrative Agent in its sole discretion, an Affiliate of, or controlled by, the Borrower, the Equityholder or the Collateral Manager except to the extent warrants or other equity interests in such Obligor are granted to the Collateral Manager, the Equityholder or one of their respective Affiliates in connection with a restructuring of the relevant Loan;

(d) is domiciled and organized or incorporated in (and the Underlying Assets are all (or substantially all) located in) an Approved Jurisdiction;

(e) is a legal operating entity or holding company;

(f) did not enter into the Loan primarily for personal, family or household purposes; and

(g) as of the related Cut -Off Date, (x) except in the case of a DIP Loan, is not the subject of an Insolvency Event with respect to such Obligor and (y) as of the Cut-Off Date, is not in financial distress or experiencing a material adverse change in its condition, financial or otherwise, in each case, as determined by the Collateral Manager in its reasonable discretion unless approved in writing by the Administrative Agent.

“EMU Legislation”: The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equityholder”: The meaning specified in the preamble.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) For purposes of Title IV of ERISA, any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(b)(1) of ERISA; and (b) for any purpose other than Title IV of ERISA, (i) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Erroneous Payment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.8(d).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.8(d).

“EURIBOR”: For any Interest Period, with respect to Advances denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period of one month, at approximately 11:00 a.m. (Brussels time) on the applicable EURIBOR Determination Day and (ii) the Floor.

“EURIBOR Business Day”: Any TARGET Day.

“ EURIBOR Determination Day”: With respect to any Interest Period relating to EURIBOR, two (2) EURIBOR Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Euro” and “€”: The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euro Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date, minus (iii) the Applicable Unfunded Exposure Required Amount Shortfall with respect to Eligible Loans denominated in Euros.

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets that was paid from amounts other than Collections, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums that were paid from amounts other than Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to an Affected Party’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Exposure Amount”: As of any date of determination, with respect to any Delayed Draw Loan or Revolving Loan, the remainder of (i) the maximum commitment of such Delayed Draw Loan (excluding any original issue discount) or Revolving Loan (in each case, denominated in the Available Currency in which such Loan is denominated) under the terms of the applicable Underlying Instruments (and, for the avoidance of doubt, the commitment in respect of a Loan as to which the commitment to make additional advances has been terminated or expired shall be zero) minus (ii) the Outstanding Balance of such Delayed Draw Loan or Revolving Loan (in each case, denominated in the Available Currency in which such Loan is denominated), as applicable, on such date of determination.

“Facility Amount”: The Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (i) with respect to any First Lien Middle Market Loan (other than a Broadly Syndicated Loan), the product of (a) its First Out Attachment Ratio, (b) its Applicable Percentage and (c) its Assigned Value, (ii) with respect to any First Lien Last Out Loan, the sum of (a) its First Out Attachment Ratio and (b) the product of (A)(x) its Last Out Attachment Ratio less (y) its First Out Attachment Ratio, (B) its Applicable Percentage and (C) its Assigned Value, in each case, as of such date, (iii) with respect to any Second Lien Loan, the sum of (a) the Net Senior Leverage Ratio and (b) the product of (A) Net Total Leverage Ratio less the Net Senior Leverage Ratio, (B) its Applicable Percentage and (C) its Assigned Value, as of such date and (iv) with respect to any Designated Loan, the applicable the product of (a) its Net Total Leverage Ratio, (b) its Applicable Percentage and (c) its Assigned Value.

“Facility Maturity Date”: July 10, 2030.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fee Letter”: The Fee Letter, dated as of the date hereof, from the Administrative Agent and the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan or note that would constitute a First Lien Middle Market Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Loan, will be paid after one or more tranches of First Lien Middle Market Loans (excluding permitted working capital facilities) issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Lien Middle Market Loan”: A Loan or note that is not a Broadly Syndicated Loan and either (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (but subject to any other Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof), and (iii) with respect to which the Collateral Manager determines in good faith that the value of the collateral or enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan or other first lien last out Indebtedness within the capital structure).

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Loan”: An Eligible Loan other than a Floating Rate Loan.

“ Floating Rate Loan”: An Eligible Loan under which the rate payable by the Obligor thereof is based on the Applicable Prime Rate or the applicable benchmark, plus some specified interest percentage in addition thereto, and the Loan provides that such rate when reset on the relevant reset dates will reflect any change in the related Applicable Prime Rate or the applicable benchmark.

“Floor”: A rate of interest equal to 0.0%.

“Foreign Lender”: (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date”: With respect to any Advance, the Business Day such Advance is funded following the receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 signed by an Authorized Person on behalf of the Borrower requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”: The lawful currency of the United Kingdom.

“GBP Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBP in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBP as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of GBP that are Principal Collections on deposit in the GBP Account as of such date, minus (iii) the Applicable Unfunded Exposure Required Amount Shortfall with respect to Eligible Loans denominated in GBP.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non- U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation, registration or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation, registration or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, including any supranational bodies (such as the European Union and the European Central Bank).

“ Guarantee”: That certain Guarantee, dated as of the Closing Date, executed and delivered by the Guarantor.

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”: Silver Point Private Credit Fund, a Maryland statutory trust.

“Highest Required Investment Category”: (a) With respect to ratings assigned by Moody’s, “Aaa” or “P- 1” for one-month instruments, “Aa2” or higher and “P-1” for three-month instruments, “Aa2” or higher and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “AAA” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“IFRS”: International Financial Reporting Standards.

“Increased Costs”: Any amounts that an Affected Party has notified the Borrower of pursuant to Section 2.12(d) that are required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to (x) any Obligor, if “Indebtedness” or any comparable definition is set forth in the Underlying Instruments for the related Loan, such definition or (y) any Obligor to which the preceding clause (x) does not apply or the Borrower, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. In the case of clause (y) above, the amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. In the case of clause (y) above, the amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager”: The meaning specified in Section 4.1(t)(xxv).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is based on (x) CORRA or SONIA, 365 days or (y) the Base Rate, 365 or 366 days, as applicable);

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections and (c) all amendment and waiver fees, late payment fees, ticking fees and other fees received by the Borrower; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Period”: With respect to any Term Rate Advance, (x) in the case of the first Rollover Date for such Advance, the period commencing on and including the Funding Date of such Advance to but excluding such Rollover Date and (y) in the case of any subsequent Rollover Date, the one-month period commencing on and including the prior Rollover Date and ending on but excluding such Rollover Date; provided, that:

(a) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided further that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(b) no Interest Period shall extend beyond the Termination Date; and

(c) there shall be no more than fifteen (15) Interest Periods in effect at any time.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread; provided that, (x) if a Lender shall have notified the Administrative Agent that a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender accruing interest at the Benchmark applicable to such Available Currency or (y) during a Benchmark Unavailability Period with respect to the then-current Benchmark for an Available Currency, “Interest Rate” with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event or Benchmark Unavailability Period, as applicable, has ceased, at which time the Interest Rate shall again be equal to the Benchmark for such Available Currency for such date plus the Applicable Spread.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Manager”: Silver Point Private Credit Fund Management, LLC, a Delaware limited liability company.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit F to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c), a copy of which shall be delivered to the Collateral Agent, the Collateral Custodian and the Collateral Manager.

“Last Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (including any First Lien Last Out Loan or other first lien last out Indebtedness within the capital structure).

“Lenders”: The meaning specified in the Preamble, including Wells Fargo and each other financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower as contemplated by Section 2.1(c).

“ Lien ”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“ Loan”: Any commercial loan or note (including any Closing Date Participation Interest therein) (a) which is sourced or originated by the Seller or any of its Affiliates and which the Borrower acquires from the relevant Seller or a Seller Affiliate, (b) which the Borrower acquires from a third party in the ordinary course of its business or (c) which is originated by the Borrower.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit I delivered by or on behalf of the Borrower to the Collateral Agent and the Collateral Custodian for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy (it being understood that, in the absence of any such specification, all Required Loan Documents will be delivered in electronic form).

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals or copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Register”: The meaning specified in Section 5.3(k).

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by the Borrower on the Closing Date setting forth the information listed on Schedule II.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition or, solely with respect to the Collateral Manager, operations, of the Collateral Manager or the Borrower, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of the Borrower or the Collateral Manager, as applicable, to perform its respective obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the Cut-Off Date for such Eligible Loan, that:

(a) reduces, forgives or delays the stated maturity date or any scheduled amortization date of such Eligible Loan as and when due (including any scheduled or required excess cash flow sweeps);

(b) delays or extends the required or scheduled amortization date in any way that increases the average life of such Eligible Loan;

(c) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any PIK Loan), or reduces the spread or coupon with respect to such Eligible Loan; provided that no such spread or coupon reduction shall constitute a Material Modification if the Collateral Manager certifies (and the Administrative Agent provides its prior written consent in its sole discretion) that such reduction results from an increase in the credit quality of the related Loan;

(d) contractually or structurally subordinates such Eligible Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Eligible Loan;

(e) substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Eligible Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan; or

(f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Cash Interest Coverage Ratio,” “Recurring Revenue,” “Recurring Revenue Loan Gross Leverage Ratio” or “Permitted Lien” (or any respective comparable definitions in its Underlying Instruments (including any adjustment to “EBITDA” or “Adjusted EBITDA” or any similar definition)) or the definition of any component thereof in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Cash Interest Coverage Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio for any Eligible Loan as determined on the applicable Cut-Off Date.

“Maximum Facility Amount”: The aggregate Commitments as then in effect, as such amount may be reduced pursuant to Section 2.3.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date of the Borrower’s Notice or Repayment Notice; (iii) at the time that the Assigned Value of any Loan is adjusted as a result of an Assigned Value Adjustment Event; (iv) the date on which the Collateral Manager has actual knowledge that any Loan included in the latest calculation of the Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent); (v) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (vi) each Determination Date and (vii) each other date requested by the Administrative Agent with at least one (1) Business Day’s advance notice.

“Minimum Required Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i)(A) $32,000,000 or (B) after the aggregate Adjusted Borrowing Value of all Eligible Loans equals or exceeds $200,000,000, the applicable amount provided in Annex C and (ii) the aggregate Adjusted Borrowing Value of all Eligible Loans attributable to the three (3) largest Obligors.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the last day of the Relevant Test Period minus Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments for such Loan.

“Net Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Total Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Total Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the last day of the Relevant Test Period minus Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith, using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments for such Loan.

“Non-Usage Fee”: The meaning set forth in the Fee Letter.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Offer”: A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Optional Sale”: The meaning specified in Section 2.14(d).

“Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the relevant Cut-Off Date.

“Original Net Senior Leverage Ratio”: With respect to any Loan, the Net Senior Leverage Ratio for such Loan on the relevant Cut-Off Date.

“Original Net Total Leverage Ratio”: With respect to any Loan, the Net Total Leverage Ratio for such Loan on the relevant Cut-Off Date.

“Other Connection Taxes”: With respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the Borrower by the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Alternative Currency, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower by the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest.

“Partial PIK Loan”: A Loan on which as of the relevant Cut-Off Date (i) any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments and without default), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash and (ii) a portion of the interest accruing thereon that is contractually required to be paid in cash and such cash accrues at a rate equal to or in excess of (a) the applicable benchmark plus 3.00%, if such Loan is a Floating Rate Loan pursuant to the Underlying Instruments for such Loan, (b) the Applicable Prime Rate, if such Loan is a Floating Rate Loan with an interest rate based on the Applicable Prime Rate, and (c) 8.0%, if such Loan is a Fixed Rate Loan; provided that if such Loan is a Floating Rate Loan and has a portion of the interest accruing thereon that is contractually required to be paid in cash of not less than the applicable benchmark plus 4.50%, such Loan shall not be considered a Partial PIK Loan for purposes of clause (uu) in the definition of “Eligible Loan”.

“Participant Register”: The meaning specified in Section 12.16(d).

“Participation Interest”: An undivided 100% participation in a loan originated by a bank, financial institution or subject (other than with respect to any Closing Date Participation Interest) to approval by the Administrative Agent, such other entity active in loan origination that, at the time of acquisition by the Borrower, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) the Loan to which such participation relates would constitute an Eligible Loan were it acquired directly, (ii) the selling institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Loan or Delayed Draw Loan, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under the Closing Date Participation Agreement or a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, no Participation Interest other than a Closing Date Participation Interest shall constitute an Eligible Loan.

“Pass-Through Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Pass-Through Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Payment Date”: Monthly on the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2025; provided that the final Payment Date shall occur on the Collection Date.

“Payment Date Statement”: A statement prepared by the Collateral Custodian and verified by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount payable out of available Collections on such Payment Date pursuant to either Section 2.7 or Section 2.8, as applicable, together with the payment information for each recipient of such amounts.

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: The meaning specified in Section 4.1(v).

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency (as applicable) in the Highest Required Investment Category granted by such Rating Agency (as applicable);

(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency (as applicable);

(d) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency (as applicable);

(f) interest bearing deposits, including but not limited to Deposit Placement Programs, in United States Dollars held at Western Alliance Bank or a bank that is well-capitalized as reflected on the subject bank’s Consolidated Report of Condition and Income or such other report of condition as is required by the bank’s primary Federal banking regulator; or

(g) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency (as applicable).

“Permitted Liens”:

(a) With respect to the interest of the Seller or the Borrower in the Loans included in the Collateral: (i) Liens in favor of the Borrower created pursuant to the Sale Agreement or the Closing Date Participation Agreement, and (ii) Liens in favor of the Collateral Agent created pursuant to this Agreement; and

(b) with respect to the interest of the Seller or the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes that are not at the time due and payable or if a Person is currently contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the Borrower created by the Seller or the Borrower, as applicable, under the Sale Agreement or the Closing Date Participation Agreement and transferred by the Borrower pursuant to this Agreement, (vi) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vii) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (viii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent) and (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments.

“Permitted RIC Distribution”: Any distribution made to the Equityholder to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115.0% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of the foregoing clauses (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Securitization”: Any private or public term or conduit securitization transaction undertaken by the Borrower or an Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility. For the avoidance of doubt, Permitted Securitizations shall not include any ABL Facility or any other similar facility. Sales to such facilities shall be treated as Discretionary Sales and are subject to the limitations set forth in Section 2.14(f).

“Person”: An individual, partnership, exempted limited partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity.

“PIK Loan”: A Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash; provided that, notwithstanding the foregoing, no Partial PIK Loan shall constitute a PIK Loan (including, for the avoidance of doubt, any such Partial PIK Loan that is a Floating Rate Loan and has a portion of interest accruing thereon that is contractually required to be paid in cash of not less than the applicable benchmark plus 4.50%).

“Prime Rate”: The greater of (x) zero and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Agent that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Agent.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (other than, for the purpose of Section 2.2, any Defaulting Lender) as determined pursuant to the definition of Commitment, or, if the Commitments have been terminated, based on the Advances Outstanding.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price in the applicable Available Currency (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the principal balance (in the applicable Available Currency) of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Loan (x) acquired by the Borrower in connection with the origination or primary syndication of such Loan or (y) otherwise acquired by the Borrower with a “Purchase Price” of at least 95% (including, for the avoidance of doubt, in excess of 100%), shall be deemed to have a “Purchase Price” of 100%.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).

“Qualified Institution”: (x) Western Alliance Trust Company, N.A. or (y) a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Rating Agency”: Each of Moody’s, Fitch and S&P.

“Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan.

“Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of any state of the United States and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a related Obligor that is principally an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, or any other acceptable business that derives a substantial portion of its revenue under contractual agreements with recurring revenue and/or selling software as a service, (iv) is structured based on a multiple of the related Obligor’s Recurring Revenue, and (v) contains a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the three (3) year anniversary of the date on which the Borrower acquired such Loan); provided that the Administrative Agent may re- designate such Loan as a Broadly Syndicated Loan, a First Lien Middle Market Loan, a First Lien Last Out Loan or a Second Lien Loan in its sole discretion if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (the date of such re-designation, a “Recurring Revenue Reclassification Date”). For any Loan subject to a Recurring Revenue Reclassification Date, any references to the Cash Interest Coverage Ratio, Net Senior Leverage Ratio, Net Total Leverage Ratio or Assigned Value, as applicable, as of the date on which such Loan was acquired by the Borrower shall be determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date.

“Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its date of acquisition by the Borrower, the scheduled date upon which the covenants for such Eligible Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the original Underlying Instruments for such Loan.

“Recurring Revenue Loan Gross Leverage Ratio”: With respect to any Recurring Revenue Loan and any Relevant Test Period, the meaning of “Recurring Revenue Leverage Ratio” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “Recurring Revenue Leverage Ratio” or such comparable definition is not defined in such

Underlying Instruments the ratio for the related Obligor as of the last day of such Relevant Test Period of (a) Indebtedness for such Relevant Test Period to (b) Recurring Revenue for such Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Recurring Revenue Reclassification Date”: The meaning specified in the definition of Recurring Revenue Loan.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of (a) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a), (b) the Termination Date pursuant to Section 9.2(a), (c) the date of the termination of all of the Commitments pursuant to Section 2.3(a), (d) the Scheduled Reinvestment Period End Date or (e) the date on which the Equityholder’s “investment period” (or any comparable definition set forth in the Equityholder’s Governing Documents or any investment management agreement between the Investment Manager and the Equityholder) ends.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives acting on behalf of any of such Person and of such Person’s Affiliates with respect to the Advances, this Agreement or any of the other Transaction Documents.

“Relevant Governmental Body”: (a) With respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Alternative

Currency in which such amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Alternative Currency in which such amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio, Cash Interest Coverage Ratio or EBITDA as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last twelve (12) consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any reduction of the Commitments or by the Borrower or the Collateral Manager (on behalf of the Borrower) in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: The meaning specified in Section 4.1(v).

“Reporting Date”: The date that is two (2) Business Days prior to the 22nd day of each calendar month, with the first Reporting Date occurring in September 2025.

“Required Lenders”: (a) So long as it is the Administrative Agent hereunder, Wells Fargo Bank, National Association and (b) otherwise, the Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding); provided that, for the purposes of determining the Required Lenders, the Commitment of any Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a Required Lender hereunder.

“Required Loan Documents”: For each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a) unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from the Borrower to the Collateral Agent);

(b) (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior third party owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan or (v) a copy of the underlying credit or loan agreement that has been executed by the Borrower; and

(c) to the extent applicable for the related Loan, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created) and (iii) security agreement or other agreement that secures the obligations represented by such Loan.

“Required Reports”: Collectively, the Borrowing Base Certificate, the Payment Date Statement, financial statements of each Obligor, the Collateral Manager and the Borrower required to be delivered under the Transaction Documents (including, without limitation, pursuant to Sections 5.1(q), 5.3(f) and 6.8(a) hereof) and the annual statements as to compliance.

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person or of the investment manager, general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement, and with respect to the Collateral Agent or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. For the avoidance of doubt, (x) payments and reimbursements due to the Collateral Manager in accordance with this Agreement or any other Transaction Document do not constitute Restricted Payments and (y) any transfer of a Loan (or any related collections after the applicable sale date) by the Borrower to the Equityholder in accordance with this Agreement or any other Transaction Document do not constitute Restricted Payments.

“ Revaluation Date”: Subject to Section 2.5, with respect to any Advance denominated in an Alternative Currency, each of the following: (i) the Funding Date of such Advance but only as to the amounts so borrowed on such date, (ii) each date of a Rollover of such Advance pursuant to the terms of this Agreement, but only as to the amounts so renewed on such date, and (iii) such additional dates as the Administrative Agent shall determine.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 7.2(b)(i).

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Rollover”: The renewal of all or any part of any Term Rate Advance upon the expiration of the applicable Interest Period with respect thereto.

“Rollover Date”: The date that is one (1) Business Day after the immediately preceding Determination Date.

“S&P”: S&P Global Ratings (or its successors in interest).

“Sale Agreement”: The loan sale agreement, dated as of the date hereof by and between the Equityholder, as seller and the Borrower, as purchaser.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, imposed, administered or enforced from time to time by: (a) the United States, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Seller, the Equityholder or any of their respective Subsidiaries.

“Sanctioned Person”: Any Person that is targeted under Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List and OFAC’s Consolidated Non-SDN List; (b) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (c) the target of or subject to any territorial or country-based Sanctions program (which countries and territories are, as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea and separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine).

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Reinvestment Period End Date”: July 10, 2028 (or such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders pursuant to Section 2.1(d)).

“SEC”: The Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Loan”: A Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Loan, other than a “Broadly Syndicated Loan,” “First Lien Middle Market Loan” or “First Lien Last Out Loan” (it being understood that subordination to Permitted Liens described under clause (b) of this definition shall be permitted), (b) is secured by a pledge of collateral, which security interest is validly perfected and second priority under Applicable Law (but subject to (x) any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, including for permitted working capital facilities in an aggregate amount not to exceed the most recently reported EBITDA of the related Obligor, and (y) Liens accorded priority by law in favor of the United States or any state or agency thereof), (c) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority security interest except after an event of default thereunder and (d) pursuant to an intercreditor agreement between the Borrower and the holder of the first priority Lien over the underlying Collateral, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

“Section 28(e)”: The meaning specified in Section 6.2(l).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Collateral Custodian and (v) the Securities Intermediary.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: Western Alliance Trust Company, N.A., or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: Silver Point Private Credit Fund.

“Seller Affiliate”: Any entity identified by the Collateral Manager to and approved by the Administrative Agent as a Seller Affiliate.

“Signature Law”: The meaning specified in Section 12.14.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“ SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in London.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“SONIA Rate Day”: The meaning specified in the definition of “Daily Simple SONIA.”

“Spot Rate”: Subject to Section 2.5, for any Alternative Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Alternative Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“T2”: The real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day”: Any day on which T2 is open for the settlement of payments in Euros.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA”: For any Interest Period with respect to Advances denominated in Canadian Dollars, the greater of (i) the sum of (x) the Term CORRA Reference Rate for a period of one month, at approximately 10:00 a.m. (Toronto time) on the day (such day, a “Term CORRA Determination Day”) that is two (2) CORRA Business Days prior to the first day of such Interest

Period as such Term CORRA Reference Rate is published by the Term CORRA Administrator plus (y) the Term CORRA Adjustment and (ii) the Floor. If, by 5:00 p.m. (Toronto time) on any Term CORRA Determination Day, the Term CORRA Reference Rate for a period of one month has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for a period of one month as published by the Term CORRA Administrator on the first preceding CORRA Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding CORRA Business Day is not more than three (3) CORRA Business Days prior to such Term CORRA Determination Day; provided further that in no event shall Term CORRA determined pursuant to this sentence be less than the Floor.

“Term CORRA Adjustment”: A percentage equal to 0.29547% (29.547 basis points) per annum.

“ Term CORRA Administrator”: CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term CORRA Determination Day”: The meaning specified in the definition of “Term CORRA.”

“Term CORRA Reference Rate”: The forward-looking term rate based on CORRA.

“Term Rate Advance”: Any Advance that bears interest at a rate based on Term CORRA or EURIBOR.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of Indebtedness of the applicable Obligor currently held or contemplated for purchase by the Borrower, which may include any last out component (but not any second lien component) and, in the sole discretion of the Administrative Agent, any Indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Closing Date Participation Agreement, the Fee Letter, the Securities Account Control Agreement, the Guarantee, any Joinder Supplement and the Collateral Agent and Collateral Custodian Fee Letter.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: For any Benchmark, the applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“ Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration”: In relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if Applicable Law requires that such appointment not be disclosed.

“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Collections”: Any amounts (x) in Canadian Dollars on deposit in the Canadian Dollar Account, (y) in Euros on deposit in the Euro Account or (z) in GBP and on deposit in the GBP Account and, in each case, designated by the Borrower to be reserved against any Applicable Unfunded Exposure Amount.

“United States” or “U.S.”: The United States of America.

“ Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower; provided that cash held in reserve accounts for the purpose of meeting interest payments on Indebtedness may be included at the sole discretion of the Administrative Agent.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f).

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Wells Fargo”: The meaning specified in the Preamble.

“Western Alliance”: Western Alliance Trust Company, N.A., in each of its capacities hereunder.

“Withholding Agent”: The Borrower and the Administrative Agent.

Section 1.2 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” All time deadlines shall be based on the Eastern Standard Time zone unless stated otherwise.

Section 1.4 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) the word “including” is not limiting and means “including without limitation;”

(g) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j) reference to any delivery or transfer to the Collateral Agent with respect to the Collateral means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(k) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l) reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion;

(n) for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(o) for purposes of calculating the Aggregate Borrowing Base, the Aggregate Unfunded Exposure Amount, the Aggregate Unfunded Exposure Required Amount, the Aggregate Unfunded Exposure Amount Shortfall, the Adjusted Borrowing Value and the concentration limitations set forth in the definition of “Eligible Loan” on any date of determination, the Aggregate Borrowing Base, Adjusted Borrowing Value, Outstanding Balance, Applicable Unfunded Exposure Amount, Applicable Unfunded Exposure Required Amount, and Applicable Unfunded Exposure Required Amount Shortfall of the applicable Loans (or Advances), or any component of the calculation thereof, as applicable, shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate and for purposes of determining the existence or occurrence of any Borrowing Base Deficiency, the Advances Outstanding shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate;

(p) (i) all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same and (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same;

(q) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles; and

(r) neither the Administrative Agent nor the Collateral Agent warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, Daily Simple SONIA, Term CORRA, EURIBOR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.18, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR, Daily Simple SONIA, Term CORRA, EURIBOR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any

Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES

Section 2.1 The Advances.

(a) During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Reinvestment Period End Date, unless the Borrower has entered into a binding commitment to purchase an Eligible Loan prior to the declaration of the Termination Date or the Reinvestment Period End Date pursuant to Section 9.2(a) and the related Advance Date is not more than thirty (30) days after such declaration.

(b) Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) a Default or Event of Default would (or could reasonably be expected to) result therefrom or (ii) a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur.

(c) The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Borrower a Joinder Supplement.

(d) The Borrower may, within 90 days but not less than 30 days prior to the Reinvestment Period End Date, make a request to the Lenders to extend the Reinvestment Period End Date, which response to such request shall be delivered to the Borrower (with failure to deliver such response deemed a denial of such request). Upon mutual agreement among the Administrative Agent, each of the Lenders, the Borrower and the Collateral Manager, the Reinvestment Period End Date shall be extended. The Borrower confirms that any of the Lenders or the Administrative Agent, in their sole and absolute discretion, without regard to the value or performance of the Loans or any other factor, may elect not to extend the Reinvestment Period End Date.

(e) If any Advance (or portion thereof) is to be used by the Borrower to make a distribution to the one or both Equityholder with respect to any Eligible Loan the acquisition of which was fully funded by capital contribution from the Equityholder in advance of receipt of such Advance, upon request of the Borrower (or the Collateral Manager on their behalf) the Lenders shall fund such Advance (or portion thereof) into an account of the relevant Equityholder.

Section 2.2 Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders the information and documents set forth in this Section 2.2.

(b) With respect to any Advances, (A) if such Advance is denominated in Dollars, no later than 2:00 p.m. on the proposed Funding Date, (B) if such Advance is denominated in GBP, no later than 2:00 p.m. at least three (3) Business Days prior to the proposed Funding Date and (C) if such Advance is denominated in Canadian Dollars or Euros, no later than 2:00 p.m. at least two (2) Business Days prior to the proposed Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver:

(i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent (for onward distribution to each Lender, the Collateral Agent and the Collateral Custodian) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the desired amount of such Advance, which amount shall not cause a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency of such Advance and must be at least equal to $100,000 (or the Alternative Currency Equivalent thereof), to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable; provided, however, that during any Benchmark Unavailability Period, the Borrower may revoke any Funding Notice promptly upon receiving notice of the commencement of such Benchmark Unavailability Period. If any Funding Notice is received by the Administrative Agent after 2:00 p.m. on the proposed Funding Date or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the applicable Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the

Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency).

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) Each Term Rate Advance shall automatically Rollover upon the termination of each applicable Interest Period without notice from the Borrower until repaid. On each Rollover Date, all Term Rate Advances in the same Available Currency that are outstanding on such Rollover Date shall, whether or not they are separate Term Rate Advances prior to such Rollover Date, be combined into a single Term Rate Advance in such Available Currency with one (1) Interest Period related to such Term Rate Advance.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part the portion of the Commitments that exceed the Advances Outstanding and accrued Interest with respect thereto; provided that (i) the Borrower shall provide a Repayment Notice at least three (3) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in a minimum amount equal to $1,000,000 (or the Alternative Currency Equivalent thereof) or any integral multiple of $250,000 (or the Alternative Currency Equivalent thereof) in excess thereof, and (iii) in the case of such termination or reduction on or prior to the second anniversary of the Closing Date, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee; provided that no Commitment Reduction Fee shall be due and payable if such termination or reduction occurs (v) in connection with any prepayment that is not accompanied by a permanent reduction or termination of the Facility Amount, (w) as a result of a refinancing of all or a material portion of this credit facility in connection with any transaction for which Wells Fargo (or any of its Affiliates) serves as the arranger, underwriter, placement agent, administrative agent or in a similar capacity for such transaction, (x) in connection with an amendment and restatement of this Agreement, (y) following the acceleration of all outstanding Obligations due to the occurrence of an Event of Default or (z) due to a prepayment within thirty (30) days following a change in tax law that imposes a material “gross up” obligation on the Borrower. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce any Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice (A) if such Advance is denominated in Dollars, no later than 2:00 p.m. at least one (1) Business Day prior to the date of such reduction, (B) if such Advance is denominated in

GBP, no later than 2:00 p.m. at least three (3) Business Days prior to the date of such reduction and (C) if the Advance is denominated in Canadian Dollars or Euros, no later than 2:00 p.m. at least two (2) Business Days prior to the date of such reduction, in each case, to the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency)) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists) shall be in a minimum amount equal to $100,000 (or the Alternative Currency Equivalent thereof) or any integral multiple of $ 100,000 (or the Alternative Currency Equivalent thereof) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower (or, in the case of curing a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), the Equityholder on behalf of the Borrower) shall deliver (1) to the Administrative Agent, the Collateral Agent, the Collateral Custodian and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon, together with any Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment (payable pro rata to each Lender), which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower or the Equityholder to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4 Determination of Interest.

(a) The Collateral Custodian shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c) No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

(d) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The

Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark; provided that notice of any such amendment shall be given to the Borrower and the Servicer at least two (2) Business Days prior to the adoption of any such amendment.

Section 2.5 Exchange Rates; Currency Equivalents; Daily Simple RFR Advances.

(a) The Administrative Agent shall determine the Dollar Equivalent amount of each Advance denominated in an Alternative Currency. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of any Required Reports or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Advances Outstanding in any Alternative Currency for purposes of the Transaction Documents (including, for the avoidance of doubt, calculation of the Non-Usage Fee) shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with the making, Rollover or prepayment of an Advance, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) Notwithstanding the foregoing provisions of this Section 2.5 or any other provision of this Agreement, in connection with Daily Simple RFR Advances in an Alternative Currency, the Spot Rate on the applicable Funding Date shall be the Spot Rate in effect as of the Revaluation Date applicable to the first Advance of any such Daily Simple RFR Advances in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (iii) of the definition of “Revaluation Date”).

Section 2.6 Borrowing Base Deficiency Cures.

Any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) may be cured by the Borrower taking one or more of the following actions:

(i) depositing cash into the Principal Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account as applicable;

(ii) repaying the applicable Advances Outstanding in accordance with Section 2.3(b); or

(iii) receiving a contribution from one or both Equityholder of additional Eligible Loans and/or Permitted Investments as Collateral; provided that if any such additional Eligible Loans are contributed to the respective Borrower, the Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) shall be reduced by the Adjusted Borrowing Value of such Eligible Loans.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) by any combination of clause (i), (ii) or (iii) of this Section 2.6 (or by any other action with the prior written consent of the Administrative Agent and the Required Lenders). Notwithstanding any other provisions of this Agreement, if the Borrower has eliminated a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) pursuant to clause (i) of this Section 2.6, upon written request of the Borrower to the Collateral Agent to release such funds (or a portion thereof) from the Principal Collection Account and certification by the Borrower that immediately after giving effect to the removal of such funds from the Principal Collection Account, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) will exist, the Borrower shall be permitted to withdraw all or a portion of such funds from the Principal Collection Account and the Collateral Agent shall pay the amount so requested into another Account of the Borrower as directed to the Borrower or, if so directed by the Borrower (or the Collateral Manager on their behalf) to the Equityholder and, for the avoidance of doubt, such amount shall not constitute Available Funds.

Section 2.7 Priority of Payments.

(a) Interest Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the applicable Interest Collection Account of the Borrower and Interest Collections in the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) FIRST, to the applicable Governmental Authority, any Tax or withholding Tax; provided that the aggregate amount payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1)(x) shall not exceed $5,000 per calendar quarter;

(2) SECOND, pro rata to the Collateral Agent, the Collateral Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to this Section 2.7(a)(2), Section 2.7(b)(2) and Section 2.8(1)(y) shall not exceed $100,000 per annum;

(3) THIRD, to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee;

(4) FOURTH, pro rata to each Lender, in an amount equal to any accrued and unpaid Interest (including Breakage Costs) and Non-Usage Fee;

(5) FIFTH, pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(6) SIXTH, (a) prior to the end of the Reinvestment Period, at the discretion of the Collateral Manager, into the Unfunded Exposure Account (or as Unfunded Exposure Collections into the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) in an amount necessary to reduce any Applicable Unfunded Exposure Required Amount Shortfall and (b) after the end of the Reinvestment Period, into the Unfunded Exposure Account (or as Unfunded Exposure Collections into the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account (or the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) to equal any Applicable Unfunded Exposure Amount;

(7) SEVENTH, if a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) exists, pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency);

(8) EIGHTH, pro rata to each Lender, in an amount equal to (A) any accrued and unpaid Commitment Reduction Fee plus (B) if such Payment Date is the Termination Date, the Advances Outstanding;

(9) NINTH, to the Equityholder, to make any applicable Permitted RIC Distribution;

(10) TENTH, pro rata to each applicable party to pay all other outstanding amounts owing under the Transaction Documents, including any amounts not paid under Section 2.7(a)(1) or Section 2.7(a)(2) by reason of a cap specified therein; and

(11) ELEVENTH, (A) if a Default has occurred and is continuing, to remain in the Interest Collection Account or (B) otherwise, at the election of the Borrower (or the Collateral Manager on their behalf) (i) to be distributed to or as directed by the Borrower for distribution to their respective Equityholder (in which case such amount shall be deemed released from the Lien of the Collateral Agent hereunder) or (ii) to remain in the Interest Collection Account as Interest Collections.

(b) Principal Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the applicable Principal Collection Account of the Borrower and Principal Collections in the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) FIRST, to the extent not paid pursuant to Section 2.7(a)(1), to the applicable Governmental Authority, any Tax or withholding Tax; provided that the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1)(x) shall not exceed $5,000 per calendar quarter;

(2) SECOND, to the extent not paid pursuant to Section 2.7(a)(2), pro rata to the Collateral Agent, the Collateral Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to Section 2.7(a)(2), Section 2.7(b)(2) and Section 2.8(1) and Section 2.8(1)(y) shall not exceed $100,000 per annum;

(3) THIRD, to the extent not paid pursuant to Section 2.7(a)(3), to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee;

(4) FOURTH, to the extent not paid pursuant to Section 2.7(a)(4), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest (including Breakage Costs) and Non-Usage Fee;

(5) FIFTH, to the extent not paid pursuant to Section 2.7(a)(5), pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(6) SIXTH, after the end of the Reinvestment Period, into the Unfunded Exposure Account (or as Unfunded Exposure Collections into the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account (or the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) to equal any Applicable Unfunded Exposure Amount;

(7) SEVENTH, (i) during the Reinvestment Period, to the extent not paid pursuant to Section 2.7(a)(7), pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) or (ii) after the end of the Reinvestment Period, pro rata to each Lender to pay the Advances Outstanding until paid in full;

(8) EIGHTH, to the extent not paid pursuant to Section 2.7(a)(9), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(9) NINTH, to the extent not paid pursuant to Section 2.7(a)(8), to the Equityholder to make any applicable Permitted RIC Distribution;

(10) TENTH, to the extent not paid pursuant to Section 2.7(a)(10), pro rata to each applicable party to pay all other amounts owing under the Transaction Documents, including any amounts not paid under Section 2.7(b)(1) and Section 2.7(b)(2) by reason of a cap specified therein; and

(11) ELEVENTH, (A) if a Default has occurred and is continuing, to remain in the Principal Collection Account or (B) otherwise, at the election of the Borrower (or the Collateral Manager on their behalf) (i) to be distributed to or as directed by the Borrower for distribution to their respective Equityholder (in which case such amount shall be deemed released from the Lien of the Collateral Agent hereunder) or (ii) to remain in the Principal Collection Account as Principal Collections.

Section 2.8 Alternate Priority of Payments.

On (x) each Business Day (a) following the occurrence and during the continuance of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a) or (y) the date of an Optional Sale, the Collateral Manager (or, in the case of clause (x), after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Payment Date Statement (and the Collateral Agent shall make payment from the applicable Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Payment Date Statement) to the following Persons, the following amounts in the following order of priority:

(1) FIRST, (x) first, to the applicable Governmental Authority, any Tax or withholding Tax, provided that the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1)(x) shall not exceed $5,000 per calendar quarter and (y) second, pro rata to the Collateral Agent, Collateral Custodian and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees and Collateral Custodian Fees owing to such Person; provided that the aggregate amount payable pursuant to Section 2.7(a)(2), Section 2.7(b)(2) and this Section 2.8(1)(y) shall not exceed $100,000 per annum;

(2) SECOND, to the Collateral Manager, in an amount equal to any accrued and unpaid Collateral Management Fee;

(3) THIRD, pro rata to each Lender, in an amount equal to any accrued and unpaid Interest (including Breakage Costs) and Non-Usage Fee;

(4) FOURTH, pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5) FIFTH, into the Unfunded Exposure Account (or as Unfunded Exposure Collections into the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) in an amount necessary to cause the amount in the Unfunded Exposure Account (or the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) to equal any Applicable Unfunded Exposure Amount;

(6) SIXTH, pro rata to the Lenders to pay the Advances Outstanding until paid in full;

(7) SEVENTH, pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(8) EIGHTH, to the Equityholder, to make any applicable Permitted RIC Distribution;

(9) NINTH, pro rata to each applicable party to pay all other amounts outstanding under the Transaction Documents, including any amounts not paid under Section 2.8(1) or Section 2.8(2) by reason of a cap specified therein; and

(10) TENTH, (A) if a Default has occurred and is continuing, to remain in the Principal Collection Account or (B) otherwise, at the election of the Borrower (or the Collateral Manager on their behalf) (i) to be distributed to or as directed by the Borrower for distribution to their respective Equityholder (in which case such amount shall be deemed released from the Lien of the Collateral Agent hereunder) or (ii) to remain in the Principal Collection Account as Principal Collections.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly identify (with the support of the Collateral Custodian to the extent necessary) any Collections received as Interest Collections or Principal Collections in any Available Currency and shall transfer (i) all Collections denominated in Dollars to the appropriate Collection Account within two (2) Business Days after its receipt and identification thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within two (2) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within two (2) Business Days after its receipt and identification thereof and (iv) all Collections denominated in GBP to the GBP Account within two (2) Business Days after its receipt and identification thereof. Upon the receipt of Collections during any Accrual Period, the Collateral Manager shall identify (with the support of the Collateral Custodian to the extent necessary) Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account, the Interest Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, respectively. All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account and (iii) GBP shall be deposited into the GBP Account. For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (i) first, to make payments in the applicable Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), upon conversion by the Collateral Agent at the direction of the Collateral Manager using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7. The Collateral Manager shall instruct the Collateral Agent (with notice to the Collateral Custodian) on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any Alternative Currency into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Collateral Manager using the Applicable Exchange Rate). Any Principal Collections may be converted by the

Collateral Agent at the direction of the Collateral Manager (with notice to the Collateral Custodian) into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) in the Available Currency that is the subject of such conversion exists either prior to or after giving effect to such conversion. The Collateral Manager shall provide no less than two (2) Business Days’ prior written notice to the Administrative Agent, the Collateral Agent and the Collateral Custodian of any such conversion. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Determination Date in the Borrowing Base Certificate delivered pursuant to Section 6.8(d).

(b) Excluded Amounts. With the prior written agreement from the Administrative Agent that any amounts to be withdrawn constitute Excluded Amounts (which agreement may be obtained by either the Collateral Manager or the Collateral Agent), the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Pass-Through Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and written agreement, delivered to the Administrative Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c) Initial Deposits. Commencing on the Funding Date with respect to any Loan, the Collateral Manager will deposit or cause to be deposited into the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, all Collections received in respect of such Loan on and after such initial Funding Date.

(d) Investment of Funds. All uninvested amounts on deposit in the Unfunded Exposure Account, the Interest Collection Account and the Principal Collection Account shall be invested at the direction of the Collateral Manager pursuant to clause (b) or clause (c) of the definition of Permitted Investments. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable account and transferred to the Principal Collection Account as Principal Collections, and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable). All amounts on deposit in the Pass-Through Collection Account, Collateral Account, Canadian Dollar Account, Euro Account or GBP Account shall remain uninvested.

(e) Unfunded Exposure Account. The Borrower may, at any time upon receipt of a contribution from the Equityholder transfer Principal Collections into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Applicable Unfunded Exposure Required Amount relating to Loans denominated in Dollars into the Unfunded Exposure Account, and the Borrower shall notify the Collateral Agent in writing of any amounts to be designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account or the GBP Account. All funding requests associated with any Applicable Unfunded Exposure Amount shall be made from the Unfunded Exposure Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable after the Reinvestment Period End Date.

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that (i) such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law, (ii) such additional interest shall not accrue unless an Event of Default then exists and (iii) such interest rate shall not apply to Advances Outstanding. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) CORRA or SONIA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2, (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent and the Lenders, on the Closing Date, its reasonable invoiced fees and out-of-pocket expenses through the Closing Date, which payment may be made by deducting any such amount from payments to be made by the Administrative Agent or any Lender to the Borrower on the Closing Date.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case issued after the date of this Agreement, shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party of making, converting to, continuing or maintaining any Advance or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller, the Borrower or any Affected Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Affected Party to the extent of funds available in the Collection Account (and, to the extent of any additional amounts, on the next Payment Date pursuant to Sections 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for such invoice), the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a certificate setting forth in reasonable detail the basis for and computations of such additional or increased costs, with a written description as to such additional or increased cost or reduction, which certification shall be conclusive absent manifest error; provided, however, that no Lender shall be requested to disclose confidential or price-sensitive information or any other information, to the extent prohibited by law.

(e) If a Disruption Event with respect to any Lender has occurred with respect to any then-current Benchmark, such Lender shall in turn so notify the Administrative Agent and the Borrower, whereupon all Advances Outstanding made by the affected Lender in the applicable Available Currency will accrue Interest at the Base Rate from and including the date of such Disruption Event to, but excluding, the earlier of (x) such time as the conditions leading to such Disruption Event no longer exists and (y) the Benchmark Replacement Date for such Benchmark.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 or Section 2.13 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12 or Section 2.13, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 or Section 2.13 for any amounts incurred more than nine (9) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine (9) month period shall be extended to include the period of such retroactive effect.

(g) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. In no event will the Borrower be responsible for increased amounts referred to in this Section 2.12 relating to any other entities to which Lenders provide financing.

Section 2.13 Taxes.

(a) For purposes of this Section 2.13, the term “Applicable Law” includes FATCA. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Affected Party timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the calculation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Without limiting the generality of Section 11.5, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent, the Collateral Custodian and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent, the Collateral Custodian or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent, the Collateral Custodian or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent, the Collateral Custodian or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent, the Collateral Custodian or the Administrative Agent as will enable the Borrower, the Collateral Agent, the Collateral Custodian or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(1), Section 2.13(f)(ii)(2), and Section 2.13(f)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W- 9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G, Part 2.13-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d. to the extent a Foreign Lender is not the beneficial owner of the income, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G, Part 2.13-2 or Exhibit G, Part 2.13-3, IRS Form W-9, and/or other certification or documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G, Part 2.13-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.13(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14 Reinvestment; Discretionary Sales, Substitution and Optional Sales of Loans.

(a) Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Agent, prior to the Facility Maturity Date, the Borrower may withdraw funds on deposit in either Principal Collection Account for the following purposes:

(i) to reinvest such funds in Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all conditions precedent set forth in Section 3.2 have been satisfied and (2) each Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan;

(ii) to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b);

(iii) to fund the Unfunded Exposure Account (or to deposit funds designated as Unfunded Exposure Collections the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable) in an amount equal to any Applicable Unfunded Exposure Amount minus any Applicable Unfunded Exposure Required Amount; or

(iv) to make a distribution to the relevant Equityholder with respect to any Eligible Loan the acquisition of which was fully funded by capital contribution from the Equityholder in advance of receipt of an Advance hereunder.

(b) Substitutions. Subject to Section 2.14(e) and (f), the Borrower (x) may, during the Reinvestment Period, sell any Loan and replace such Loan with another Loan (each such sale and replacement, a “Substitution”) and (y) shall, to the extent a Substitution is required under the Sale Agreement, effect a Substitution, in each case so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred and be continuing, (ii) each substitute Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (iii) 100% of the proceeds from the sale of the Loan(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Loan(s) or deposited in the applicable Collection Account (for the avoidance of doubt, in any combination thereof), (iv) all conditions precedent set forth in Section 3.2 have been satisfied with respect to each substitute Loan to be acquired by the Borrower in connection with such Substitution and (v) immediately after giving effect to such Substitution, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) is reduced or cured.

(c) Discretionary Sales. Subject to Section 2.14(e) and (f), upon not less than one (1) Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Agent, the Collateral Custodian and the Lenders), the Borrower shall be permitted to sell Loans (each, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of

Default shall have occurred and be continuing, (ii) unless the Administrative Agent has provided its prior written consent, the sale price of each Loan sold pursuant to a Discretionary Sale shall be greater than or equal to its Adjusted Borrowing Value, (iii) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists and (iv) the Discretionary Sale shall not occur after the Termination Date; provided that, in the event a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) shall have existed immediately prior to giving effect to such Discretionary Sale, the Borrower may, with the prior consent of the Administrative Agent in its sole discretion, effect a Discretionary Sale so long as, immediately after giving effect to such Discretionary Sale and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) is reduced or cured; provided, further, with respect to clause (ii) above, no Administrative Agent consent shall be required with respect to Discretionary Sales of Loans with an aggregate Outstanding Balance during any 12-month rolling period of not more than 10% of the highest aggregate Outstanding Balance of all Loans during such 12-month period (or such lesser number of months as shall have elapsed as of such date).

(d) Optional Sales. Subject to Section 2.14(e), the Borrower shall have the right to sell all (and not less than all) of the Loans included in the Collateral (an “Optional Sale”) on any Business Day. The proceeds of any Optional Sale shall be distributed on the related settlement date in accordance with Section 2.8.

(e) Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale, sale pursuant to a Substitution or Optional Sale effected pursuant to Section 2.14(b), (c), or (d) shall be subject to the satisfaction of the following conditions:

(i) except in connection with an Optional Sale, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent;

(ii) the Borrower shall deliver a list of all Loans to be sold or substituted to the Administrative Agent, the Collateral Agent and the Collateral Custodian, which list may be delivered as an annex or exhibit to the Borrowing Base Certificate;

(iii) except in connection with an Optional Sale, as certified in writing to the Administrative Agent by the Borrower, no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower or the Collateral Manager, as applicable, in the selection of the Loans to be sold or substituted;

(iv) the Borrower shall notify the Administrative Agent and Collateral Agent of any amount to be deposited into the applicable Collection Account in connection with any sale or substitution;

(v) each such Discretionary Sale, sale pursuant to a Substitution and Optional Sale complies with Section 6.2(m);

(vi) (A) the Borrower shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.1 and 4.2 hereof and (B) the Seller shall be deemed to have certified to the Administrative Agent that the representations and warranties contained in Section 4.5 hereof shall continue to be correct following any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(vii) any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(viii) as certified in writing to the Administrative Agent by the Borrower, any Discretionary Sale or sale in connection with a Substitution shall be made by the Borrower to a third-party purchaser unaffiliated with the Seller or the Collateral Manager in a transaction (1) reflecting arm’s-length market terms and (2) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than the representations, warranties and covenants set forth in the LSTA Form of Assignment Agreement dated August 8, 2014, the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Purchase and Sale Agreement for Distressed Trades, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction), provided that, notwithstanding the foregoing, the Borrower may make a Discretionary Sale or sale in connection with a Substitution, in each case for fair market value, to the Seller, the Collateral Manager or an Affiliate of the Borrower, the Collateral Manager or the Seller with the prior written consent of the Administrative Agent in its sole discretion (except that, so long as no Event of Default exists, no such consent shall be required in connection with a Discretionary Sale or Substitution (1) to the Seller pursuant to any exercise of the Seller’s mandatory repurchase or Substitution obligation under Section 7.1 of the Sale Agreement or (2) permitted by Section 2.14(f)); provided, further, that after the occurrence of an Event of Default, the Borrower may only make Discretionary Sales, sales pursuant to a Substitution or an Optional Sale with the prior written consent of the Administrative Agent in its sole discretion;

(ix) the Borrower shall pay an amount equal to all accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders and the Collateral Agent in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);

(x) with respect to an Optional Sale, the Borrower shall, not later than ten (10) Business Days prior to the date of such sale, deliver to the Administrative Agent and each Lender a certificate and evidence to the reasonable satisfaction of such parties (which satisfaction shall be confirmed in writing by the Administrative Agent and each Lender) that the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 (which funds may be derived from completion of such Optional Sale); and

(xi) if any such Discretionary Sale, sale pursuant to a Substitution or Optional Sale is in connection with a Permitted Securitization, the Administrative Agent has provided its prior written consent (in its sole discretion, provided that consent is not required should the Permitted Securitization be solely arranged by Wells Fargo Securities, LLC) thereto.

(f) Limitations on Sales, Substitutions and Repurchases.

(i) Unless otherwise consented to by the Administrative Agent, the aggregate Outstanding Balance of all Loans which are sold or intended to be sold by the Borrower to Affiliates of the Borrower or third parties in connection with a Substitution or a Discretionary Sale during any 12-month rolling period shall not exceed, collectively, 40%, or with respect to such sales solely to Affiliates of the Borrower, 20%, of the highest aggregate Outstanding Balance of all Loans during such 12-month period (or such lesser number of months as shall have elapsed as of such date); provided that, the limitation set forth in this clause (f)(i) shall not apply with respect to (x) any Substitution or Discretionary Sale of a Loan with an Assigned Value of zero, (y) Discretionary Sales performed in accordance with Section 2.14(f)(ii) and/or (z) any Discretionary Sale, directly or indirectly, to a Person established in connection with a Permitted Securitization so long as the Administrative Agent has provided its prior written consent (in its sole discretion, provided that consent is not required should the Permitted Securitization be solely arranged by Wells Fargo Securities, LLC) to such Discretionary Sale.

(ii) Notwithstanding anything in this Agreement to the contrary, including Sections 2.14(c) and 2.14(e), the Borrower shall be permitted to make Discretionary Sales to a parallel fund with respect to the Equityholder that are effected for the purpose of rebalancing portfolios so long as (i) the Borrower gives not less than one (1) Business Day’s prior written notice to the Administrative Agent, (ii) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred, (iii) the sale price of each Loan or portion of a Loan sold pursuant to such Discretionary Sale shall be at least equal to the fair market value of such Loan or portion thereof, (iv) immediately after giving effect to such Discretionary Sale, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists, (v) such Discretionary Sale does not occur after the Termination Date, (vi) no limited partner in the Equityholder is also a limited partner in such parallel fund and (vii) neither the general partner of the Equityholder nor the general partner of such parallel fund holds more than a 10.0% ownership interest in the Equityholder or such parallel fund.

(g) Sales of Loans with an Assigned Value of Zero and Sales of Equity Securities. The Borrower may sell any Loan with an Assigned Value of zero or any Equity Security to any Person; provided, that (i) any such sale shall be made on an arm’s-length basis at fair market value (or, solely with respect to any Loan purchased by the Seller pursuant to Section 7.1 of the Sale Agreement, the applicable Transfer Deposit Amount (as defined in the Sale Agreement)), and (ii) any such sale shall comply with Section 6.2(m).

Section 2.15 Assignment of the Sale Agreement, the Closing Date Participation Agreement and Guarantee.

The Borrower hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to (including any indemnification rights thereunder), but none of its obligations under, the Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith. The Borrower confirms that, upon the occurrence and during the continuance of an Event of Default (but not otherwise), and until the Collection Date, the Collateral Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith for the benefit of the Collateral Agent for the benefit of the Secured Parties.

The Borrower hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to (including any indemnification rights thereunder), but none of its obligations under the Closing Date Participation Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith. The Borrower confirms that, upon the occurrence and during the continuance of an Event of Default (but not otherwise), and until the Collection Date, the Collateral Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Closing Date Participation Agreement under which it is a purchaser and any UCC financing statements filed under or in connection therewith for the benefit of the Collateral Agent for the benefit of the Secured Parties.

The Borrower hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to (including any indemnification rights thereunder), but none of its obligations under, the Guarantee. The Borrower confirms that, upon the occurrence and during the continuance of an Event of Default (but not otherwise), and until the Collection Date, the Collateral Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Guarantee for the benefit of the Collateral Agent for the benefit of the Secured Parties.

Section 2.16 Capital Contributions.

Any direct or indirect owner of the Borrower may, but shall not be obligated to, make a capital contribution in cash, Eligible Loans or securities to the Borrower at any time. All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Collateral Manager specifies to the Collateral Agent that such cash shall constitute Interest Collections or Unfunded Exposure Collections and shall be deposited into the Collection Account, Canadian Dollar Account, Euro Account or GBP Account in accordance with Section 2.9 as designated by the Collateral Manager.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(iii) such Defaulting Lender shall not be entitled to receive any Non- Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of any Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of any Benchmark Replacement; provided that notice of any such amendment shall be given to the Borrower and the Servicer at least two (2) Business Days prior to the adoption of any such amendment.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including EURIBOR or Term CORRA) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance denominated in the applicable Available Currency to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the Base Rate shall be used instead of such Benchmark to calculate Interest with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, the Borrower may request such Lender provide an estimate of the costs and expenses that would be incurred by such Lender in connection with designating a different lending office for funding or booking its Advances hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, which designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b) Replacement of Lenders. If any Lender unaffiliated with the Administrative Agent requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, and, in either case, such Lender declines to effect a designation or assignment pursuant to Section 2.19(a), or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) to the definitions described in Section 12.1(g) which is approved by the Borrower, the

Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a) Each Transaction Document shall have been duly executed by, and delivered (except for the Collateral Agent and Collateral Custodian Fee Letter) to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b) The Administrative Agent shall have received satisfactory evidence (which may be in the form of an opinion of counsel) that each of the Seller, the Borrower, the Investment Manager and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c) The Seller, the Collateral Manager, the Investment Manager and the Borrower shall each have delivered to the Administrative Agent a certificate as to whether such Person is Solvent in the form of Exhibit B;

(d) (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing, (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Termination Event has occurred and is continuing and (iii) the Seller shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Seller has occurred and is continuing;

(e) The Administrative Agent and the Collateral Manager shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Schulte Roth & Zabel LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral, true sale and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) The Borrower and the Administrative Agent shall have received the executed legal opinion or opinions of Schulte Roth & Zabel LLP, counsel to the Equityholder, the Seller, the Investment Manager and the Collateral Manager, covering enforceability of the Transaction Documents to which the Equityholder, the Seller, the Investment Manager or the Collateral Manager is a party and, in the case of the Seller, grant and perfection of the security interest in favor of the Borrower granted under the Sale Agreement and the Closing Date Participation Agreement and the executed legal opinion of Miles & Stockbridge P.C., Maryland counsel to the Equityholder and the Seller, covering certain matters under Maryland law, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent) to be received on date of the initial Advance referred to herein;

(h) The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j) The UCC-1 financing statements naming (1) the Borrower as debtor and the Collateral Agent as secured party and (2) the Seller as debtor and the Collateral Agent as assignee secured party are in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Collateral Agent’s security interest in the Collateral such that the Collateral Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower or Equityholder (whether now existing or hereafter acquired);

(k) The Administrative Agent shall have received an Officer’s Certificate substantially in the form of Exhibit C of the Equityholder (including in the Equityholder’s capacity as the Seller), the Collateral Manager, the Guarantor and the Borrower, with a counterpart for each Lender, that includes a copy of the resolutions (or other authorizing instruments, if applicable), in form and substance satisfactory to the Administrative Agent, of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) in the case of the Borrower and the Equityholder, the granting by it of the Liens created pursuant to the Transaction Documents, certified by a Responsible Officer (or other authorized Person) of such Person as of the Closing Date, which certification shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions, or other authorizing instruments, if applicable, thereby certified have not been amended, modified, revoked or rescinded;

(l) The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Seller, the Collateral Manager, the Investment Manager and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Transaction Document, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer (or other authorized Person) of such Person;

(m) The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Governing Documents of the Seller, the Collateral Manager, the Investment Manager and the Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer (or other authorized Person) of such Person, which certification shall be included in the certificate delivered in respect of such Person pursuant to Section 3.1(k) and shall be in form and substance satisfactory to the Administrative Agent;

(n) The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Seller, the Collateral Manager, the Investment Manager and the Borrower (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect;

(o) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 (other than the financing statements referred to in clause (j) above) necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created, or purported to be created, by the Transaction Documents shall have been completed;

(p) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent; and

(q) The Borrower shall have received the executed legal opinion or opinions of Greenberg Traurig, LLP, counsel to the Collateral Agent and the Collateral Custodian, covering enforceability of the Transaction Documents to which the Collateral Agent and the Collateral Custodian is a party.

Section 3.2 Conditions Precedent to All Advances and Acquisitions of Loans.

Each Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a) With respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent, the Collateral Custodian and each Lender) (A) if the Advance is denominated in Dollars, no later than 2:00 p.m. on the proposed Funding Date, (B) if the Advance is denominated in GBP, no later than 2:00 p.m. at least three (3) Business Days prior to the proposed Funding Date and (C) if the Advance is denominated in Canadian Dollars or Euros, no later than 2:00 p.m. at least two (2) Business Days prior to the proposed Funding Date, a Funding Notice in the form of Exhibit A-1, a Borrowing Base Certificate and a schedule listing each Loan and setting forth the information listed on Schedule II, if any, proposed to be acquired by the Borrower in connection with such Transaction;

(b) With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Loans in connection with a Substitution pursuant to Section 2.14(b), the Collateral Manager shall have delivered to the Administrative Agent, no later than 2:00 p.m. on the Business Day prior to any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager on behalf of the Borrower;

(c) On the date of such Transaction (A) the Borrower shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) if the related Borrower’s Notice is executed by the Borrower, the Borrower shall have certified in such notice that (other than with respect to the Collateral Manager’s certifications in clause (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, clause (g) and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) the representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(ii) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default or an Event of Default;

(iii) on and as of such day, immediately after giving effect to such Transaction, neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) is reduced);

(iv) to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v) on and as of such day, immediately after giving effect to such Transaction the Advances Outstanding do not exceed the Facility Amount.

(d) On the date of such Transaction (A) the Collateral Manager shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) the Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the Borrower’s certifications in clause (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, clause (g) and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i) no event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default, an Event of Default or a Collateral Manager Termination Event;

(ii) on and as of such day, immediately after giving effect to such Transaction, neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) is reduced);

(iii) the representations and warranties contained in Section 4.3 are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(iv) on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e) (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Reinvestment Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(f) On each date specified in Section 4.5, the Seller shall be deemed to have certified that the representations and warranties contained in Section 4.5 are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(g) The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered by either thereof under this Agreement as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(h) The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lenders, the Collateral Agent, the Collateral Custodian and the Administrative Agent for all reasonable, documented out-of-pocket fees, costs and expenses then required to be paid in connection with the closing of the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees of one counsel for each of (x) the Administrative Agent and the Lenders and (y) the Collateral Agent, and any other legal and document preparation costs incurred by the Lenders, the Collateral Agent and the Administrative Agent;

(i) The Borrower and the Collateral Manager shall have received a copy of an Approval Notice, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (a) of the definition of “Eligible Loan,” of the Loans to be added to the Collateral; and

(j) In connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall have delivered to the Collateral Agent (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Advance Date, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed credit agreement or assignment agreement, as applicable), and, if any Loans are closed in escrow, a certificate (in the form of Exhibit H) from the closing attorneys of such Loan confirming the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Agent within five (5) Business Days of any related Advance Date with respect to any Loan.

The failure of any of the foregoing conditions precedent to be satisfied in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the related Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3 Custodianship; Transfer of Loans and Permitted Investments.

(a) The Collateral Agent shall hold all Certificated Securities and Instruments in physical form at its offices set forth in Section 5.5(c). Any successor Collateral Agent shall be a state or national bank or trust company which is not an Affiliate of the Borrower or the Seller, and which is a Qualified Institution.

(b) Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall, if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Agent in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Agent to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

(c) The Borrower shall cause all Loans or Permitted Investments acquired by the Borrower to be transferred to the Collateral Agent for credit by the Collateral Agent to the applicable Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Agent by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary at the Corporate Trust Office and (B) causing the Securities Intermediary to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Security Certificate at its offices set forth in Section 5.5(c);

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement;

(iv) in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral (or describing the collateral as “all assets,” or words of similar effect) at the filing office of the Secretary of State of the State of Delaware.

(d) The security interest of the Collateral Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Collateral Agent, be released and the Collateral Agent shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of each Measurement Date (other than a Measurement Date under clause (vii) of the definition thereof), each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b) Due Formation. The Borrower is (i) duly formed and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Governing Documents of the Borrower or any Contractual Obligation of the Borrower, (ii) result in the creation of any Lien on the Collateral (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority required (if any) for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdiction by the Borrower.

(j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower to not be Solvent and the Borrower shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit B.

(k) Taxes. The Borrower (i) is and has always been treated as either (x) a domestic partnership, each of whose partners (as determined for U.S. federal income tax purposes) are U.S. Persons or (y) disregarded as an entity separate from a U.S. Person for U.S. federal income tax purposes and (ii) has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal and state income and other material Taxes required to be paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.1(m);

(iii) with respect to Collateral that constitute Security Entitlements:

(1) all of such Security Entitlements have been credited to one of the Accounts and the Securities Intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

(3) the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent for the benefit of the Secured Parties. The Borrower has not instructed the Securities Intermediary of any Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement.

(iv) all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time to time in the State of New York;

(v) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than (i) Permitted Liens and (ii) with respect to the Collateral acquired by the Borrower on the Closing Date, any liens which shall be terminated on or prior to the Closing Date) of any Person;

(vi) the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Collateral Agent, on behalf of the Secured Parties;

(vii) the Borrower has taken all necessary steps to authorize the Collateral Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that includes a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Collateral Agent hereunder, (B) relating to the security interest, if any, granted to the Borrower under the Sale Agreement, (C) relating to the security interest, if any, granted to the Borrower under the Closing Date Participation Agreement, or (D) that has been terminated and/or fully and validly assigned to the Collateral Agent or the Borrower on or prior to the date hereof;

(ix) the Borrower is not aware of the filing of any judgment or Lien for Taxes (other than Permitted Liens) filed against it;

(x) other than in the case of Noteless Loans, all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Agent;

(xi) none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties;

(xii) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, on behalf of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, on behalf of the Secured Parties, upon original issue or registration of transfer by the Borrower; and

(xiii) in the case of an Uncertificated Security, the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(n) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished by or on behalf of the Borrower, the Collateral Manager, the Equityholder or the Seller (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Borrower by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided, (or such other date as may be specified therein) true, correct and complete to the actual knowledge of a Responsible Officer of the Borrower.

(o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employee Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(k). The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date except as permitted under Section 5.1(o)(vi) hereof.

(p) Collection Accounts. The Collection Accounts (including any sub accounts thereof) are the only accounts to which any agent, administrative agent or Obligor has been instructed by the Borrower, or the Collateral Manager on the Borrower’s behalf, to send Collections.

(q) Sale Agreement and Closing Date Participation Agreement. The Sale Agreement and the Closing Date Participation Agreement are the only agreements pursuant to which the Borrower purchases Collateral from the Seller.

(r) Value Given. The Borrower has given reasonably equivalent value to the Seller or the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(s) Accounting. Other than for tax purposes, the Borrower accounts for the transfers to it of interests in Collateral as purchases of such Collateral for financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(t) Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not:

(i) engage in any business or activity other than the purchase, receipt, management and sale of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents including, without limitation, capital contributions which it may receive from the Equityholder;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Collection Date;

(iv) except as otherwise permitted under clause (iii), fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its limited liability company agreement or fail to observe limited liability company formalities;

(v) form, acquire or own any Subsidiary, own any Capital Stock in any other entity (other than Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan), or make any Investment in any Person (other than Permitted Investments or Capital Stock in Obligors in connection with the exercise of any remedies with respect to a Loan or any exchange offer, work-out or restructuring of a Loan) without the prior written consent of the Administrative Agent;

(vi) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (1) Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and (2) ordinary course contingent obligations under the Underlying Instruments (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);

(viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) organizational documents, (c) Underlying Instruments and (d) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person; provided that, for the avoidance of doubt with regard to this clause (x), (i) acquisitions of Collateral from the Seller or its Affiliates, and sales of Collateral to the Seller and its Affiliates, each in accordance with other provisions of this Agreement (including, without limitation, Section 6.2(m) and Section 6.2(n)) and the other Transaction Documents shall be permitted, (ii) distributions (including Permitted RIC Distributions) to the Equityholder in accordance with the terms hereof shall be permitted and (iii) the Equityholder may contribute cash or other property as a capital contribution to the Borrower;

(xi) seek its dissolution or winding up in whole or in part or divide or permit any division of the Borrower;

(xii) fail to correct any known misunderstandings regarding the separate identities of the Borrower, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person other than the debt of the other Borrower hereunder;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi) file or consent to the filing of any petition as to the Borrower, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii) except as may be required or permitted by the Code and regulations thereunder or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates so long as (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Person and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Person or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xix) fail to pay its own liabilities and expenses only out of its own funds;

(xx) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi) except in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Loan with respect to which an Obligor is or would thereby become an Affiliate, acquire the obligations or securities issued by its Affiliates or members (unless approved by the Administrative Agent in its sole discretion);

(xxii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiii) to the extent used, fail to use separate invoices and checks bearing its own name;

(xxiv) except for any Permitted Lien relating to any Equity Security, pledge its assets to secure the obligations of any other Person;

(xxv) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Puglisi & Associates, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Cogency Global Inc., Registered Agent Solutions, Inc., KRH Staffing, LLC or, if none of those companies is then providing professional Independent Managers, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower, the Seller or the Collateral Manager and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of the Borrower or any of its equityholders, the Collateral Manager or Affiliates (other than as an Independent Manager) of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or directors; (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of clause (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as an Independent Manager of the Borrower;

(xxvi) fail to ensure that all limited liability company action relating to the appointment, maintenance or replacement of the Independent Manager are complied with;

(xxvii) fail to provide that the unanimous consent of all managers (including the consent of the Borrower’s Independent Manager) is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxviii) fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is disregarded as an entity separate from such Person for U.S. federal income tax purposes or to the extent that such failure does not constitute a breach of Section 5.1(k).

(u) Investment Company Act. The Borrower is not registered as an “investment company” within the meaning of, and is not required to register as an “investment company” under, the 1940 Act.

(v) ERISA. (i) The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. At all times during the term of the Agreement and on the date of each Transaction, none of the assets of the Borrower (including the Collateral) or guaranteeing person constitutes or will constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in the Borrower or its direct or indirect parent companies or otherwise.

(w) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(x) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower since the Closing Date.

(y) Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the applicable Collection Account within two Business Days after receipt as required herein.

(z) Full Payment. As of the initial Funding Date thereof, the Borrower had no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the applicable Obligor in full.

(aa) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct as of the date made or deemed made.

(bb) Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has during the last five years been acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. To the Borrower’s knowledge, no investor in such Person is a Sanctioned Person. To the Borrower’s knowledge, each such Person has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(cc) Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, any Person directly or indirectly Controlling the Borrower and any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing (i) has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Borrower’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(dd) Good Title. The Borrower has good and marketable title (or security interest) in the Collateral.

(ee) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a) Valid Security Interest. This Agreement constitutes a valid grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which security interest constitutes a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York.

(b) Eligibility of Collateral. As of the Closing Date and each Funding Date, (i) the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date and (ii) with respect to each Loan included in the Collateral, each Loan is an Eligible Loan at such time.

(c) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Borrower’s knowledge, originated without any fraud or material misrepresentation.

Section 4.3 Representations and Warranties of the Collateral Manager. The Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Formation. The Collateral Manager is duly formed and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of formation, limited liability company agreement or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate, in any material respect any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Collateral Manager threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.

(h) Reports Accurate. All information, documents, books, records or reports furnished by the Collateral Manager (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Collateral Manager by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided (or such other date as may be specified therein), true, correct and complete to the actual knowledge of a Responsible Officer of the Collateral Manager.

(i) Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent and the Collateral Manager shall deliver to the Administrative Agent on the Closing Date a certification in the form of Exhibit B.

(j) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the Collateral Manager’s knowledge, originated without any fraud or material misrepresentation.

(k) Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject.

(l) Sanctions. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, no Related Party of the foregoing

(i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has been during the last five years acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. To the Collateral Manager’s knowledge, no investor in such Person is a Sanctioned Person. To the Collateral Manager’s knowledge, each such Person has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Sanctions. The Collateral Manager will notify each Lender and Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(m) Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager and any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing (i) has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Collateral Manager’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(n) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since the Closing Date.

Section 4.4 Representations and Warranties of the Collateral Agent.

The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Contractual Obligation to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g) Corporate Collateral Agent Required; Eligibility. The Collateral Agent hereunder (i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, and (iv) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 4.5 Representations and Warranties of the Equityholder and the Seller.

Each of the Equityholder (in such capacity or as the Seller, as applicable) hereby represents and warrants, as of the Closing Date and each date the Borrower acquires any Collateral from the Equityholder, as the Seller:

(a) No Fraud. Each Loan originated by an unaffiliated third party was, to the best of the knowledge of a Responsible Officer of the Seller, originated without any fraud or material misrepresentation.

(b) Sanctions. None of the Seller, the Equityholder, any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is owned or controlled by, or is or has been during the last five years acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Person; or (iii) is, to the Seller’s or the Equityholder’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions. To the Seller’s or the Equityholder’s knowledge, no investor in such Person is a Sanctioned Person. To the Seller’s or the Equityholder’s knowledge, each such Person has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Sanctions. Each of the Seller or the Equityholder, as applicable, will notify each Lender and Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(c) Anti-Money Laundering Laws and Anti-Corruption Laws. The Seller, the Equityholder, any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, any Related Party of the foregoing (i) has instituted and maintains policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and (ii) is not, to the Seller’s or the Equityholder’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(d) Business Development Company. Commencing with the date the Equityholder elects to become a business development company under the 1940 Act and so long as such election has not been withdrawn by the Equityholder, the Equityholder (i) will maintain its status as a business development company under the 1940 Act and (ii) will maintain an asset coverage ratio (determined in accordance with the 1940 Act) of at least 150%.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower.

The Borrower (and the Equityholder where applicable) covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent; provided that the Borrower shall be permitted to change its registered agent without the consent of (but with prior notice to) the Administrative Agent.

(c) Performance and Compliance with Collateral. The Borrower will, at the Borrower’s expense, timely and fully perform and comply (or, by exercising its rights thereunder, cause the Seller to perform and comply pursuant to the Sale Agreement or the Closing Date Participation Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account. The Borrower will (or will cause the Collateral Manager to) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. For the avoidance of doubt, the right of the Administrative Agent provided herein (including pursuant to clause (e) below and Sections 5.3(d), 7.10 and 13.10) to visit and inspect the financial records and properties of the Borrower and/or Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal year when no Event of Default is in existence; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e) Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement, the Closing Date Participation Agreement, from a Seller Affiliate or directly from an unaffiliated third party, (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder, Permitted Liens and any Liens to be terminated on the Closing Date, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Seller in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of the Borrower having knowledge of such matters, which visits shall be subject to the limitations set forth in the final sentence of clause (d) above, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Deposit of Collections.

(i) Promptly (but in no event later than two (2) Business Days) after acquisition of a Loan, the Borrower shall or shall cause the Collateral Manager to, instruct each Obligor (or, (x) with respect to any Agented Loan, the paying agent or (y) with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, the Seller) to deliver all Collections in respect of the Collateral to the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii) The Collateral Custodian shall (with the support of the Collateral Manager to the extent necessary) promptly (but in no event later than the Measurement Date related to the Payment Date immediately following the related Accrual Period), identify Principal Collections and Interest Collections, and transfer or direct the Securities Intermediary to transfer the same to the applicable Principal Collection Account and the applicable Interest Collection Account, respectively (or, if applicable, the applicable Canadian Dollar Account, Euro Account or GBP Account).

(g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).

(h) Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(i) Events of Default. Within three (3) Business Days following the actual knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has actual knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event (to the extent known by the Borrower) and the action, if any, that the Borrower proposes to take with respect thereto.

(j) Obligations. The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(k) Taxes. The Borrower (i) will be treated as either (x) a domestic partnership (each of whose partners (as determined for U.S. federal income tax purposes) will be U.S. Persons) or (y) disregarded as an entity separate from a U.S. Person for U.S. federal income tax purposes and (ii) will timely file or cause to be filed all U.S. federal and state income and other material Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and state income and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(l) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Eligible Loans, to make distributions (including Permitted RIC Distributions) to its Equityholder (so long as (A) such distribution is in accordance with Sections 2.7, 2.8 or 2.14(a)(iv), (B) such distribution is in connection with prior transfers of Eligible Loans to the Borrower as capital contributions by the Equityholder or (C) such distribution is in connection with any permanent reduction of the Facility Amount and no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) would exist after giving effect to such distribution) in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder) in accordance with Sections 2.7 and 2.8.

(m) Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence and during the continuance of a Collateral Manager Termination Event or an Event of Default, send notification forms giving the Obligors and/or agents on Agented Loans notice of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent.

(n) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.

(o) Notices. The Borrower will (or will cause the Collateral Manager to) furnish to the Administrative Agent:

(i) Auditors’ Management Letters. Promptly after the receipt thereof, notice of any auditors’ management letters received by the Borrower or by its accountants;

(ii) Representations and Warranties. Promptly after a Responsible Officer’s obtaining knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of a Responsible Officer of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;

(iii) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice;

(iv) Proceedings. As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, or the Borrower; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral or the Borrower in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(o)(iv);

(v) Notice of Certain Events. Promptly upon a Responsible Officer of the Borrower becoming aware thereof (and, in any event, within five (5) Business Days, thereof), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any failure to comply with Section 5.1(s), (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan) set forth in the definition of Eligible Loan, or (6) unless notice of such default has been provided by the Collateral Manager under Section 5.3(i), the occurrence of any default by an Obligor on any Loan in the payment of principal or interest that would result in an Assigned Value Adjustment Event;

(vi) Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

(vii) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower;

(viii) Deemed Representations. On any day, as soon as possible and in any event within one (1) Business Day after knowledge thereof, notice of any event or occurrence that would cause any representation made by the Borrower pursuant to Section 3.2(c)(i), (ii) or (iv) to be misleading or untrue in any respect, in the Administrative Agent’s reasonable discretion, if made on such day; and

(ix) Notice of Liens. Promptly after receipt by a Responsible Officer of the Borrower of knowledge or notice thereof, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that nothing in this Section 5.1(o)(ix) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(p) Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Seller.

(q) Financial Statements. The Borrower shall, as applicable, furnish to the Administrative Agent for distribution to each Lender:

(i) for each fiscal year of the Equityholder commencing with the 2025 fiscal year, as soon as available, but in any event within one hundred and twenty (120) days after the end of such fiscal year of the Equityholder, a copy of the consolidated audited balance sheet of the Equityholder, as at the end of such year and the related statements of income and retained earnings and statement of cash flows for such year, setting forth in each case comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; and

(ii) for each of the first three fiscal quarters of each fiscal year of the Equityholder commencing with the quarter ending in September 2025, as soon as available, but in any event within sixty (60) days after the end of such fiscal quarter of the Equityholder, as applicable, a copy of the consolidated unaudited balance sheet of the Equityholder, as at the end of such quarter and the related statement of income for such fiscal quarter.

(r) Other Information. The Equityholder shall furnish to the Administrative Agent for distribution to each Lender:

(i) within five (5) Business Days after the same are sent, copies of all financial statements and reports which the Equityholder sends to all of its investors, generally; provided that, other than with respect to statements and reports related to a cure of an Event of Default described under Section 9.1(o), the Equityholder shall not be required to furnish such statements or reports described in this Section 5.1(r)(i) to the extent that such statements or reports contain confidential, proprietary or privileged information; and

(ii) within five (5) Business Days after the same are filed, and to the extent they are not accessible through the Electronic Data Gathering, Analysis, and Retrieval system of the SEC copies of all financial statements, filings and reports which the Equityholder may make to, or file with, the SEC or any successor or analogous Governmental Authority that are made publicly available by the SEC or such Governmental Authority.

(s) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under Applicable Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t) Non-Consolidation. The Borrower shall at all times refrain from any action, or conducting its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, or that otherwise causes it to make incorrect any of the assumptions made by Schulte Roth & Zabel LLP in its opinions delivered pursuant to Section 3.1.

(u) Loan Acquisitions. All Loans acquired by the Borrower shall be acquired from the Seller pursuant to the Sale Agreement, the Closing Date Participation Agreement, from the Seller Affiliate or from an unaffiliated third party.

(v) Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor. Each such UCC lien search shall be at the sole expense of the Borrower.

(w) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the other Secured Parties under or as contemplated by this Agreement.

(x) Compliance with Sanctions. The Borrower shall, and shall ensure that any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(y) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and the Borrower shall ensure that each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or knowingly indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(z) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent or any Lender information and documentation reasonably requested by the Administrative Agent or such Lender, as applicable, for purposes of compliance with the Beneficial Ownership Regulation.

Section 5.2 Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents or incidental thereto, (B) the acquisition, ownership and management of the Collateral and (C) the sale of the Collateral as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents, or (iii) except as otherwise provided in Section 4.1(t)(v), form any Subsidiary or make any Investment in any other Person.

(b) Collateral Not to be Evidenced by Instruments. The Borrower will not take any action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Collateral Agent, together with an Indorsement in blank, as collateral security for such Loan.

(c) Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution, Optional Sale, or other sale permitted hereunder or required under the Sale Agreement or the Closing Date Participation Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein, other than as permitted or required pursuant to this Agreement (including as provided in Section 4.1(t)(iii)) or the Sale Agreement or the Closing Date Participation Agreement.

(e) Restricted Payments. The Borrower shall not make any Restricted Payments other than with respect to Permitted RIC Distributions and amounts the Borrower receives in accordance with Section 2.7, Section 2.8 or distributed pursuant to Section 2.14(a)(iv), and any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to the Borrower.

(f) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the Collateral Agent’s offices set forth in Section 5.5(c) on the Closing Date, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in effect.

(g) ERISA Matters. The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.

(h) Limited Liability Company Agreement. The Borrower will not amend, modify, waive or terminate any provision of its limited liability company agreement (i) without providing the Administrative Agent with at least five (5) Business Days’ prior written notice, or (ii) if it has been notified by the Administrative Agent within five (5) Business Days after prior written notice of such amendment is delivered by the Borrower to the Administrative Agent that such amendment, modification, waiver or termination is materially adverse to any Secured Party.

(i) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors (or agents on any Agented Loan) regarding payments to be made with respect to the Collateral to the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, unless the Administrative Agent has consented to such change.

(j) Preservation of Security Interest. The Borrower (at its expense) hereby authorizes the Collateral Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Collateral Agent for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.

(k) Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with at least fifteen (15) days’ prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.

(l) Change of Control. The Borrower shall not enter into (or, to the extent permitted by Applicable Law, recognize as a member of the Borrower any transferee in connection with) any transaction or agreement or any sale, assignment or transfer (whether direct or indirect) which results in a Change of Control with respect to the Borrower.

(m) Ownership. The Borrower shall not have any owner other than the Equityholder and shall not permit the Equityholder to incur any Lien on the Capital Stock of the Borrower.

(n) Compliance with Sanctions. The Borrower shall not, and shall ensure that any Person directly or indirectly Controlling the Borrower, any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will not, directly or knowingly indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance, or facilitate any activities, business or transactions with or for the benefit of a Sanctioned Person or (ii) in any other manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Borrower will not fund any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

Section 5.3 Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Borrower and the Lenders that during the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the performance of its obligations under this Agreement.

(b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will take all necessary action to preserve the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(d) Keeping of Records and Books of Account.

(i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) The Collateral Manager shall permit the Borrower, the Administrative Agent or their respective designated representatives, to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters. For the avoidance of doubt, the right of the Administrative Agent provided herein (including pursuant to Sections 5.1(d), 5.1(e), 5.3(d), 7.10 and 13.10) to visit and inspect the financial records and properties of the Borrower and/or Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal year when no Event of Default is in existence; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero; provided, that the Borrower and the Collateral Manager shall not be liable to the Administrative Agent for costs or expenses related to more than one such visit in any calendar year.

(iii) The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties hereunder.

(iv) The Collateral Manager will cooperate with the Borrower and provide all information in its possession or reasonably available to it to the Borrower or any Person designated by the Borrower to receive such information so the Borrower may comply with and perform its obligations under the Transaction Documents.

(e) Events of Default. Within three (3) Business Days following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Borrower and the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take with respect thereto.

(f) Other. The Collateral Manager will promptly furnish to the Borrower and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(g) Proceedings. The Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within five (5) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Collateral Manager, the Equityholder or the Seller; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral, the Collateral Manager, the Equityholder or the Seller in excess of $3,000,000 or more shall be deemed to be material for purposes of this Section 5.3(g).

(h) Deposit of Collections. The Collateral Manager shall (and shall cause each of its Affiliates to) promptly, but in any event within two (2) Business Days after its receipt thereof, deposit any Collections received by it into the applicable Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, and provide the related Obligor or, with respect to any Closing Date Participation Interest for which the Elevation Date has not yet occurred, the Seller, with instructions to remit payments directly to the applicable Collection Account as required herein.

(i) Required Notices. The Collateral Manager will furnish to the Borrower and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within five (5) Business Days), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, (7) any change or amendment to the Collateral Manager Agreement that would result in a Material Adverse Effect or (8) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(j) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager that could reasonably be expected to result in a Material Adverse Effect.

(k) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent, the Collateral Agent and the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate.

(l) Compliance with Sanctions. The Collateral Manager shall, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager, any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(m) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager shall, and shall ensure that each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that the Borrower does not, directly or knowingly indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.4 Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Collateral Manager is the surviving entity and unless:

(i) the Collateral Manager has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Collateral Manager and such other matters as the Administrative Agent may reasonably request;

(ii) the Collateral Manager shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;

(iii) after giving effect thereto, no Event of Default or Collateral Manager Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Collateral Manager Termination Event shall have occurred and be continuing; and

(iv) the Administrative Agent has consented in writing to such consolidation, merger, conveyance or transfer.

(b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the Collateral Agent’s offices set forth in Section 5.5(c) on the Closing Date, unless the Collateral Manager has given at least ten (10) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or agents of Agented Loans regarding payments to be made with respect to the Collateral to the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

(d) Compliance with Sanctions. The Collateral Manager shall not, and shall ensure that any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing will not, directly or knowingly indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions with or for the benefit of a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager will not cause the funding of any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

Section 5.5 Affirmative Covenants of the Collateral Agent and the Collateral Custodian.

During the Covenant Compliance Period:

(a) Compliance with Law. The Collateral Agent and the Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent and the Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Location of Underlying Instruments. Subject to Section 7.8, any original Underlying Instruments shall remain at all times in the possession of the Collateral Agent at its offices set forth on Annex A, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement. Any electronic copies of the Underlying Instruments shall be maintained by the Collateral Custodian pursuant to this Agreement.

(d) Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, and (iv) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.5(d) its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 5.5(d), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 5.6 Negative Covenants of the Collateral Agent and the Collateral Custodian.

During the Covenant Compliance Period:

(a) Underlying Instruments. Neither the Collateral Agent nor the Collateral Custodian will dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Agent or the Collateral Custodian, as applicable, pursuant to this Agreement and neither the Collateral Agent nor the Collateral Custodian will dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes to Collateral Agent Fee. The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent and Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

(c) No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Agent and Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7 Covenants of the Seller and the Equityholder.

(a) Required Notices. Each of the Seller and the Equityholder will furnish to the Borrower and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within five (5) Business Days), notice of (1) any Change of Control with respect to such Person, (2) any other event or circumstance with respect to such Person that could reasonably be expected to have a Material Adverse Effect or (3) with respect to the Seller, any Loan sold by the Seller to the Borrower failing to be an Eligible Loan on the date of such sale.

(b) Negative Pledge. Each of the Equityholder shall not permit any Person to have a Lien (other than a Permitted Lien) over the Capital Stock of the Borrower.

(c) Compliance with Sanctions. None of the Seller, the Equityholder, any Person directly or indirectly Controlling the Seller or the Equityholder or any Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, no Related Party of the foregoing will, directly or knowingly indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions with or for the benefit of a Sanctioned Person or (ii) in any manner that is prohibited by Sanctions or that could otherwise cause any Lender to be in breach of any Sanctions. Each of the Seller and the Equityholder will not cause the funding of any repayment of the Obligations with proceeds derived, directly or knowingly indirectly, from any transaction that is prohibited by Sanctions or that could otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. Each of the Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Sanctions. Each of the Seller and the Equityholder, as applicable, will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(d) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each of the Seller and the Equityholder shall, and shall ensure that each Person directly or indirectly Controlling the Seller or the Equityholder and each Person directly or indirectly Controlled by the Seller or the Equityholder and, to the Seller’s or the Equityholder’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that the Borrower does not, directly or knowingly indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure that the Borrower does not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1 Appointment of the Collateral Manager.

The Collateral Manager is hereby appointed as Collateral Manager and servicing agent of the Borrower for the purpose of performing certain collateral management functions including, without limitation, directing and supervising the investment and reinvestment in Loans and Permitted Investments, servicing the Collateral, enforcing the Borrower’s rights and remedies in, to and under the Collateral and performing certain administrative functions on behalf of the Borrower delegated to it under this Agreement and in accordance with the applicable provisions of the Transaction Documents, and the Collateral Manager hereby accepts such appointment. The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard. The Collateral Manager and the Borrower hereby acknowledge that the Collateral Agent, the Administrative Agent, the Equityholder and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

Section 6.2 Duties of the Collateral Manager.

(a) Duties. Subject to the provisions concerning its general duties and obligations as set forth in Section 6.1 and the terms of this Agreement, the Collateral Manager agrees to manage the investment and reinvestment of the Collateral and shall perform on behalf of the Borrower all duties and functions assigned to the Borrower in this Agreement and the other Transaction Documents and the duties that have been expressly delegated to the Collateral Manager in this Agreement; it being understood that the Collateral Manager shall have no obligation hereunder to perform any duties other than as specified herein and in the other Transaction Documents. The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead in connection with the performance of its duties provided for in this Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Loans, Equity Securities and Permitted Investments in connection with any acquisition, sale or other disposition made pursuant hereto, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Loan, Equity Security or Permitted Investment. The Borrower hereby ratifies and confirms all that such attorney- in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorize such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement, subject in each case to the applicable terms of this Agreement. The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to Applicable Law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Loans, the Equity Securities, the Permitted Investments and this Agreement. Nevertheless, if so requested by the Collateral Manager or a purchaser of any Loan, Equity Security or Permitted Investment, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the resignation of the Collateral Manager pursuant to Section 6.10 or any termination and removal of the Collateral Manager pursuant to Section 6.11. Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with Applicable Laws and regulations and the terms of this Agreement. The Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Borrower:

(i) select the Loans and Permitted Investments to be acquired and select the Loans, Equity Securities and Permitted Investments to be sold or otherwise disposed of by the Borrower;

(ii) invest and reinvest the Collateral;

(iii) instruct the Collateral Agent with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Loan, Equity Security, Permitted Investment or other assets received in respect thereof by the Borrower;

(iv) perform the investment-related duties and functions (including, without limitation, the furnishing of Funding Notices, Repayment Notices, Reinvestment Notices, Borrowing Base Certificates and other notices and certificates that the Collateral Manager is required to deliver on behalf of the Borrower) as are expressly required to be performed by the Collateral Manager hereunder with regard to acquisitions, sales or other dispositions of Loans, Equity Securities, Permitted Investments and other assets permitted to be acquired or sold under, and subject to this Agreement (including any proceeds received by way of Offers, workouts and restructurings on Loan or other assets owned by the Borrower) and shall comply with any applicable requirements required to be performed by the Collateral Manager in this Agreement with respect thereto;

(v) negotiate on behalf of the Borrower with prospective originators, sellers or purchasers of Loans as to the terms relating to the acquisition, sale or other dispositions thereof;

(vi) subject to any applicable terms of this Agreement, monitor the Collateral on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower copies of all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower is required to prepare and deliver or cause to be prepared and delivered under this Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under this Agreement. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such information or such reports (including without limitation, the Obligors of the Loans, the Borrower, the Collateral Agent, the Administrative Agent or any Lender) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine provided that no Responsible Officer of the Collateral Manager has knowledge that such information is incorrect;

(vii) subject to and in accordance with this Agreement, as agent of the Borrower and on behalf of the Borrower, direct the Collateral Agent to take, or take on behalf of the Borrower, as applicable, any of the following actions with respect to a Loan, Equity Security or Permitted Investment:

(1) purchase or otherwise acquire such Loan or Permitted Investment;

(2) retain such Loan, Equity Security or Permitted Investment;

(3) sell or otherwise dispose of such Loan, Equity Security or Permitted Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(4) if applicable, tender such Loan, Equity Security or Permitted Investment;

(5) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(6) retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(7) call or waive any default with respect to any Loan;

(8) vote to accelerate the maturity of any Loan;

(9) participate in a committee or group formed by creditors of an Obligor under a Loan or issuer or obligor of a Permitted Investment;

(10) after the occurrence of the Collection Date, determine in consultation with the Borrower when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Collateral (and, if applicable, after discharge of the Lien of the Collateral Agent in the Collateral under this Agreement) and, subject to the prior approval of the Borrower, execute on behalf of the Borrower any such liquidation or any actions necessary to effectuate any of the foregoing;

(11) advise and assist the Borrower with respect to the valuation of the Loans, to the extent required or permitted by this Agreement, and advise and assist the Equityholder with respect to the valuation of the Borrower; and

(12) exercise any other rights or remedies with respect to such Loan, Equity Security or Permitted Investment as provided in the Underlying Instruments of the Obligor or issuer under such assets or the other documents governing the terms of such assets or take any other action consistent with the terms of this Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(viii) The Collateral Manager may, but shall not be obligated to:

(1) retain accounting, tax, legal and other professional services on behalf of the Borrower as may be needed by the Borrower; and/or

(2) consult on behalf of the Borrower with the Collateral Agent, the Collateral Custodian, the Administrative Agent and the Lenders at such times as may be reasonably requested thereby in accordance with this Agreement and provide any such Person requesting the same with the information they are then entitled to have in accordance with this Agreement;

(ix) in connection with the purchase of any Loan by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information required to be delivered to the Collateral Agent with respect to such Loan, the Administrative Agent or any other Lender pursuant to this Agreement.

(x) prepare and submit claims to, and act as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(xi) maintain all necessary records and reports with respect to the Collateral and provide such reports to the Borrower and the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower or the Administrative Agent may reasonably request;

(xii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(xiii) promptly deliver to the Borrower, the Administrative Agent, the Collateral Agent or the Collateral Custodian, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as such Person may from time to time reasonably request;

(xiv) identify each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower has granted a security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(xv) notify the Borrower and the Administrative Agent promptly upon obtaining knowledge of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(xvi) assist the Borrower in maintaining the first priority, perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(xvii) maintain the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence of an Event of Default or a Collateral Manager Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Collateral Agent or its designee;

(xviii) with respect to each Loan included as part of the Collateral, make the applicable Loan File available for inspection by the Borrower or the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours pursuant to Section 5.3(d)(ii); and

(xix) direct the Collateral Agent to make payments pursuant to the instructions set forth in the latest Payment Date Statement in accordance with Section 2.7 and Section 2.8 and prepare such other reports as required to be prepared by the Collateral Manager pursuant to Section 6.8.

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Underlying Assets and under the Underlying Instruments as have been transferred to the Borrower with respect to the related Loan, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, the Borrower has the right to do so.

(b) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Loans, Equity Securities or Permitted Investments, the Collateral Manager shall carry out any reasonable directions of the Borrower for the purpose of preventing a breach of this Agreement or any other Transaction Document; provided that such directions are not inconsistent with any provision of this Agreement by which the Collateral Manager is bound or Applicable Law.

(c) In providing services hereunder, the Collateral Manager may, without the consent of any party but with prior written notice to the Borrower and the Administrative Agent, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise to provide assistance to the Borrower and to perform the Borrower’s or the Collateral Manager’s duties hereunder; provided that such delegation of any of its duties hereunder or performance of services by any other Person shall not relieve the Collateral Manager of any of its duties or liabilities hereunder and no third party or Affiliate, for such services which are delegated, shall have any liability therefor hereunder unless otherwise agreed to by the Collateral Manager and such third party or Affiliate.

(d) The Collateral Manager assumes no responsibility under this Agreement other than to perform the Collateral Manager’s duties called for hereunder and under the terms of this Agreement applicable to the Collateral Manager, in good faith and, subject to the Collateral Manager Standard, shall not be responsible for any action of the Borrower or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Collateral Manager.

(e) In performing its duties, the Collateral Manager shall perform its obligations in accordance with standards and procedures that are not less stringent than (i) the customary and usual standards and procedures that would be exercised by a prudent institutional collateral manager in connection with the servicing and administration of similar Obligors and similar assets under similar circumstances, and (ii) the customary standards and procedures exercised by the Collateral Manager as of the date of determination in connection with the servicing and administration of similar Loans under similar circumstances, except as and to the extent expressly provided otherwise in this Agreement (the “Collateral Manager Standard”).

(f) Notwithstanding anything to the contrary contained herein, the exercise by the Collateral Agent, the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager, the Seller or the Borrower from any of their duties or responsibilities with respect to the Collateral, except that the Collateral Manager’s obligations hereunder shall terminate upon its removal under this Agreement. The Secured Parties, the Administrative Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, other than as provided for herein or in any other Transaction Document, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(g) Nothing in this Section 6.2 or any other obligations of the Collateral Manager under this Agreement shall release, modify, amend or otherwise affect any of the obligations of the Borrower or any other party hereunder.

(h) Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(i) It is hereby acknowledged and agreed that, in addition to acting in its capacity as Collateral Manager pursuant to the terms of this Agreement, the Collateral Manager (and its Affiliates) will engage in other business and render other services outside the scope of its capacity as Collateral Manager (including acting as administrative agent or as a lender with respect to Underlying Instruments or as collateral manager to other funds and investment vehicles. It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the Collateral Manager’s rights, duties or obligations under the Transaction Documents.

(j) Subject to the provisions of this Agreement and Applicable Law, the Collateral Manager is hereby authorized to effect client cross- transactions in which the Collateral Manager causes the purchase or sale of a Loan to be effected between the Borrower and another account advised by the Collateral Manager or any of its Affiliates. In addition, the Collateral Manager is authorized to enter into agency cross-transactions in which the Collateral Manager or any of its Affiliates act as broker for the Borrower and for the other party to the transaction, to the extent permitted under Applicable Law, in which case any such Affiliate will have a potentially conflicting division of loyalties and responsibilities regarding, both parties to the transaction. The Borrower hereby authorizes and consents to such broker engaging in such transactions and acting in such capacities.

(k) The Collateral Manager, subject to and in accordance with, or unless otherwise explicitly provided in the applicable provisions of this Agreement and the Sale Agreement, hereby agrees that it shall cause any transaction relating to the Loans, the Equity Securities and the Permitted Investments to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with Applicable Law.

(l) The Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Borrower and may open cash trading accounts with such brokers and dealers (provided that none of the assets of the Borrower may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Loans with similar orders being made simultaneously for other clients of the Collateral Manager or of Affiliates of the Collateral

Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall not result in an overall economic loss to the Borrower, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission or other expenses, as well as the availability of such Loans on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When any purchase or sale of a Loan, Equity Security or Permitted Investment occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the clients in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager and, to the extent relevant, Applicable Law.

(m) The Collateral Manager shall not have authority to cause the Borrower to purchase or sell any Collateral from or to the Collateral Manager or any of its Affiliates as principal, or from or to any other account, portfolio or person for which the Collateral Manager or any of its Affiliates serves as investment advisor, unless (i) the terms and conditions thereof are no less favorable to the Borrower as the terms it would obtain in a comparable arm’s length transaction with a non-Affiliate or as otherwise permitted in this Agreement, including Section 2.14(f), and (ii) the transactions are effected in accordance with all Applicable Laws (including, without limitation, the Advisers Act). To the extent that Applicable Law requires disclosure to and the consent of the Borrower to any purchase or sale transaction on a principal basis with the Collateral Manager or any of its Affiliates, such requirement may be satisfied with respect to the Borrower pursuant to any manner that is permitted pursuant to then Applicable Law.

(n) In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to (i) facilitate the sale of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof or (ii) facilitate the acquisition of the same asset both for the Borrower and for either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or for another client of the Collateral Manager or any Affiliate thereof, then, in each such case, such purchases or sales will be allocated in a manner believed by the Collateral Manager to be equitable and that is consistent with the Collateral Manager’s obligations hereunder, the Collateral Manager Standard and Applicable Law.

(o) In certain circumstances, the interests of the Borrower and/or the Lenders with respect to matters as to which the Collateral Manager is advising the Borrower may conflict with the foregoing interests of the Seller and the Collateral Manager. The Borrower hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Collateral Manager as described above. If the Collateral Manager, in its good faith judgment, determines that a conflict of interest exists, the Collateral Manager will be guided by its good faith judgment as to the best interests of the Borrower and will take such actions as it determines to be necessary or appropriate to ameliorate the conflict. To this end, the Collateral Manager may consult with an independent advisor, and act in accordance with the written instructions thereof, or may seek to resolve the conflict in any other manner that it believes in good faith is permitted or required under Applicable Law.

Section 6.3 Authorization of the Collateral Manager.

(a) Each of the Borrower and the Collateral Agent hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the grant by the Borrower to the Collateral Agent for the benefit of the Secured Parties, of a security interest in the Collateral that at all times ranks senior to any other creditor of the Borrower (subject to Permitted Liens), to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral. Each of the Borrower and the Collateral Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to permit the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the prior written consent of the Borrower and the Administrative Agent.

(b) After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral and directs the Collateral Manager; provided that the Collateral Agent may, in accordance with Section 5.1(m), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Agent or any collection agent, sub-agent or account designated by the Collateral Agent and, upon such notification and at the expense of the Borrower, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

(c) In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Agent nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4 Collection of Payments; Accounts.

(a) Collection Efforts. The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b) Taxes and other Amounts. To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will use its best efforts to collect all payments (other than Excluded Amounts) with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the applicable Pass-Through Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c) Payments. On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents of Agented Loans to make all payments owing to the Borrower in respect of the Collateral directly to the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, in accordance with Section 2.9; provided that the Borrower nor the Collateral Manager is required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager (on behalf of the Borrower) directly calls on the related guaranty. The Borrower or the Collateral Manager, as applicable, shall confirm to the Administrative Agent in writing when it has provided each such payment instruction required under this Section 6.4(c).

(d) Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Collateral Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Agent shall hold any Instrument delivered to it evidencing any Loan transferred to the Collateral Agent hereunder as custodial agent for the Secured Parties in accordance with the terms of this Agreement.

Section 6.5 Realization Upon Loans Subject to an Assigned Value Adjustment Event.

The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies, if any, relating to a Loan that has become subject to one or more Assigned Value Adjustment Events in order to maximize recoveries thereunder in accordance with the Collateral Manager Standard. Subject to the terms of the Underlying Instruments and the Collateral Manager Standard, the Collateral Manager will comply in all material respects with Applicable Law in exercising such remedies.

Section 6.6 Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder and following the date of its election to receive the Collateral Management Fee, the Collateral Manager or its designee shall be entitled to receive the Collateral Management Fee pursuant to the provisions of Sections 2.7 and Section 2.8, as applicable; provided that no Collateral Management Fee shall accrue until the first day of the Accrual Period immediately following the date of such election by the Collateral Manager. The Collateral Manager shall elect to receive the Collateral Management Fee by providing written notice of such election to the Collateral Agent, the Collateral Custodian and the Administrative Agent at least two (2) Business Days prior to the first day of any Accrual Period. For the avoidance of doubt, the Collateral Manager may not defer all or any portion of the Collateral Management Fee.

Section 6.7 Expense Reimbursement.

The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Collateral Manager on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.7 and Section 2.8; provided, that, to the extent funds are not available for such reimbursement, the Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Collateral Management Fee.

Section 6.8 Reports; Information.

(a) Obligor Financial Statements; Other Reports. Monthly (if applicable for such Eligible Loan) or quarterly, the Collateral Manager will deliver to the Administrative Agent, (i) to the extent received by the Borrower and/or the Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower and/or the Collateral Manager for the periods required by the Underlying Instruments, which delivery shall be made on the first Reporting Date after receipt by the Borrower and/or the

Collateral Manager as specified in the Underlying Instruments, (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor to the extent provided to the Borrower and/or the Collateral Manager by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the Borrower and/or the Collateral Manager as specified in the related Underlying Instruments and (iii)(x) the portfolio update, if any, prepared by the Collateral Manager with respect to each Obligor on a quarterly basis no later than twenty (20) Business Days after delivery of the information required pursuant to clauses (i) and (ii) and (y) all portfolio monitoring and servicing reports, if any, prepared by the Collateral Manager during each calendar quarter with respect to each investment made by the Collateral Manager and/or the Borrower, which delivery of the foregoing reports shall be made no later than 90 days after the end of each calendar quarter and 150 days after the end of each fiscal year. The Collateral Manager will provide, promptly upon request from the Administrative Agent or the Borrower, such other information received by it from any Obligor as may reasonably be requested with respect to such Obligor, to the extent lenders to such Obligors are entitled to receive such information pursuant to the Underlying Instruments.

(b) Amendments to Loans. The Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Borrower and the Administrative Agent will have access (or otherwise deliver to the Borrower and the Administrative Agent, including, without limitation, by electronic mail) a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c) Payment Date Reporting. The Collateral Manager shall deliver a Borrowing Base Certificate and a Payment Date Statement for each Payment Date, calculated as of the immediately prior Determination Date, and delivered to the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Borrower not later than the Reporting Date preceding the relevant Payment Date. Each such Payment Date Statement shall contain instructions to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(d) Certificates; Other Information.

(i) The Collateral Manager on behalf of the Borrower shall furnish to the Administrative Agent for distribution to each Lender, (x) on each Reporting Date a Borrowing Base Certificate showing the Borrowing Base as of the relevant Determination Date, and (y) on each date on which an Advance is requested pursuant to Section 2.2(b)(ii), a Borrowing Base Certificate showing the Borrowing Base as of such date, in each case certified as complete and correct by a Responsible Officer of the Collateral Manager. Each Borrowing Base Certificate delivered on a Reporting Date pursuant to this Section 6.8(d) shall further include the relevant Applicable Exchange Rate as of such date.

(ii) [Reserved].

(iii) The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Borrower and the Equityholder, commencing with the 2025 fiscal year, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing engaged by the Collateral Manager to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral, the Borrower, the Equityholder and the Collateral Manager, compared the information contained in the Borrowing Base Certificates and Payment Date Statements delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Borrowing Base Certificates and Payment Date Statements were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(e) Liquidity Reports. Upon the reasonable written request of the Administrative Agent and not more frequently than once every fiscal quarter, the Equityholder shall promptly provide a report to the Administrative Agent and the Lenders setting forth the liquidity position of the Equityholder, in form and substance as set forth on Exhibit J hereto, as may be updated as mutually agreed by the Administrative Agent and the Equityholder from time to time.

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Borrower and the Administrative Agent, within one hundred and twenty (120) days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2025, a certificate signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Termination Event has occurred or, if any such Collateral Manager Termination Event has occurred, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Termination Event.

Section 6.10 The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. In connection with any such determination permitting the resignation of the Collateral Manager, the Collateral Manager shall deliver to the Administrative Agent and the Borrower a description of the circumstances giving rise to such determination.

Section 6.11 Collateral Manager Termination Events.

Upon the occurrence of a Collateral Manager Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager with a copy to the Borrower, the Equityholder, the Collateral Agent, the Collateral Custodian and each other Lender (such notice, a “ Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as “Collateral Manager” under this Agreement; provided that, such termination shall not be effective until the earlier to occur of (a) the appointment of a replacement Collateral Manager identified and approved by the Equityholder and the Administrative Agent on or prior to the last day of the Consultation Period and (b) the appointment of a replacement Collateral Manager by the Administrative Agent in its sole discretion after the end of the Consultation Period. After receipt by the Collateral Manager of a Collateral Manager Termination Notice and until the last day of the Consultation Period, or such earlier date on which a replacement Collateral Manager is designated in accordance with this sentence, the Equityholder and the Administrative Agent shall use commercially reasonable efforts to cooperate to identify a replacement Collateral Manager satisfactory to the Equityholder and the Administrative Agent. If the Equityholder and the Administrative Agent fail to agree on a replacement Collateral Manager acceptable to both parties prior to the end of the Consultation Period, the Administrative Agent shall designate the replacement Collateral Manager in its sole discretion, provided, that, notwithstanding any other provision set forth herein or in any other Transaction Document, no replacement Collateral Manager selected in the sole discretion of the Administrative Agent after the expiration of the Consultation Period shall have any ability to direct the Borrower (or the Collateral Agent on behalf of the Borrower) to purchase any Loan, Permitted Investment or other asset. Notice of the appointment of a replacement Collateral Manager shall be provided by the Administrative Agent to the Collateral Manager with a copy to the Borrower, the Equityholder, the Collateral Agent, the Collateral Custodian and each other Lender. Until the replacement of the Collateral Manager is effective as set forth above, the incumbent Collateral Manager shall (i) continue to act in such capacity pursuant to Section 6.1 and (ii) after the expiration of the Consultation Period, as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Collateral Manager hereunder by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Designation of Collateral Agent.

(a) Initial Collateral Agent. The role of Collateral Agent with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to Western Alliance a Collateral Agent Termination Notice, Western Alliance is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2 Duties of Collateral Agent.

(a) Appointment. The Borrower and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement. By entering into, or performing its duties under this Agreement, the Collateral Agent shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall take and retain custody of any original Required Loan Documents delivered by the Borrower pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties.

(ii) In taking and retaining custody of the original Underlying Instruments, the Collateral Agent shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Agent makes no representations as to the existence, perfection or priority of any Lien on the original Underlying Instruments or the instruments therein; and provided further that the Collateral Agent’s duties as agent shall be limited to those expressly contemplated herein.

(iii) All Required Loan Documents that are originals shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Collateral Agent set forth in Section 5.5(c). All original Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Agent shall segregate the original Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Agent.

(iv) The Collateral Agent agrees to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to exercise or enforce any of the rights of a Secured Party hereunder. In the event the Collateral Agent receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Agent shall rely on and follow the instructions given by the Administrative Agent.

(v) The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 and as otherwise expressly provided under this Agreement.

(vi) The Administrative Agent and each other Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this clause shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral.

(vii) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Agent does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(viii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

(ix) Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(x) Concurrently herewith, the Administrative Agent directs Western Alliance as Collateral Agent to enter into the Securities Account Control Agreement. For the avoidance of doubt, all the Collateral Agent’s rights, protections and immunities provided herein shall apply to Western Alliance as Collateral Agent and as Securities Intermediary, respectively, for any actions taken or omitted to be taken under the Securities Account Control Agreement.

Section 7.3 Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, or that succeeds to the corporate trust business of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by law to effect such succession.

Section 7.4 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provision of Section 2.7(a)(2), Section 2.7(b)(2) or Section 2.8(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ written notice given in writing to the Collateral Agent and the Lenders (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed, has agreed to act as Collateral Agent hereunder in full compliance with the requirements of Section 5.5(d), and has received all

Underlying Instruments held by the previous Collateral Agent. In the case of a resignation or removal of the Collateral Agent, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Agent within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 7.6 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written or email notice of such matter.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f) No provision of this Agreement or the other Transaction Documents shall require the Collateral Agent to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder.

(i) The Collateral Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder because of circumstances beyond its control (such acts include but are not limited to acts of God, disease, epidemic, pandemic, quarantine, national emergency, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances or regulations) or the like) that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement; it being understood that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(j) It is expressly acknowledged by the parties hereto that the application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(k) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(l) The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(m) The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Transaction Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(n) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of the Required Lenders or Administrative Agent unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction.

(o) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper, electronic communication or document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof.

(p) It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Loans, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(q) The parties acknowledge and agree that the Collateral Agent is not expecting to receive a significant number of original Required Loans Documents. In the event the Collateral Agent receives an amount in excess of its expectation as determined in its reasonable discretion, the Collateral Agent may, with the consent of the Administrative Agent, either appoint a sub-agent custodian, or require the Borrower to enter into a document custody agreement directly with a separate custodian, in respect of such original Required Loan Documents.

Section 7.7 Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, the Collateral Manager, the Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Agent acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred and is continuing) and the Borrower (if no Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Agent hereunder, which Collateral Agent satisfies all requirements of Section 5.5(d).

Section 7.8 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Agent is hereby authorized (unless and until such authorization is revoked by the Administrative Agent after the occurrence of an Event of Default), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit D, to release to the Collateral Manager within two (2) Business Days of receipt of such request, any related original Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Agent the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent (after the occurrence of an Event of Default), or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Agent in the form annexed hereto as Exhibit D, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Agent to the Collateral Manager.

(b) Release for Payment. Upon receipt by the Collateral Agent of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit D (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been or will be credited to the Collection Account as provided in this Agreement), the Collateral Agent shall promptly release the related Underlying Instruments to the Collateral Manager.

Section 7.9 Return of Underlying Instruments.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Agent return each original Required Loan Document (as applicable), respectively (a) delivered to the Collateral Agent in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Agent and the Administrative Agent a written request in the form of Exhibit D hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Agent shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower.

Section 7.10 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Collateral Manager, the Borrower and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Agent in connection with the enforcement of the rights or interests of the Collateral Agent hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s, the Borrower’s and Collateral Agent’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b) Without limiting the foregoing provisions of Section 7.10(a), from time to time on request of the Administrative Agent, the Collateral Agent shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Collateral Agent for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (other than any Collateral which constitutes Margin Stock), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option and at the direction of the Administrative Agent, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Collateral Agent in accordance with Sections 2.7 and 2.8 and shall constitute Obligations secured hereby.

(b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Collateral Agent of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of their respective duties or obligations under the Collateral, and (c) the Collateral Agent shall not have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Notwithstanding anything to the contrary, the Equityholder, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Advance as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Loan expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the applicable Collection Account or (ii) any Loan has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14, has been sold to the Seller as required under the Sale Agreement or has been sold pursuant to Section 9.2, such Loan shall be released automatically from the Lien of this Agreement. In connection with any release of such Collateral, the Collateral Agent, on behalf of the Secured Parties, will upon receipt into the applicable Pass-Through Collection Account of the Proceeds of any such sale, payment in full or prepayment in full of a Loan, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as such Person may reasonably request in order to effect the release and transfer of such Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the applicable portion of the Collateral to be released and delivered to or at the direction of the Borrower such portion of the Collateral to be so released; provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release, sale, transfer and/or assignment. Nothing in this Section shall diminish the Collateral Manager’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.

(b) On the Collection Date, the Collateral Agent, on behalf of the Secured Parties, will release the security interest in the Collateral created hereby, which release shall occur simultaneously with receipt in the applicable Collection Account of the payoff amount specified in a payoff letter signed by the Administrative Agent. Upon request of the Borrower to the Collateral Agent and to the Administrative Agent, the Collateral Agent shall promptly provide to the Borrower and the Administrative Agent a computation of all amounts owing to the Collateral Agent as of the anticipated Collection Date and the Administrative Agent shall promptly provide to the Borrower, with a copy to the Collateral Agent, a computation of all amounts owing to the Administrative Agent and the Lenders as of the anticipated Collection Date. In connection with such release of the Collateral, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, (i) execute and deliver to the Borrower or the Collateral Manager (or its designee) requesting the same, any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release of the Collateral, (ii) deliver any portion of the Collateral to be released from the Lien granted under this Agreement in its possession to or at the direction of the Borrower or the Collateral Manager (on behalf of the Borrower) and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Agent for the benefit of the Secured Parties on the Collateral (including, without limitation, delivering a Termination Notice (as defined in the Securities Account Control Agreement) in respect of the Securities Account Control Agreement); provided that, the Collateral Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such release.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default.

The following events shall be events of default (“Events of Default”, and each, an “Event of Default”) hereunder:

(a) (i) other than as set forth in the following clause (ii), the Borrower, the Collateral Manager (under Section 10.2), the Guarantor (under the Guarantee) or the Seller fail to make any payment in excess of $500,000 when due under any Transaction Document, within three (3) Business Days of the day such payment or deposit is required to be made or, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Manager or Collateral Agent, such failure continues for a period of three or more consecutive Business Days after (x) such administrative error or omission with respect to a payment or deposit required to be made under Section 2.7 or (y) the Collateral Manager receives written notice or a Responsible Officer of the Collateral Manager has actual knowledge of such administrative error or omission, or (ii) the Borrower fails to repay the outstanding Obligations in full on the Termination Date; or

(b) the Borrower or the Equityholder defaults in making any payment required to be made under an agreement for borrowed money owing by it (other than, in the case of the Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the Equityholder, $3,000,000 in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(c) any failure on the part of the Borrower or the Equityholder to duly observe or perform in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) any other covenants or agreements of the Borrower or the Equityholder, as applicable, set forth in this Agreement or the other Transaction Documents to which the Borrower or the Equityholder is a party and the same continues unremedied for a period of at least thirty (30) consecutive days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or

(d) the occurrence of an Insolvency Event relating to the Borrower or the Equityholder; or

(e) the occurrence and continuance of a Collateral Manager Termination Event and no successor Collateral Manager is appointed during the Consultation Period in accordance with Section 6.11; or

(f) the failure of the Equityholder to maintain unencumbered liquidity in the amount set forth on Annex C corresponding to the applicable Facility Amount, which may be maintained as a combinations of (i) cash or cash equivalents held by the Equityholder (exclusive of any cash or cash equivalents held by the Borrower), and (ii) unfunded capital commitment net of any amount committed to subscription facilities (but including any availability under such subscription facilities at a time such amounts are available to be drawn and contributed to the Borrower); or

(g) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower or $5,000,000 with respect to the Equityholder, and the Borrower or the Equityholder, as applicable, shall not have either (i) discharged any such judgment, decree or order dismissed, or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(h) the Borrower shall assign or attempt to assign any of their respective rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion; or (i) the Borrower or the Equityholder shall have made payments (other than payments made on behalf of such Person from insurance proceeds of the Borrower or Equityholder) individually or in the aggregate in excess of $ 1,000,000 (or $10,000,000 with respect to the Equityholder) in settlement of any litigation claim or dispute; or

(j) the Borrower or the Seller or the Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, and such failure is not cured within three (3) Business Days of (x) such failure with respect to any agreement or obligation required under Section 2.7 or (y) the Collateral Manager receives written notice or a Responsible Officer of the Collateral Manager has actual knowledge of such failure; or

(k) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect thereto; or

(l) any Transaction Document (or any material provision thereof), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Collateral Manager or the Equityholder and is not replaced by an equivalent agreement; or

(m) the Borrower, the Equityholder or the Collateral Manager, shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(n) (i) the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens) or (ii) the Collateral Agent shall fail to have a first priority perfected security interest in any part of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(o) the existence of a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) which continues unremedied for five (5) Business Days after the earliest to occur of (i) the date on which written notice of such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) shall have been given to the Borrower or the Collateral Manager, (ii) the date on which a Responsible Officer of the Borrower or the Collateral Manager acquires knowledge thereof and (iii) the most recent Measurement Date; provided, that if the Collateral Manager delivers to the Administrative Agent within five (5) Business Days both (a) a written certification that the Equityholder intends to cure such Borrowing Base Deficiency or Borrowing

Base Deficiency (Currency) and (b) evidence reasonably satisfactory to the Administrative Agent that sufficient capital has been called from the investors in the Equityholder to cure such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), then the grace period hereunder shall be extended to fifteen (15) Business Days; or

(p) (i) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act, (ii) commencing with the date the Equityholder elects to become a business development company under the 1940 Act and so long as such election has not been withdrawn by the Equityholder, the Equityholder shall fail to maintain its status as a “business development company” under the 1940 Act or (iii) commencing with the date the Equityholder elects to become a business development company under the 1940 Act and so long as such election has not been withdrawn by the Equityholder, the Equityholder fails to maintain an asset coverage ratio (determined in accordance with the 1940 Act) of at least 150%; or

(q) the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such Lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days; provided that no Event of Default shall result from this clause (q) to the extent any such liens are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required); or

(r) any representation, warranty or certification made or deemed made by the Borrower or the Equityholder in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made (unless any such representation, warranty or certification is already qualified by material or any similar term, in which case such representation, warranty or certification shall prove to have been incorrect in any respect) and the same continues to be unremedied for a period of at least thirty (30) consecutive days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such inaccuracy shall have been delivered to such Person and (ii) the date on which a Responsible Officer of such Person acquires actual knowledge thereof; or

(s) a Change of Control with respect to the Borrower or the Equityholder occurs without the prior written consent of the Administrative Agent; or

(t) (i) failure of the Borrower to maintain at least one Independent Manager for more than seven Business Days.

Section 9.2 Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall, at the direction of the Administrative Agent and by notice to the Borrower, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Reinvestment Period End Date to have occurred; provided that, (x) in the case of any event involving the Borrower described in Section 9.1(d), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event and (y) in the case of any event involving the Borrower described in Section 9.1(e) resulting solely from a Collateral Manager Termination Event described in clause (l) of the definition thereof, no such declaration may be made for a period of ninety (90) days after such event.

(b) On and after the declaration or occurrence of the Termination Date, the Collateral Agent, for the benefit of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Collateral Agent and the Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, but subject to Section 9.2(c), the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Agent’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under Applicable Law. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Agent and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Agent at the direction of the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the applicable Pass-Through Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, and to be applied pursuant to Section 2.8. To the extent permitted by Applicable Law, the Borrower waive all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

(c) In connection with the sale of the Collateral following a declaration that the

Obligations are immediately due and payable pursuant to Section 9.2(a), the Equityholder or any Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder or any Affiliates thereof fail to (i) give notice of its intention to exercise this purchase right within three (3) Business Days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a) or (ii) exercise such purchase right within twelve (12) Business Days following its provision of notice pursuant to clause (i), then, in either case, such contractual rights shall be irrevocably forfeited by the Equityholder and Affiliates thereof, but nothing herein shall prevent the Equityholder or its Affiliates from bidding at any sale of such Collateral.

Section 9.3 Collateral Agent Shall Enforce Claims.

All rights of action and claims under this Agreement or any other Transaction Document shall be prosecuted and enforced by the Collateral Agent, at the direction of the Administrative Agent, in any legal or equitable proceeding, judicial or otherwise, relating thereto in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 2.8.

Section 9.4 Application of Cash Collected.

Any cash collected by the Collateral Agent with respect to the Obligations pursuant to this Article IX and any cash that may then be held or thereafter received by the Collateral Agent with respect to the Obligations hereunder shall be applied in accordance with Section 2.8, at the date or dates fixed by the Collateral Agent; provided, that (a) subject to clause (b), no such date may be fixed by the Collateral Agent unless the Collateral Agent has given the Borrower no fewer than two (2) Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of cash on such date and (b) no failure by the Collateral Agent to deliver the notice required pursuant to the foregoing clause (a) will affect the application of funds in the applicable Collection Accounts pursuant to Section 2.8 on the next succeeding Payment Date.

Section 9.5 Rights of Action.

Notwithstanding any other provision of this Agreement (other than Section 12.10) or in any other Transaction Document, the Administrative Agent shall have the right to direct the Collateral Agent to institute any proceedings, judicial or otherwise, with respect to any Transaction Document, or for the appointment of a separate receiver or trustee, or for any other remedy hereunder. The Collateral Agent shall only institute proceedings and exercise remedies hereunder at the direction of the Administrative Agent (which the Collateral Agent shall implement without delay) and, in taking any action as so directed, shall have the right to indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 9.6 Unconditional Rights of Lenders to Receive Principal and Interest

(a) Notwithstanding any other provision in this Agreement, each Lender that is not a Defaulting Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Obligations as such principal and interest become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.5, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

(b) If collections in respect of the Collateral are insufficient to make payments due in respect of the Obligations, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Sections 2.7 and 2.8, and the obligations of the Borrower to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 9.7 Restoration of Rights and Remedies.

If the Collateral Agent or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Lender, then and in every such case the Borrower, the Collateral Agent and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.

Section 9.8 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.9 Delay or Omission Not Waiver

No delay or omission of the Collateral Agent or of any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 9.9 or by law to the Collateral Agent or to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Lenders, as the case may be.

Section 9.10 Waiver of Stay or Extension Laws.

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11 Power of Attorney. The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement after the occurrence and during the continuance of an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. For the avoidance of doubt, the power of attorney granted by the Borrower pursuant to this Section 9.11 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Collateral Agent’s exercise of its power of attorney hereunder.

ARTICLE X

IN’DEMNIFICATION

Section 10.1 Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Secured Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct, bad faith or fraud on the part of any Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, willful misconduct, bad faith or fraud on the part of such Indemnified Party) relating to or resulting from:

(i) any representation or warranty made or deemed made by the Borrower, the Collateral Manager (on behalf of the Borrower) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect when made or deemed made or delivered;

(ii) the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date or the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;

(iii) the failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens and Liens to be terminated on the Closing Date) whether existing at the time of any Advance or at any time thereafter;

(v) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the Borrowing Base on such Business Day;

(vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(viii) any failure of the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower or the Collateral Manager (on behalf of the Borrower) to perform its respective duties under any Collateral;

(ix) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(x) any action taken by the Borrower or the Collateral Manager (on behalf of the Borrower) in the enforcement or collection of any Collateral which results in any claim, suit or action of any kind pertaining to the Collateral or which reduces or impairs the rights of the Administrative Agent, or any Lender with respect to any Loan or the value of any such Loan;

(xi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xii) Intentionally Omitted;

(xiii) any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xiv) except with respect to funds held in the applicable Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xv) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xvi) any failure by the Borrower to give reasonably equivalent value to the Seller or to the applicable third party transferor, in consideration for the transfer by the Seller or such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvii) the use of the proceeds of any Advance in a manner other than as provided in this Agreement, the Sale Agreement or the Closing Date Participation Agreement; or

(xviii) the failure of the Borrower or any of its respective agents or representatives to remit to the Collateral Manager (on behalf of the Borrower) or the Collateral Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager (on behalf of the Borrower) or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Collateral Agent on behalf of the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d) The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager or the Collateral Agent and the termination of this Agreement.

(e) This Section 10.1 shall not apply with respect to Taxes other than any Taxes representing damages, losses, or claims, etc. arising from non-Tax claims.

Section 10.2 Indemnities by the Collateral Manager.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, the Borrower, the Equityholder, and their respective managers, officers, directors, employees and agents (collectively, the “Collateral Manager Indemnified Parties”) forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Collateral Manager Indemnified Party by reason of any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) reliance on any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct, bad faith or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder solely to the extent arising from the Collateral Manager’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, willful misconduct, bad faith or fraud on the part of any Collateral Manager Indemnified Party. The provisions of this indemnity shall run directly to and be enforceable by a Collateral Manager Indemnified Party subject to the limitations hereof; provided that the indemnification of the Borrower, the Equityholder and their respective managers, officers, directors, employees and agents shall be in all respects junior and subordinate to the indemnification of the Indemnified Parties and their respective managers, officers, directors, employees and agents.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the applicable Collateral Manager Indemnified Party within ten (10) Business Days following receipt by the Collateral Manager of the Administrative Agent’s written demand therefor.

(c) For the avoidance of doubt, the Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent, the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

Section 11.2 Standard of Care.

The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3 Administrative Agent’s Reliance, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents except, solely with respect to claims made by the Borrower, for its own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Collateral Manager, the Equityholder or the Seller or to inspect the property (including the books and records) of the Borrower, the Collateral Manager, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4 Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any reasonable out-of-pocket expenses (including fees of one outside counsel in each applicable jurisdiction) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6 Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least ten (10) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. The successor Administrative Agent agrees to deliver, in its own capacity, either (i) an executed copy of IRS Form W-9 or (ii) an executed copy of IRS Form W-8IMY in which it agrees to be treated as a U.S. Person for purposes of U.S. federal withholding tax. The Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000, (ii) a Lender or (iii) an Affiliate of such a bank or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7 Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement or any other Transaction Document, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 3:30 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.8 Erroneous Payments.

(a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person that the Administrative Agent has determined in its sole discretion that has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.8(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) of this Section 11.8(a). Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) of Section 11.8(a), it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) of Section 11.8(a), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “ Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, any Lender Affiliated with the Administrative Agent, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto without any further payment by the Administrative Agent or its Affiliated Lender as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations).

(f) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.8 or under the indemnification provisions of this Agreement.

(g) Each party’s obligations under this Section 11.8 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent, the Collateral Manager, the Required Lenders and the Equityholder; provided that no amendment, waiver or consent shall:

(a) increase the Commitment of any Lender without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d) change Section 2.7, Section 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f) consent to the assignment or transfer by the Borrower, the Seller or the Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g) make any modification to the definition of “Applicable Percentage”, “Assigned Value”, “Minimum Required Equity Amount”, “Eligible Loan”, “Aggregate Borrowing Base”, “Borrowing Bases”, “Canadian Dollar Borrowing Base”, “Dollar Borrowing Base”, “Euro Borrowing Base,” “GBP Borrowing Base,” or “Adjusted Borrowing Value”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or

(h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent shall be effective without the written agreement of such Person, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender and (iv) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2 Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

Section 12.3 Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4 No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. Each Collateral Manager Indemnified Party and each Indemnified Party shall be an express third-party beneficiary of this Agreement to the extent set forth herein. Notwithstanding anything to the contrary herein, the Collateral Manager may not assign any of its rights or obligations hereunder by virtue of any change of control considered an “assignment” within the meaning of Section 202(a)(1) of the Advisers Act without the prior written consent of the Borrower and the Equityholder.

Section 12.6 Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the

Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive (i) any termination of this Agreement and the occurrence of the Collection Date and (ii) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder.

Section 12.7 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.8 Consent to Jurisdiction; Waivers.

Each of the Collateral Manager, the Borrower, the Equityholder, the Lenders, the Administrative Agent and the Collateral Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages, provided that the foregoing sentence shall not limit the Borrower’s indemnification obligations hereunder to the extent such damages are included in any third party claim.

(f) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9 Costs and Expenses.

(a) In addition to (and without duplication of) the rights of indemnification granted to the Indemnified Parties under Article X hereof and amounts payable pursuant to Section 2.11, the Borrower agrees to pay on the next Payment Date all reasonable invoiced out-of-pocket costs and expenses of the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by the Borrower pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable invoiced fees and out-of-pocket expenses of one external counsel for each Secured Party in each applicable jurisdiction with respect thereto and with respect to advising the Administrative Agent, the Collateral Manager, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable invoiced out-of-pocket costs and expenses, if any (including reasonable fees and expenses of one external counsel in each applicable jurisdiction for each Secured Party), incurred by the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay on the Payment Date following receipt of a request therefor, all other reasonable out-of-pocket costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Borrower’s books and records on one (1) occasion per fiscal year.

Section 12.10 No Proceedings. Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower or the Equityholder any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate, exempted limited partnership, limited partnership or limited liability company obligations of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Borrower, the Collateral Manager, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Seller, the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower, the Seller and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower against the Collateral Manager or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(d) Notwithstanding any contrary provision set forth herein, no claim may be made by the Collateral Manager against the Borrower or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(e) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(f) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a) The Borrower shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower or the Collateral Manager fail to perform any of their respective obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statements referred to in Section 3.1(j) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement.

Section 12.13 Confidentiality.

(a) Each of the Administrative Agent, the Secured Parties, the Collateral Agent, the Borrower and the Collateral Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Collateral, the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses and its Affiliates and any Obligor obtained by it or them in connection with the structuring, negotiating, execution and administration of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, rating agencies, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents and (v) post any documentation to the SEC EDGAR website to the extent that such documentation is, as determined by the Borrower or the Collateral Manager in good faith based on Applicable Law, required for a business development company under the 1940 Act. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Termination Events, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, unless otherwise stated below, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Manager, the Collateral Agent or the Secured Parties by each other, (ii) by the Administrative Agent, the

Collateral Agent and the Secured Parties to any prospective assignee (with, if the Borrower has a right to consent to such assignment under Section 12.16(a), the consent of the Borrower), or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof and to use such information solely for the purposes of the transactions contemplated by this Agreement, or (iii) by the Administrative Agent, and the Secured Parties to S&P or Moody’s, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, and the Collateral Manager may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, the Secured Parties’, the Collateral Agent’s, the Collateral Manager’s, the Equityholder’s or the Borrower’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Collateral Manager or the Borrower or an officer, director, employee, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or, to the extent information with respect to the Collateral Manager is included therein, the Collateral Manager, (E) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor collateral manager), employee or attorney of the Collateral Agent or the Collateral Manager having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with the Borrower’s acquisition or disposition of any Loan or any assignment thereof, or (G) to any Person when required for USA Patriot Act or other “know your customer” purposes, provided that the Collateral Agent or the Collateral Manager, as applicable, advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager, as applicable.

(d) Notwithstanding any other provision of this Agreement, each of the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent and/or the Secured Parties, for such period of time as such Person determines is reasonable (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

(e) Each of the Administrative Agent, the Secured Parties and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 12.15 Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16 Assignments by the Lenders.

(a) Subject to Section 12.16(f), each Lender may, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, conditioned or delayed or (y) required if an Event of Default has occurred), at any time assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, (i) the Borrower may reasonably withhold its consent to any proposed assignee or participant that is a Direct Competitor, (ii) in the case of a sale of a participation interest in any Advance (or portion thereof) or Commitment (or any portion thereof), such Lender’s obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Administrative Agent and the Lender shall continue to deal solely and directly with such Lender in connection with the Lender’s rights and obligations under the Transaction Documents, (iii) unless an Event of Default has occurred and is continuing, no transfer of any

Commitment (or portion thereof) or Advance (or any portion thereof) other than pursuant to the following clause (v) shall be made unless the transferee has either a long-term unsecured debt rating of “Baa2” or above from Moody’s or “BBB” or above from S&P, (iv) the consent of the Borrower is not required for any assignment (w) to an entity that is a commercial bank or registered broker-dealer, (x) to any Affiliate of a Lender or (y) required by any change in Applicable Law or Governmental Authority applicable to such Lender and (v) in the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof), the assignee executes and delivers to the Collateral Manager, the Borrower, the Administrative Agent and the Collateral Agent a fully executed Joinder Supplement substantially in the form of Exhibit F hereto. Each Lender hereby represents and warrants that it is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act. The parties to any such assignment or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (except Permitted Liens) to exist upon, the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo shall not need to obtain the prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Borrower agrees that each participant pursuant to Section 12.16(a) shall be entitled to the benefits of Section 2.12 and Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.12 or Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the participating Lender or such participant with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12(g) with respect to the applicable participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts (and stated interest) of each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances or Commitments as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

(f) Wells Fargo, as a Lender, hereby agrees not to assign the Commitments in any proportion that would cause it to retain less than 51% of the Commitments unless (a) an Event of Default occurs and is continuing, (b) it is required on advice of internal or external counsel to sell any or all of its Commitments by Applicable Law or any regulatory authority or (c) it would retain less than 51% of the Commitments as a result of another Lender becoming a Defaulting Lender; provided, that Wells Fargo gives prior written notice of such sale to the Collateral Manager.

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

Section 12.19 Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or a state of the United States.

ARTICLE XIII

THE COLLATERAL CUSTODIAN

Section 13.1 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 13.1. Until the Administrative Agent shall give to Western Alliance a Collateral Custodian Termination Notice, Western Alliance is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent and the designation of a successor Collateral Custodian pursuant to the provisions of Section 13.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 13.2 Duties of Collateral Custodian.

(a) Appointment. The Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under this Agreement.

(b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 13.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to and in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) the Obligor name matches the Loan Checklist, (B) such Required Loan Documents have been executed by each party thereto and appear to have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Collateral Custodian and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable) is greater than or equal to the loan balance listed on the related Loan Schedule that accompanies the related Borrowing Base Certificate (such items in sub-clauses (A) through (D) of this clause (i) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian an electronic copy in EXCEL or a comparable format acceptable to the Collateral Custodian of the related Loan Checklist that contains a list of all related Required Loan Documents and the name of the Obligor with respect to each related Loan. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. If, at the conclusion of such review, the Collateral Custodian is unable to confirm the Review Criteria, the Collateral Custodian shall within one (1) Business Day notify the Collateral Manager and the Borrower of such determination and provide the Collateral Manager and the Borrower with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Collateral Manager shall have twenty (20) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Collateral Manager, the Borrower and the Administrative Agent of such continued non-compliance and such Loan shall cease to be an Eligible Loan until such non-compliance is cured. In addition, if requested in writing in the form of Exhibit D by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Required Loan Documents for any Loan which fails to satisfy any Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments.

(ii) In taking and retaining custody of the Underlying Instruments, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii) All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Required Loan Documents (other than original executed documents to the extent expressly set forth herein), each Loan Checklist and any other form, notice or information to be delivered by the Borrower or the Collateral Manager to the Collateral Custodian hereunder may be delivered in electronic form by uploading such document, notice or other information to an electronic data room established by the Collateral Custodian.

(iv) On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan for which it holds Required Loan Documents and any Review Criteria that each such Loan fails to satisfy. A draft of such report shall be provided to the Collateral Manager three (3) Business Days prior to delivery to the Administrative Agent. The Collateral Manager shall have twenty (20) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan shall cease to be an Eligible Loan until such non-compliance is cured.

(v) The Collateral Custodian agrees to cooperate with the Administrative Agent and deliver any Required Loan Documents to the Administrative Agent as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to exercise or enforce any of the rights of a Secured Party hereunder. In the event the Collateral Custodian receives instructions from the Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(vi) The Collateral Custodian shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Collateral Manager on behalf of the Borrower, calculate the Borrowing Base and, if the Collateral Custodian’s calculation does not correspond with the calculation provided by the Collateral Manager on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, the Borrower and Collateral Manager within one (1) Business Day of receipt by the Collateral Custodian of such Borrowing Base Certificate. The Collateral Custodian shall also make required calculations for each Payment Date Statement as of the day that is four (4) Business Days prior to the applicable Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. Upon the approval (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent), the Payment Date Statement shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii) The Administrative Agent and each other Secured Party further authorizes the Collateral Custodian to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Custodian by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

(viii) If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Collateral Custodian does not receive such instructions within two (2) Business Days after its request therefor, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants obtained in good faith in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(ix) The Collateral Custodian shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Custodian by the Borrower as may be reasonably required by the Collateral Custodian.

(x) The Collateral Custodian shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xi) The Collateral Custodian shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Custodian or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(xii) The Collateral Custodian shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral.

(xiii) In performing its duties, (A) the Collateral Custodian shall comply with the standard of care set forth in Section 13.6(c) and express terms of the Transaction Documents and (B) all calculations made by the Collateral Custodian pursuant to this Section 13.2(b) using information that is not routinely maintained by the Collateral Custodian, including EBITDA, Assigned Value and Unrestricted Cash of any Obligor shall be made using such amounts as provided by the Administrative Agent, the Borrower or the Collateral Manager to the Collateral Custodian.

(xiv) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent.

(xv) Nothing herein shall prevent the Collateral Custodian or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

Section 13.3 Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, or that succeeds to the corporate trust business of the Collateral Custodian substantially as a whole, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by law to effect such succession.

Section 13.4 Collateral Custodian Compensation.

As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provision of Section 2.7(a)(2), Section 2.7(b)(2) or Section 2.8(1), as applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 13.5 or (ii) the termination of this Agreement.

Section 13.5 Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower by thirty (30) days’ written notice given in writing to the Collateral Custodian and the Lenders (the “Collateral Custodian Termination Notice”); provided that notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder in full compliance with the requirements of Section 13.7, and has received all Underlying Instruments held by the previous Collateral Custodian. In the case of a resignation or removal of the Collateral Custodian, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian.

Section 13.6 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Custodian receives written or email notice of such matter.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) No provision of this Agreement or the other Transaction Documents shall require the Collateral Custodian to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Collateral Custodian may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Custodian shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder.

(i) The Collateral Custodian shall not be liable or responsible for delays or failures in the performance of its obligations hereunder because of circumstances beyond its control (such acts include but are not limited to acts of God, disease, epidemic, pandemic, quarantine, national emergency, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances or regulations) or the like) that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement; it being understood that the Collateral Custodian shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(j) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(k) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(l) The Collateral Custodian and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(m) The Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Transaction Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(n) The Collateral Custodian shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of the Required Lenders or Administrative Agent unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction.

(o) The Collateral Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper, electronic communication or document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof.

(p) It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Loans, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

Section 13.7 Resignation of the Collateral Custodian.

The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, the Collateral Manager, the Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (b) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Custodian acceptable to the Administrative Agent, the Collateral Manager (if no Collateral Manager Termination Event has occurred and is continuing) and the Borrower (if no Event of Default has occurred and is continuing) in their respective sole discretion shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder.

Section 13.8 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent after the occurrence of an Event of Default), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit D, to release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Collateral Custodian in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent (after the occurrence of an Event of Default), or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Custodian in the form annexed hereto as Exhibit D, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Collateral Manager.

(b) Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit D (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been or will be credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Underlying Instruments to the Collateral Manager.

Section 13.9 Return of Underlying Instruments.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit D hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower.

Section 13.10 Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a) The Collateral Custodian shall provide to the Administrative Agent access to the Required Loan Documents and all other documentation in the possession of such Persons regarding the Collateral including in such cases where the Administrative Agent may direct the Collateral Custodian in connection with the enforcement of the rights or interests of the Collateral Custodian hereunder, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Custodian’s normal security and confidentiality procedures. Periodically, at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

(b) Without limiting the foregoing provisions of Section 13.10(a), from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a reasonable review of the Underlying Instruments and all other documentation regarding the Collateral.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

ROBINS BROOK SPPCF HOLDINGS, LLC, as Borrower

By: Silver Point Private Credit Fund, its sole member and manager

By: Silver Point Private Credit Fund Management, LLC, its investment adviser

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signatures Continued on the Following Page]

[Signature Page to LSA]

COLLATERAL MANAGER:

SPPCF FACILITY SERVICES, LLC, as Collateral Manager

By: Silver Point Private Credit Fund Management, LLC, its manager

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signatures Continued on the Following Page]

[Signature Page to LSA]

EQUITYHOLDER:

SILVER POINT PRIVATE CREDIT FUND, as Equityholder and as Seller

By: Silver Point Private Credit Fund Management, LLC, its investment adviser

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signatures Continued on the Following Page]

[Signature Page to LSA]

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo
Name: Mike Romanzo
Title: Managing Director

[Signatures Continued on the Following Page]

[Signature Page to LSA]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mike Romanzo
Name: Mike Romanzo
Title: Managing Director

[Signatures Continued on the Following Page]

[Signature Page to LSA]

COLLATERAL AGENT:

WESTERN ALLIANCE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Agent

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Signatures Continued on the Following Page]

[Signature Page to LSA]

COLLATERAL CUSTODIAN:

WESTERN ALLIANCE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Custodian

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Signature Page to LSA]

Annex A

ROBINS BROOK SPPCF HOLDINGS, LLC, as the Borrower

2 Greenwich Plaza, Suite 1

Greenwich, Connecticut 06830

Attention: Peter Oliver

Telephone: (203) 542-4069

Email: FinancingGroup@silverpointcapital.com

SPPCF FACILITY SERVICES, LLC, as Collateral Manager

2 Greenwich Plaza, Suite 1

Greenwich, Connecticut 06830

Attention: Peter Oliver

Telephone: (203) 542-4069

Email: FinancingGroup@silverpointcapital.com

SILVER POINT PRIVATE CREDIT FUND, as Equityholder and as Seller

2 Greenwich Plaza, Suite 1

Greenwich, Connecticut 06830

Attention: Peter Oliver

Telephone: (203) 542-4069

Email: FinancingGroup@silverpointcapital.com

Annex A to LSA

Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2358

All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WESTERN ALLIANCE TRUST COMPANY, N.A.,

For physical collateral:

3601 Minnesota Drive, Suite 800

Bloomington, MN 55435

Attention: Corporate Trust - Robins Brook SPPCF Holdings, LLC

For Notice purposes:

Western Alliance Trust Company, N.A.

One East Washington Street, Suite 1400

Phoenix, AZ 85004

Attn: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

With a copy to:

Western Alliance Trust Company, N.A.

800 Town & Country, Suite 400

Houston, TX 77024

Attention: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

Annex A to LSA

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$200,000,000

Annex B to LSA

Annex C

FacilitAmount(1)(2)	$200,000,000	$250,000,000	$350,000,000	$400,000,000	$450,000,000
Eligible Loans(3)
Clause (ss) (Large Obligor Limit)
Largest Obligor	$24,000,000	$30,000,000	$40,000,000	$45,000,000	$50,000,000
Second and Third Largest Obligors	$18,000,000	$22,500,000	$31,000,000	$35,000,000	$39,000,000
All Other Obligors	$14,000,000	$17,500,000	$24,000,000	$27,000,000	$30,000,000
Events of Default
Clause (f) (Unencumbered Liquidity)	$16,000,000	$20,000,000	$25,000,000	$27,500,000	$30,000,000
Minimum Required Equity Amount	$60,000,000	$75,000,000	$105,000,000	$120,000,000	$135,000,000

[1]

If the current Facility Amount is not equal to an amount set forth in the “Facility Amount” row, then the applicable Facility Amount shall be the next lowest amount set forth in the “Facility Amount” row.

[2]

If the Facility Amount is reduced below $200,000,000, each number in column 1 of the above chart shall be agreed to in writing (including via email) at the time of such reduction by the Borrower and the Administrative Agent.

[3]

The amounts set forth in each of the rows corresponding to Eligible Loans shall not be decreased solely based on the occurrence of the end of the Reinvestment Period or based on the reduction in the Advances Outstanding after the Reinvestment Period.

Annex C to LSA

EXHIBITS AND SCHEDULES

TO

LOAN AND SECURITY AGREEMENT

Dated as of July 10, 2025

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT B	Form of Officer’s Certificate as to Solvency
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Release of Underlying Instruments
EXHIBIT E	[Reserved]
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Section 2.13 Certificate
EXHIBIT H	Form of Certificate of Required Loan Documents
EXHIBIT I	Form of Loan Checklist
EXHIBIT J	Form of Liquidity Report

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Loan Schedule
SCHEDULE III	Agreed-Upon Procedures
SCHEDULE IV	Authorized Persons
SCHEDULE V	Closing Date Participation Interests

EXHIBIT A-1

To Loan and

Security Agreement

FORM OF FUNDING NOTICE

[Date]

Robins Brook SPPCF Holdings, LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2367

All electronic dissemination of Notices should be sent to

scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com

WESTERN ALLIANCE TRUST COMPANY, N.A.

as the Collateral Agent and as the Collateral Custodian

One East Washington Street, Suite 1400

Phoenix, AZ 85004

Attn: Corporate Trust—Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

With a copy to:

Western Alliance Trust Company, N.A.

800 Town & Country, Suite 400

Houston, TX 77024

Attention: Corporate Trust—Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

Re:	Loan and Security Agreement dated as of July 10, 2025

Ladies and Gentlemen:

This Funding Notice is delivered to you pursuant to Sections 2.2 and 3.2 of that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “ Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

Exhibit A-1

The undersigned, through its Authorized Person, hereby certifies as follows:

1.

The [Collateral Manager on behalf of the] Borrower hereby requests an Advance in the principal amount of $[_____________] (the “Requested Advance”). Each Advance requested pursuant to the first sentence shall be at least equal to $100,000 (or the Alternative Currency Equivalent thereof).

2.	The Collateral Manager on behalf of the Borrower hereby requests that such Advance be made on the following date: _____________ (the “Requested Funding Date”).

3.	Wire Instructions: Name of Bank: _____________

A/C No.: __________________

ABA No.: _________________

Reference:_________________

4.

Attached to this Funding Notice is a true, correct and complete list of the Obligors and all Loans (if any) which will be acquired with the Requested Advance and become part of the Collateral, each Loan reflected thereon being an Eligible Loan, and specifying the Obligor, Outstanding Balance, Assigned Value and Purchase Price of each such Loan (if any).

5.

[The Borrower hereby certifies that as of the Requested Funding Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement (other than with respect to the Collateral Manager’s certifications in clauses (d) and, with respect to reports required to be delivered by the Collateral Manager under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) to the making of the Advances requested hereby set forth have been satisfied.]

6.

[The Collateral Manager hereby certifies that as of the Requested Funding Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) to the making of the Advances requested hereby set forth have been satisfied.]

7.	The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this Funding Notice as of the date first written above.

[ROBINS BROOK SPPCF HOLDINGS, LLC , as the Borrower

By:
Name:
Title: ]

[SPPCF FACILITY SERVICES, LLC, as the Collateral Manager on behalf of the Borrower

By:
Name:
Title: ]

[Attach Borrowing Base Certificate and List of Loans]

Exhibit A-1

EXHIBIT A-2

To Loan and

Security Agreement

FORM OF REPAYMENT NOTICE

[Date]

Robins Brook SPPCF Holdings, LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2367

All electronic dissemination of Notices should be sent to

scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com

WESTERN ALLIANCE TRUST COMPANY, N.A.

as the Collateral Agent and as the Collateral Custodian

One East Washington Street, Suite 1400

Phoenix, AZ 85004

Attn: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

With a copy to:

Western Alliance Trust Company, N.A.

800 Town & Country, Suite 400

Houston, TX 77024

Attention: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

Re: Loan and Security Agreement dated as of July 10, 2025

Ladies and Gentlemen:

This Repayment Notice is delivered to you pursuant to Section 2.3 of that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “ Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement. The undersigned, through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

A-2-1

1. [Pursuant to Section 2.3(b) of the Loan and Security Agreement, [the Collateral Manager on behalf of] the Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of $_____________ of Advances on _________(the “Requested Advance Reduction Date”). Any reduction of the Advances Outstanding (other than with respect to payments of Advances Outstanding made by the Borrower to cure a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency)) shall be in a minimum amount of $100,000 (or the Alternative Currency Equivalent thereof) and in integral multiples of $100,000 (or the Alternative Currency Equivalent thereof) in excess thereof.]

2. [In connection with the Advance Reduction (if such Advance Reduction is in connection with an Optional Sale pursuant to Section 2.14 of the Loan and Security Agreement), the Borrower shall deliver to the Administrative Agent, on the Requested Advance Reduction Date, funds sufficient to repay such Advances Outstanding together with all accrued Interest thereon.] [In connection with the Advance Reduction (if such Advance Reduction is not in connection with an Optional Sale pursuant to Section 2.14 of the Loan and Security Agreement), the Borrower shall deliver to the Administrative Agent, on the Requested Advance Reduction Date, funds sufficient to repay such Advances Outstanding, accrued Interest thereon, together with any Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment.]

3. [Pursuant to Section 2.3(a) of the Loan and Security Agreement, [the Collateral Manager on behalf of] the Borrower desires to permanently and irrevocably reduce the Commitments (a “Commitment Reduction”) by the amount of $_____________ on __________ (the “Requested Commitment Reduction Date”). Such Commitment Reduction shall be in an amount equal to the aggregate Commitments, or, in the case of a partial reduction, $1,000,000 (or the Alternative Currency Equivalent thereof) and in integral multiples of $250,000 (or the Alternative Currency Equivalent thereof) in excess thereof. In connection with any such Commitment Reduction on or prior to the second anniversary of the Closing Date, the Borrower shall deliver to the Administrative Agent the applicable Commitment Reduction Fee; provided that no Commitment Reduction Fee shall be due and payable if such Commitment Reduction occurs (i) in connection with any prepayment that is not accompanied by a permanent reduction or termination of the Facility Amount, (ii) as a result of a refinancing of all or a material portion of the credit facility associated with the Loan and Security Agreement in connection with any transaction for which Wells Fargo (or any of its Affiliates) serves as the arranger, underwriter, placement agent, administrative agent or in a similar capacity for such transaction, (iii) in connection with an amendment and restatement of the Loan and Security Agreement, (iv) following the acceleration of all outstanding Obligations due to the occurrence of an Event of Default or (v) within thirty (30) days following a change in tax law that imposes a material “gross up” obligation on the Borrower.]

4. [On the Requested Commitment Reduction Date, the Borrower certifies that, after giving effect to the Commitment Reduction, the Advances Outstanding owing to any Lender will be less than the remaining Commitments.]

Each of the undersigned certifies that all information contained herein is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

A-2-2

IN WITNESS WHEREOF, the undersigned has executed this Repayment Notice this______ day of __________, ____.

[ROBINS BROOK SPPCF HOLDINGS, LLC, as the Borrower

By:
Name:
Title: ]

[SPPCF FACILITY SERVICES, LLC, as the
Collateral Manager on behalf of the Borrower

By:
Name:
Title: ]

[Attach Borrowing Base Certificate]

A-2-3

EXHIBIT A-3

To Loan and

Security Agreement

FORM OF REINVESTMENT NOTICE

[Date]

Robins Brook SPPCF Holdings, LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Administrative Agent

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 715-0067

Confirmation: (704) 410-2367

All electronic dissemination of Notices should be sent to

scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com

Re:	Loan and Security Agreement dated as of July 10, 2025

Ladies and Gentlemen:

This Reinvestment Notice is delivered to you pursuant to Section 3.2(b) of that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “ Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

The Collateral Manager (on behalf of the Borrower), through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. In connection with a proposed [Reinvestment of Principal Collections permitted by Section 2.14(a)(i)] [acquisition of additional Loans in connection with a Substitution pursuant to Section 2.14(b)] of the Loan and Security Agreement, the Collateral Manager (on behalf of the Borrower) hereby requests a disbursement (a “Disbursement”) of Principal Collections from the Principal Collections Account in the amount of $_____________.

2. The Collateral Manager (on behalf of the Borrower) hereby requests that such Disbursement be made on the following date: _____________ (the “Requested Reinvestment Date”) and that funds be applied as indicated by the Collateral Manager to the Collateral Agent and the Collateral Custodian.

3. Attached to this Reinvestment Notice is a true, correct and complete calculation of the Borrowing Base and all components thereof.

A-3-1

4. As of the Requested Reinvestment Date all of the conditions precedent set forth in Section 3.2 of the Loan and Security Agreement to the Disbursement requested hereby (other than with respect to the Borrower’s certifications in clauses (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, (g) and the conditions precedent in clauses (f), (h) and (i) of such Section 3.2) have been satisfied. The Borrower is deemed to have certified that each of the representations in Section 3.2(c) are true and correct.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

A-3-2

IN WITNESS WHEREOF, the undersigned has executed this Reinvestment Notice this ______ day of __________, ____.

[ROBINS BROOK SPPCF HOLDINGS, LLC , as the Borrower

By:
Name:
Title: ]

[SPPCF FACILITY SERVICES, LLC, as the
Collateral Manager on behalf of the Borrower

By:
Name:
Title: ]

[Attach Borrowing Base Certificate]

A-3-3

EXHIBIT A-4

To Loan and

Security Agreement

FORM OF BORROWING BASE CERTIFICATE

[DATE]

This certificate is delivered pursuant to that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement ”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete, (ii) no Event of Default has occurred and is continuing under the Loan and Security Agreement, [and]1 (iii) all of the Loans owned by the Borrower are Eligible Loans other than as waived by the Administrative Agent on the applicable Funding Date of such Loan; (iv) solely with respect to the Borrower, each of the representations and warranties in Sections 4.1 and 4.2 of the Loan and Security Agreement is true, correct and complete in all respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is made as of a specific date); [(v) solely with respect to the Collateral Manager, each of the representations and warranties set forth in Section 4.3 of the Loan and Security Agreement is true, correct and complete in all respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is made as of a specific date); and (vi) (A) solely with respect to Seller, each of the representations and warranties set forth in Sections 3.1 and 3.2 of the Sale Agreement is true, correct and complete in all respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is made as of a specific date) and (B) solely with respect to the Equityholder, each of the representations and warranties set forth in Section 4.5 of the Loan and Security Agreement is true, correct and complete in all respects on and as of the date hereof as though made on and as of the date hereof (other than any representation and warranty that is made as of a specific date)]2 .

[As of the date hereof, (i) the Applicable Exchange Rate for Canadian Dollars is [__ ], (ii) the Applicable Exchange Rate for Euros is [__] and (iii) the Applicable Exchange Rate for GBP is [__].]3

[Remainder of Page Intentionally Left Blank]

[1]	Delete in the case of a Borrowing Base Certificate delivered (i) on a Measurement Date pursuant to clauses (i), (ii), (iii), (iv) and (v) of the definition thereof and (ii) on each Funding Date.
[2]	Insert in the case of a Borrowing Base Certificate delivered (i) on a Measurement Date pursuant to clauses (i), (ii), (iii), (iv) and (v) of the definition thereof and (ii) on each Funding Date.
[3]	To be included in the Borrowing Base Certificate delivered on each Advance Date and each Reporting Date.

A-4-1

This Borrowing Base Certificate is certified as of the date first written above.

[ROBINS BROOK SPPCF HOLDINGS, LLC, as the Borrower

By:
Name:
Title:]

[SPPCF FACILITY SERVICES, LLC, as the Collateral Manager

By:
Name:
Title:

A-4-2

ANNEX I

To Exhibit A-4

BORROWING BASE REPORT

SEE ATTACHED

A-4-3

EXHIBIT A-5

To Loan and

Security Agreement

FORM OF APPROVAL NOTICE

DATE

ELIGIBLE LOAN INFORMATION

Obligor Name

Tranche Description

Par Amount of Loan Asset

Pricing

Remaining Term to Maturity

Net Senior Leverage Ratio

Net Total Leverage Ratio

Cash Interest Coverage Ratio

Interest Coverage Ratio

Recurring Revenue Loan Gross Leverage Ratio

Applicable Percentage

Available Currency

ASSIGNED VALUE

Assigned Value

Advance Date Assigned Value

Purchase Price

Loan Type	[BSL][FLMM][FLLO][RR][SLL]

Designated Loan	[YES][NO]

ADMINISTRATIVE AGENT APPROVAL

Approval Good Until

Approval Conditioned Upon

WAIVER DETAILS, if any

Reviewed by:
Name:
Telephone No.:

A-5-1

EXHIBIT B

To Loan and

Security Agreement

FORM OF OFFICER’S CERTIFICATE AS TO SOLVENCY

ROBINS BROOK SPPCF HOLDINGS, LLC

SPPCF FACILITY SERVICES, LLC

SILVER POINT PRIVATE CREDIT FUND

Reference is made to that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “ Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “ Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower ”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

The undersigned, through its duly elected Responsible Officer, hereby certifies as of the ______ day of __________, ____ (the “Certification Date”) to [the Borrower,] the Administrative Agent, the Lenders, the other Secured Parties, and their respective successors and assigns, as follows:

Both before and after giving effect to (a) the transactions contemplated by the Transaction Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the undersigned is and will be Solvent.

[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate as to Solvency as of the Certification Date.

[SPPCF FACILITY SERVICES, LLC, as the Collateral Manager

By:
Name:
Title: ]

[SILVER POINT PRIVATE CREDIT FUND , as the Equityholder,

By: Silver Point Private Credit Fund Management, LLC, its investment manager

By:
Name:
Title: ]

[ROBINS BROOK SPPCF HOLDINGS, LLC , as the Borrower

By:
Name:
Title: ]

B-2

EXHIBIT C

To Loan and

Security Agreement

FORM OF OFFICER’S CLOSING CERTIFICATE

Dated as of [_____], 20[__]

The undersigned, the [Officer’s Title] of [Name of Entity] (the “Company ”), does, as of the date hereof, hereby certify in such capacity, and not individually, as follows pursuant to that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower ”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.

(1) Duly Formed. The Company is duly formed, validly existing and in good standing under the laws of the [State of Delaware][__________].

(2) [No Default. No Default, Event of Default, Change of Control or Collateral Manager Termination Event has occurred and is continuing.]

(3) Certificate of [Formation][Limited Partnership][__________]. Attached hereto as “Exhibit A” is a true, correct and complete copy of the [Certificate of Formation][Certificate of Limited Partnership] [__________] of the Company, together with any and all amendments thereto, as on file with the Secretary of State of the State of [Delaware][__________], and no action has been taken to amend, modify or repeal such [Certificate of Formation][Certificate of Limited Partnership][__________], the same being in full force and effect in the attached form as of the date hereof.

(4) Governing Documents. Attached hereto as “Exhibit B” are true, correct and complete copies of the [Limited Liability Company Agreement][Limited Partnership Agreement] [__________] of the Company, together with any and all amendments thereto, and such [Limited Liability Company Agreement][Limited Partnership Agreement][__________] remains in full force and effect in the attached form as of the date hereof.

(5) Resolutions. Attached hereto as “Exhibit C” is a true and correct copy of the resolutions that have been duly adopted by the [Unanimous Written Consent of the Board of Directors][Sole Member][General Partner][__________] of the Company dated [_________], and such resolutions have not been amended, modified, revoked or rescinded in any respect since its adoption and remains in full force and effect on the date hereof.

C-1

(6) Incumbency. Attached hereto as “Exhibit D” is an Incumbency Certificate which sets forth the names, titles, and specimen signatures of the individuals who are duly elected, qualified and acting directors or officers of the Company as of the date hereof.

(7) Good Standing/Existence. Attached hereto as “Exhibit E” are copies of recently dated certificates issued by the Secretary of State or other appropriate authority of each jurisdiction in which the Company was formed or is qualified to do business, such certificates evidencing the good standing and existence of the Company in such jurisdictions.

C-2

IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer’s Certificate as of the date first set forth above.

Name:
Title:

The undersigned, ____________________, does hereby certify that he is a duly elected and presently incumbent ____________________ of the Company and in such capacity on behalf of the Company does hereby certify that ____________________ is a duly elected and presently incumbent ____________________of the Company.

Name:
Title:

C-1

Exhibit A

to Officer’s Certificate

[Certificate of Formation][Certificate of Limited Partnership][______________________]

Exh. A

Exhibit B

to Officer’s Certificate

Governing Documents

Exh. B

Exhibit C

to Officer’s Certificate

Resolutions

Exh. C

Exhibit D

to Officer’s Certificate

Incumbency

NAME	TITLE	SIGNATURE

Exh. D

Exhibit E

to Officer’s Certificate

Good Standing Certificates

Exh. E

EXHIBIT D

To Loan and

Security Agreement

FORM OF RELEASE OF UNDERLYING INSTRUMENTS

[Delivery Date]

Western Alliance Trust Company, N.A.

as the Collateral Agent and as the Collateral Custodian

One East Washington Street, Suite 1400

Phoenix, AZ 85004

Attn: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

With a copy to:

Western Alliance Trust Company, N.A.

800 Town & Country, Suite 400

Houston, TX 77024

Attention: Corporate Trust - Robins Brook SPPCF Holdings, LLC

Email: SilverPointPCF@westernalliancetrust.com

Re:

Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

Ladies and Gentlemen:

In connection with the administration of the Underlying Instruments held by Western Alliance Trust Company, N.A. as the Collateral Agent on behalf of the Secured Parties, under the Loan and Security Agreement, we request the release of the Underlying Instruments (or such documents as specified below) for the Loans described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement.

Obligor’s Name, Address & Zip Code:

Loan Identification Number:

Reason for Requesting Documents (check one)

1.

Loan paid in full. (The Collateral Manager hereby certifies that all amounts received in connection with such Loan have been or will be credited to the applicable Collection Account as required by the Loan and Security Agreement.)

2.	Loan liquidated by ____________________________. (The Collateral Manager hereby certifies that all proceeds (net of liquidation expenses which the Collateral Manager may retain to pay such expenses) of foreclosure, insurance, condemnation or other liquidation have been finally received and have been or will be credited to the applicable Collection Account.)

3.	Loan in foreclosure.

4.	Delivered in error.

5.	Substitution.

6.	Failure to satisfy Review Criteria.

7.	Repurchased.

8.	Occurrence of the Collection Date.

9.	Discretionary Sale.

10.	Servicing.

11.	Other (explain).

If box 1, 2, 4, 5, 6, 7, 8, or 9 above is checked, and if all or part of the Underlying Instruments were previously released to us, please release to us the Underlying Instruments, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan.

If box 6 is checked, we understand that the Underlying Instruments will not be released to us until such release is approved by the Administrative Agent pursuant to Section 7.2(b)(i) of the Loan and Security Agreement.

If box 3, 10 or 11 above is checked, we will return of all of the above Underlying Instruments to you as the Collateral Agent (i) promptly upon the request of the Administrative Agent (after an Event of Default) or (ii) when our need therefor no longer exists.

[Remainder of Page Intentionally Left Blank]

SPPCF FACILITY SERVICES, LLC, as theCollateral Manager

By:
Name:
Title:

Consent of Administrative Agent if required under the Loan and Security Agreement:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:
Date:

EXHIBIT E

To Loan and

Security Agreement

[Reserved]

E-1

EXHIBIT F

To Loan and

Security Agreement

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, Robins Brook SPPCF Holdings, LLC, as the borrower (“Borrower”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Supplement is being executed and delivered under Section 2.1(c) of the Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender party to the Loan and Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan and Security Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto, or the Collateral (as defined under the Loan and Security Agreement) or the financial condition of the Equityholder, the Collateral Manager or the Borrower, or the performance or observance by the Equityholder, the Collateral Manager or the Borrower of any of their respective obligations under the Loan and Security Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Security Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Security Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which, by the terms of the Loan and Security Agreement, are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(f) The Proposed Lender hereby represents and warrants that is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:

Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “ Equityholder ”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian.

Item 1: Date of Joinder Supplement:

Item 2: Proposed Lender:

Item 3:	Commitment - $______________ Facility Maturity Date:

Item 4: Signatures of Parties to Agreement:
___________________________, as
Proposed Lender

By:
Name:
Title:

ROBINS BROOK SPPCF HOLDINGS, LLC, as the Borrower

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[NAME OF LENDER], as Lender

By:
Name:
Title:

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

Telephone:_____________________
Facsimile:
Email:

With a copy to:

Telephone:
Facsimile:
Email:

Wire Instructions:
Name of Bank:
A/C No.:
ABA No.
Reference:

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Administrative Agent and Proposed Lender]

This Joinder Effective Notice is delivered to you pursuant to Section (a) of the Joinder Supplement by the undersigned, as Administrative Agent under the Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower ”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. [Note: attach copies of Schedules I and II from such Loan and Security Agreement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be _____________ with a Commitment of $__________.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT G

To Loan and

Security Agreement

FORM OF SECTION 2.13 CERTIFICATE

[FORM OF EXHIBIT 2.13-1]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of July 10, 2025 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between SPPCF Facility Services, LLC, as Collateral Manager, Robins Brook SPPCF Holdings, LLC, as the Borrower, Silver Point Private Credit Fund, as the Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, Western Alliance Trust Company, N.A., as Collateral Agent and as Collateral Custodian and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W- 8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF EXHIBIT 2.13-2]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of July 10, 2025 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between SPPCF Facility Services, LLC, as Collateral Manager, Robins Brook SPPCF Holdings, LLC, as the Borrower, Silver Point Private Credit Fund, as the Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, Western Alliance Trust Company, N.A., as Collateral Agent and as Collateral Custodian and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF EXHIBIT 2.13-3]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of July 10, 2025 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between SPPCF Facility Services, LLC, as Collateral Manager, Robins Brook SPPCF Holdings, LLC, as the Borrower, Silver Point Private Credit Fund, as the Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, Western Alliance Trust Company, N.A., as Collateral Agent and as Collateral Custodian and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF EXHIBIT 2.13-4]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of July 10, 2025 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”), between SPPCF Facility Services, LLC, as Collateral Manager, Robins Brook SPPCF Holdings, LLC, as the Borrower, Silver Point Private Credit Fund, as the Equityholder, Wells Fargo Bank, National Association, as Administrative Agent, Western Alliance Trust Company, N.A., as Collateral Agent and as Collateral Custodian and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations, (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H

To Loan and

Security Agreement

FORM OF CERTIFICATE OF REQUIRED LOAN DOCUMENTS

Reference is made to that certain Loan and Security Agreement, dated as of July 10, 2025 (as amended, modified, supplemented or restated from time to time, the “ Loan and Security Agreement”), by and among SPPCF Facility Services, LLC, as the collateral manager (in such capacity, the “ Collateral Manager”), Robins Brook SPPCF Holdings, LLC, as the borrower (in such capacity, “Borrower ”), Silver Point Private Credit Fund, as the equityholder (in such capacity, “Equityholder”), Wells Fargo Bank, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto and Western Alliance Trust Company, N.A., as the Collateral Agent and as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

In connection with the acquisition of [_______] (the “Loan”) by the Borrower as of the ______ day of __________, ____ (the “Certification Date”), the undersigned hereby certifies to the Administrative Agent, the Lenders, the other Secured Parties, and their respective successors and assigns, that it has possession of, to the extent applicable for the related Loan, copies of the documents specified on Exhibit A attached hereto relating to the Loan.

IN WITNESS WHEREOF, I have signed and delivered this certificate as of the Certification Date.

By:
Name:
Title:

H-1

Exhibit A4

[Modify/add/delete as appropriate]

1.

[Loan Agreement, dated as of ______________ ___, 20__ (together with all amendments and supplements from time to time thereto), between _______________________ and _____________________ relating to a loan in the original principal amount of $___________.]

2.	[Promissory Note dated ___________ ___, 20__ in the original principal amount of $_________ issued by _____________ in favor of ______________, or order.]

3.	UCC-1 Financing Statements showing ________, as debtor, and ___________, as secured party. [Reference Recording Office and any assignments.]

4.

[Reference other major loan documents, such as: loan agreement, credit agreement, note purchase agreement, acquisition agreement, intercreditor agreement, guarantees, insurance policies and assumption or substitution agreements.]

[4]	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the _______________.

H-2

EXHIBIT I

To Loan and

Security Agreement

FORM OF LOAN CHECKLIST

[DRAFT]

Item	Obligor:

Required Loan Document	Status
Credit Agreement or other similar document
Note Purchase Agreement
Security/Collateral Agreement [attach multiple agreements where applicable]
Sale and Servicing Agreement
Subordination Agreement
Intercreditor Agreement
Guarantee Agreement
Certificates of Insurance
UCC-1 Financing Statement
UCC-3 Continuation Statement (if applicable)
Original Promissory Note
If a Lost Note: Underlying Promissory Note and original executed indemnity endorsed by the Borrower in blank
[Unbroken Chain of Assignments (prior to contribution to facility). Please attach all relevant assignments] [If necessary]
If no Promissory Note or Noteless Loan: Executed copy of each assignment and assumption agreement, transfer document or other instrument evidencing the assignment of such Loan from prior third party owner to the Borrower

[Loan Register] [If necessary]

Completed By:

By:
Name:
Title:
Date

If documents are being submitted with a funding request:

Funding Notice (Exhibit A-1)
Reinvestment Notice (Exhibit A-3)
Borrowing Base Certificate (Exhibit A-4)
Form of Approval Notice (Exhibit A-5)

Collateral Custodian To Complete

I-1

File Number
Obligor
Outstanding Balance
Assigned Value
Purchase Price (% of par)
Purchase Price ($)

Documents Received By:
Confirmation of All Received Documents

I-2

EXHIBIT J

To Loan and

Security Agreement

FORM OF LIQUIDITY REPORT

Liquidity Profile	Date:

Equityholder Name	SILVER POINT PRIVATE CREDIT FUND

Deal Name	ROBINS BROOK SPPCF HOLDINGS, LLC

Category	Total

Investable Cash
Called Capital
Remaining Uncalled Capital
Subscription Line(s)
Asset Based Line (s)
Corporate Revolver Availability
Near Term (60 Day) Payoffs

Fund/Entity Capital	—

Unfunded Revolver
Unfunded DDTLs

Total Reserved for Contingent Liabilities	—

Total Available Capital	—

Pipeline Notional
Funded
Unfunded Commitment/Reserve

Residual Liquidity	—

J-1

SCHEDULE I

To Loan and

Security Agreement

LEGAL NAMES

The exact legal name of each of the Borrower, the Collateral Manager and the Equityholder is as follows:

Borrower:      Robins Brook SPPCF Holdings, LLC

Collateral Manager:  SPPCF Facility Services, LLC

Equityholder:     Silver Point Private Credit Fund

SCHEDULE I-1

SCHEDULE II

To Loan and

Security Agreement

LOAN SCHEDULE

[Attached]

SCHEDULE II-1

SCHEDULE III

To Loan and

Security Agreement

AGREED-UPON PROCEDURES

In accordance with Section 6.8(d)(iii) of the Loan and Security Agreement, the Collateral Manager will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in Borrowing Base Certificates and Payment Date Statements to applicable system or records of the Borrower or the Collateral Manager, as applicable:

•	Loan Schedule
•	Loan type

•	Outstanding Balance (Loan & Obligor)

•	Loan Origination Date

•	Loan Purchase Settlement Date (date Loan was added to facility)

•	Purchase Price

•	Loan Maturity Date

•	Interest Rate:

•	Fixed/Floating

•	Index (if applicable)

•	Spread or coupon

•	PIK (if applicable)

•	Industry Classification

•	Current outstanding principal amount

•	Available Currency

•	Moody’s and S&P ratings (if applicable)

•	Days Delinquent (if any)

•	Trailing twelve-month revenue for the most recent Relevant Test Period

•	Trailing twelve-month EBITDA for the most recent Relevant Test Period

•	The as-of date for each of the statistics in the foregoing two bullet points

•	Net Senior Leverage Ratio (and related Original Net Senior Leverage Ratio)

•	Net Total Leverage Ratio (and related Original Net Total Leverage Ratio)

•	Cash Interest Coverage Ratio (and related Original Cash Interest Coverage Ratio)

•	Applicable Percentage (calculated as a weighted average based on the portfolio)

•	Unused Facility Amount

•	Availability:

•	Borrowing Base

•	Advances Outstanding

•	Borrowing Base minus Advances Outstanding

•	Discretionary Sales Calculations, Repurchase/Substitution Calculations

•	Aggregate capital commitments of the Equityholder.

•

Unencumbered liquidity (calculated as the sum of (i) cash or cash equivalents, and (ii) assets which satisfy the criteria set forth in the definition of Eligible Loans (other than clauses (A) and (B) and except that they are owned by the Collateral Manager or an Affiliate thereof instead of the Borrower))

•	Applicable spread

SCHEDULE III-1

At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, (i) for the 2025 fiscal year, one (1) random Payment Date Statement and Borrowing Base Certificate and that pertains to a month immediately prior to a Payment Date and (ii) for each subsequent fiscal year, one (1) random Payment Date Statement and three (3) Borrowing Base Certificates (including one that pertains to a month immediately prior to a Payment Date), in each case, will be chosen by the Administrative Agent and reviewed by the accounting firm.

The report provided by such firm may be in a format such typically utilized for a report of this nature; provided that (i) such report will consist of at a minimum (i) a list of deviations from the applicable Borrowing Base Certificate or Payment Date Statement and (ii) such firm will discuss with the Collateral Manager the reason for such deviations, and set forth the findings in such report.

SCHEDULE III-2

SCHEDULE IV

To Loan and

Security Agreement

Authorized Persons

To consist of a signatory from each of List A and List B

List A

Name of Officer	Title

Edward Mulé	Chief Executive Officer

Robert O’Shea	Chairman

Jesse Dorigo	Chief Financial Officer - Fund

Stacey Hatch	Chief Financial Officer – Management
Company / Director of Accounting

Steven Weiser	General Counsel

Michael Gatto	Partner

Jennifer Poccia	Vice President

Chris Wahl	Vice President

Kristen Clark	Vice President

Peter Oliver	Vice President

Anna Kanterakis	Vice President

SCHEDULE IV-1

List B

Name of Officer	Title

Edward Mulé	Chief Executive Officer

Robert O’Shea	Chairman

Jesse Dorigo	Chief Financial Officer - Fund

Stacey Hatch	Chief Financial Officer – Management
Company / Director of Accounting

Steven Weiser	General Counsel

Michael Gatto	Partner

Jennifer Poccia	Vice President

Chris Wahl	Vice President

Kristen Clark	Vice President

Peter Oliver	Vice President

Anna Kanterakis	Vice President

SCHEDULE IV-2

SCHEDULE V

To Loan and

Security Agreement

[CLOSING DATE PARTICIPATION INTERESTS]

[Distributed Separately]

SCHEDULE V-1